Exhibit 2.3

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

STOCK PURCHASE AGREEMENT

by and among

Oncopia Therapeutics, Inc.

(the “Company”),

Pharmavant 5, Inc.

(“Purchaser”),

the Selling Securityholders named herein

(“Selling Securityholders”)

and

[***]

(as “Seller Representative”)

DATED AS OF NOVEMBER 6, 2020

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

-i-

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

TABLE OF CONTENTS

(Continued)

-ii-

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

EXHIBITS

Exhibit A	Assignment Separate from Certificate

Exhibit B	Escrow Agreement

Exhibit C	R&W Insurance Policies

Exhibit D	[***]

SCHEDULES

Schedule A	Stockholder Ownership

Schedule 1.1(a)	Knowledge

Schedule 1.1(b)	Special Percentage Interests

Schedule 1.1(c)	List of Company Employees and Consultants

Schedule 1.1(d)	[***]

Schedule 4.2(b)(vii)(C)	Third Party Consents

Schedule 4.2(b)(vii)(L)	Terminated Affiliate Arrangements

Schedule 6.15	Terminated Liens

-iii-

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of November 6, 2020, by and among Oncopia Therapeutics, Inc., a Delaware corporation (the “Company”), Pharmavant 5, Inc. (“Purchaser”), the undersigned stockholders of the Company and each other stockholder of the Company who executes and delivers a Joinder Agreement following the date hereof (each, a “Selling Securityholder,” and together with the Company and Purchaser, each a “Party” and, collectively, the “Parties”), and [***] solely in its capacity as the representative of the Selling Securityholders (and, prior to the Closing, the Company) (the “Seller Representative”).

WITNESSETH:

WHEREAS, the undersigned stockholders of the Company are the record owners directly or indirectly of the shares of Company Capital Stock set forth on Schedule A.

WHEREAS, upon the terms and subject to the conditions of this Agreement, Purchaser desires to purchase from the Selling Securityholders, and the Selling Securityholders desire to sell and transfer to Purchaser, all the shares of the Company Capital Stock that are outstanding as of the Closing (the “Shares”).

WHEREAS, prior to the Closing, as a material inducement to Purchaser to enter into this Agreement, [***] agrees to enter into a Restrictive Covenant Agreement and consulting agreement with Purchaser in the forms attached hereto as Exhibit D (the “[***] Agreements”), and certain of the Selling Securityholders may enter into a consulting agreement, employment agreement or offer letter with Purchaser (each an “Offer Letter”).

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements, and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. In this Agreement and any Exhibit, Disclosure Schedules or Schedule hereto, the following capitalized terms have the following respective meanings:

“280G Approval” has the meaning set forth in Section 6.4 (280G Approvals).

“2018 Financial Statements” has the meaning set forth in Section 5.1(g)(i) (Financial Statements).

“2019 Financial Statements” has the meaning set forth in Section 5.1(g)(i) (Financial Statements).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“2020 Financial Statements” has the meaning set forth in Section 5.1(g)(i) (Financial Statements).

“[***]” has the meaning set forth in Section 9.2(b) (Resolution of Conflicts; Arbitration).

“[***]” has the meaning set forth in Section 9.2(b) (Resolution of Conflicts; Arbitration).

“Accounting Firm” has the meaning set forth in Section 2.4(d) (Dispute Resolution).

“Accounting Methodology” means GAAP consistently applied with the practices, policies and procedures used by the Company in the preparation of the Financial Statements.

“Accounting Standards” means internationally recognized accounting principles (including IFRS, GAAP, and the like), in each case, as generally and consistently applied by the applicable Selling Entity.

“Action” or “Actions” means any lawsuit, Claim, litigation, audit, investigation, mediation, legal Proceeding, administrative enforcement Proceeding or arbitration Proceeding, in each case, by or before any Governmental or Regulatory Authority.

“[***]” means any of the Targets set forth on Schedule 1.1(d) (including, for clarity, all associated Targets of any of the Targets set forth on Schedule 1.1(d)).

“[***]” means, a Small Molecule that:

(i) has (A) with respect to a particular [***] (other than a [***]), a chemical structure composed of two active domains and a linker, and as its primary mechanism of action, inducing degradation of such Additional Molecular [***] through the ubiquitin proteasome system, or (B) with respect to the [***] a chemical structure composed of only one active domain, and as its primary mechanism of action binding to and directly modulating the [***]; and

(ii) at the time of the achievement of (A) the Milestones set forth in Section 3.1(a)(iii)(A)–(H) (Milestones for [***], either (I) is Covered by a Valid Claim of a Company Patent in the applicable country or jurisdiction or (II) was previously Covered by a Valid Claim of a Company Patent in the applicable country or jurisdiction and has Regulatory Exclusivity in the applicable country or jurisdiction, in each case, (I) and (II), as of the date the applicable Milestone is achieved or (B) the Milestones set forth in Section 3.1(a)(iii)(I)–(L) (Milestones for [***], either (I) is Covered by a Valid Claim of a Company Patent in the United States and the Major European Markets or (II) was previously Covered by a Valid Claim of a Company Patent in the United States and the Major European Markets and has [***].

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“[***]” means (i) with respect to a particular [***] any pharmaceutical or biologic formulation containing an [***] directed to such [***] in each case as an active pharmaceutical ingredient or (ii) an [***] described in clause (i) that is conjugated to a peptide, protein, or antibody, whether, in either case, alone or in combination with one or more other active pharmaceutical ingredients.

“[***] Payment” has the meaning set forth in Section 3.1(d)(iii)(D)(Milestone [***] and Other Terms).

“Adjustment Escrow Fund” has the meaning set forth in Section 2.1(d) (Escrow Fund).

“Adjustment Escrow Fund Amount” means an amount equal to $[***].

“Advanced Research Compounds” has the meaning set forth in Section 5.1(s)(x) (Intellectual Property).

“Affiliate” means, as to any Person, any other Person that, as of the applicable measurement date, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, means (i) possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or (ii) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the voting stock or other ownership interest in such corporation or other entity. Notwithstanding the foregoing, Excluded Affiliates will not be deemed Affiliates of Purchaser for any purpose under this Agreement.

“Agreed Tax Treatment” has the meaning set forth in Section 6.12(c) (Straddle Period).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” has the meaning set forth in Section 6.13(a) (Termination of Discussions and Non-Solicitation).

“[***] Milestones” has the meaning set forth in Section 3.1(a)(iii)(D).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(iii)(F).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(iii)(A).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“[***] Milestone” has the meaning set forth in Section 3.1(a)(iii)(B).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(iii)(C).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(iii)(D).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(iii)(E).

[***]

[***]

[***]

[***]

“Assignment Separate from Certificate” has the meaning set forth in Section 2.2 (Surrender of Certificates).

“[***]” means a [***] that (i) has as its primary mechanism of action binding to and degrading an [***] through the [***] and (ii) at the time of the achievement of (x) the Milestones set forth in Section 3.1(a)(i)(A)–(F)(Milestones for [***]), either (A) is Covered by a Valid Claim of a Company Patent or (B) was previously Covered by a Valid Claim of a Company Patent and has Regulatory Exclusivity in, in each case, (A) and (B), a country or jurisdiction in which such Milestone is achieved or (y) a Milestone set forth in Section 3.1(a)(i)(G)–(J) (Milestones for [***]), either (A) is Covered by a Valid Claim of a Company Patent in the United States and the Major European Markets or (B) was previously Covered by a Valid Claim of a Company Patent in the United States and the Major European Markets and has Regulatory Exclusivity in the United States and the Major European Markets, in each case, (A) and (B), on the [***] in which such Milestone is achieved.

“[***] Milestone” has the meaning set forth in Section 3.1(a)(i)(D).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(i)(A).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“[***] Milestone” has the meaning set forth in Section 3.1(a)(i)(B).

“[***]” means any pharmaceutical or biologic formulation containing (i) an [***] as an active pharmaceutical ingredient or (ii) an [***] described in clause (i) that is conjugated to a peptide, protein, or antibody, whether, in either case, alone or in combination with one or more other active pharmaceutical ingredients.

“[***]” has the meaning set forth in Section 3.1(d)(iii)(E) (Milestone [***] and Other Terms).

“[***]” means [***] including all associated [***].

“[***] Milestone” has the meaning set forth in Section 3.1(a)(i)(C).

“Auditor” means a certified public accounting firm jointly selected by each Party’s certified public accountants or such other person as the Parties shall mutually agree.

“BLA” means a Biologics License Application under the United States’ Public Health Services Act and Federal Food, Drug and Cosmetics Act, each as amended, and the regulations promulgated thereunder, or a comparable filing in any country outside the United States.

[***]

“[***] 7 Filing” has the meaning set forth in Section 6.12(d) (Filing Tax Returns Prior to Closing).

“[***] 7 Filing Documents” has the meaning set forth in Section 6.12(d) (Filing Tax Returns Prior to Closing).

“Business” means the business of developing protein degraders for [***] and [***] as currently conducted by the Company and its Subsidiary.

“Business Books and Records” means all books, records, files, documents, data, information and correspondence of the Company or its Subsidiary, including, without limitation, all records with respect to supply sources; all pre-clinical, clinical and process development data and reports relating to research or development of any Products or of any materials used in the research, development, manufacture, marketing or sale of any Products, including all raw data relating to clinical trials of any such Products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof) to analyze clinical data; all market research data, market intelligence reports, statistical programs (if any) used for marketing and sales research; promotional, advertising and marketing materials, sales forecasting models, medical education materials, sales training materials, website content and advertising and display materials; all records, including vendor and supplier lists, manufacturing records, sampling records, standard operating procedures and batch records, related to the manufacturing process for any Products; all data contained in laboratory notebooks relating to any Products or relating to the biological, physiological, mechanical or formula properties of any of the foregoing; all adverse experience reports and files related thereto (including source documentation) and all periodic adverse experience reports and all data contained in electronic databases relating to periodic adverse experience reports; all analytical and quality control data; all correspondence, minutes or other communications with the FDA or any other Governmental or Regulatory Authority owned, generated or held by the Company or its Subsidiary as of or prior to the Closing or otherwise received by the Company or its Subsidiary from any other Person; and records of the Company or its Subsidiary, including copies of all other books and records to the extent related to the Products and the Business.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Business Day” means a day, other than a Saturday, Sunday or national holiday, on which commercial banks in the State of New York, United States, London, United Kingdom and Basel, Switzerland are open for the transaction of commercial banking business.

“Business Property” means any real property currently or previously owned, occupied, leased, or operated by the Company in connection with the Business.

“Cap” has the meaning set forth in Section 7.4(a) (Cap).

“[***]” has the meaning set forth on Schedule 1.1(d).

“Change of Control” means (i) a sale by Purchaser of all or substantially all of its assets or the assets of the Company to a Person who is not an Affiliate of the Purchaser, (ii) a sale by Purchaser that results in more than fifty percent (50%) of the voting control of Purchaser or the Company being held by a Person(s) who is not an Affiliate of the Purchaser and did not hold any voting control of Purchaser or the Company, as applicable, whether directly or indirectly, immediately prior to such sale, or (iii) a merger, reorganization, conversion or other transaction that results in more than fifty percent (50%) of the voting control of Purchaser or the Company being held by a Person(s) who is not an Affiliate of the Purchaser and did not hold majority voting control of Purchaser or the Company, as applicable, whether directly or indirectly, immediately prior to such transaction.

“[***]” or “[***]” means the [***].

“Claim” means a claim for Damages.

“Claim Notice” means a notice given by an Indemnified Party to the Indemnifying Party, proposing a Claim.

“Closing” has the meaning set forth in Section 4.1 (Closing).

“Closing Date” has the meaning set forth in Section 4.1 (Closing).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Closing Indebtedness” means the aggregate amount of all outstanding Indebtedness (including principal and accrued and unpaid interest) of the Company and its Subsidiaries as of immediately prior to the Closing.

“Closing Working Capital” means (i) the sum of the consolidated current assets of the Company and its Subsidiaries as of immediately prior to the Effective Time (excluding cash and cash equivalents), minus (ii) the sum of the consolidated current liabilities of the Company and its Subsidiaries as of immediately prior to the Effective Time, in each case, calculated in accordance with the Accounting Methodology, and excluding (A) Closing Indebtedness and (B) Expenses.

“Closing Working Capital Adjustment” means an amount (whether positive or negative) equal to (i) the Closing Working Capital (as finally determined pursuant to Section 2.4 (Post-Closing Adjustment)) minus (ii) the Working Capital Target.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combination Product” means any product comprising a Product and at least one other active compound or ingredient that is not a Product, either formulated together (i.e., a fixed dose combination) or packaged together, and in each case, sold for a single price.

“Commercially Reasonable Efforts” means, with respect to Purchaser’s obligations under this Agreement relating to a Product, those efforts and resources that are consistent with the customary scientific and business practices of Purchaser, and which shall be no less than those reasonable and customary scientific and business practices of a biopharmaceutical or biotechnology company that is similarly situated with respect to its size, assets and resources as Purchaser, for development, regulatory, manufacturing and commercialization activities conducted with respect to biopharmaceutical products at a similar stage of development or commercialization and having similar commercial and market potential, taking into account all relevant circumstances at the time, including: safety and efficacy, product profile, stage in development or product lifecycle, the regulatory environment and likelihood and cost of obtaining Marketing Approval given the regulatory structure involved, payors’ policies and regulations, the expected and actual competitiveness of alternative products, and the expected and actual market potential and profitability of such Product, the nature and extent of market exclusivity, including patent coverage and regulatory data protection, and price and reimbursement status, and all other conditions then-prevailing. The Parties hereby agree that the level of effort may be different for different Products and territories and may change over time, reflecting changes in the status of the aforementioned attributes and potential of the applicable Products. “Commercially Reasonable” shall have a corresponding meaning.

“Company” has the meaning set forth in the Preamble.

“Company and Subsidiary Securities” has the meaning set forth in Section 7.1 (Indemnification by the Selling Securityholders).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Company Capital Stock” means the Company Common Stock, the Company Preferred Stock and any other shares of capital stock of the Company, taken together.

“Company Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

“Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, change of control, termination pay, deferred compensation, performance awards, incentive compensation, equity or equity-related awards, phantom stock or bonus awards, welfare benefits, retirement benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any Liability or obligation.

“Company Intellectual Property” means Company Owned Intellectual Property and Company Licensed Intellectual Property.

[***]

“Company Licensed Intellectual Property” means all Intellectual Property in, to, or under which the Company is granted rights by a third party pursuant to any licenses, sublicenses or other Contracts (whether royalty bearing or non-royalty bearing).

“Company Options” means all options to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any Person that are issued and outstanding.

“Company Owned Intellectual Property” means all Intellectual Property owned by the Company.

“Company Patent” means a Patent that:

(i) as of the Closing is owned by the Company or licensed to the Company pursuant to either of the [***] and in each case, is listed on Section 5.1(s)(i) of the Disclosure Schedules;

(ii) is filed by or on behalf of Company, Purchaser, an Affiliate thereof, including Roivant Sciences GmbH, or any successor to any of the foregoing, or UM, in each case, within [***] after the Closing and (A) names as at least one of its inventors an individual who was an employee or consultant of the Company immediately prior to the date hereof and who is listed on Schedule 1.1(c) (List of Company Employees and Consultants), (B) claims an invention that was [***] and (C) is (1) owned by Company, Purchaser, an Affiliate thereof, including Roivant Sciences GmbH, or any successor to any of the foregoing or (2) licensed to the Company, Purchaser, an Affiliate thereof, including Roivant Sciences GmbH, or any successor to any of the foregoing by UM (whether pursuant to either of the UM Licenses or otherwise);

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iii) (A) claims a [***] and (B) such Patent (including the claims covering Post-Closing Inventions) is licensed to Company, Purchaser, an Affiliate thereof, including Roivant Sciences GmbH, or any successor to any of the foregoing by [***] (whether pursuant to the [***] or otherwise); or

(iv) claims priority to any of the Patents described in the preceding clause (i), (ii), or (iii).

“Company Preferred Stock” means, collectively, the Company Series Seed Preferred Stock and the Company Series Seed-2 Preferred Stock.

“Company Series Seed Preferred Stock” means the Series Seed Preferred Stock, par value $0.001 per share, of the Company.

“Company Series Seed-2 Preferred Stock” means the Series Seed-2 Preferred Stock, par value $0.001 per share, of the Company.

“Confidential Information” has the meaning set forth in Section 6.6 (Confidentiality).

“Conflict” has the meaning set forth in Section 5.1(e) (No Conflict).

“Contract” means any written or oral contract, agreement or instrument, including, without limitation, supply contracts, licenses, purchase orders, sale orders, bids, understandings or commitments, subcontracts, leases of personal property, notes, guarantees, pledges or conditional sales agreements to which the Person referred to is a party or by which any of its assets may be bound.

“Convertible Notes” means (i) that certain Convertible Promissory Note, dated [***] between the Company and Pharmavant 5, Inc. in the principal amount of [***] and (ii) that certain Convertible Promissory Note, dated [***] between the Company and Pharmavant 5, Inc. in the principal amount of [***].

“Cover” or “Covered” means, with respect to a Valid Claim of a Patent and a product, that the making, use, sale, offer for sale or importation of such product would infringe such claim of such Patent, but for the ownership of, or license to, such Valid Claim.

“Damages” means all reasonably foreseeable damages, losses, injuries, penalties, fines, forfeitures, assessments, judgments, awards, Taxes, charges, costs and expenses of any nature (including court costs, reasonable legal, accountants’, consultants’ and experts’ fees, charges, Liabilities and other costs and expenses incident to any Proceedings or investigation or the defense of any Claim (whether or not any litigation or arbitration has commenced)), but excluding punitive damages except to the extent paid or payable to a third party. For purposes of Section 7.1(f), the definition of Damages in the preceding sentence will be applied without consideration as to whether any of the enumerated items were reasonably foreseeable.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Data Room” means the virtual data room managed by the Company.

“Deductible” has the meaning set forth in Section 7.4(b) (Deductible).

“Disclosure Schedules” has the meaning set forth in Section 5.1 (Representations and Warranties regarding the Company).

“Dispute Statement” has the meaning set forth in Section 2.4(c) (Review of Post-Closing Statement).

“DPA” has the meaning set forth in Section 5.1(bb) (DPA).

“DOL” means the United States Department of Labor.

[***]

[***]

[***]

“Effective Time” has the meaning set forth in Section 4.1 (Closing).

“EMA” means the European Medicines Agency or any successor agency thereto.

“Employee” means any current or former employee, consultant, independent contractor or director of the Company, any Subsidiary of the Company, or any ERISA Affiliate.

“Employee Agreement” means each management, employment, severance, separation, settlement, consulting, contractor, relocation, change of control, retention, bonus, repatriation, expatriation, loan, visa, work permit or other agreement, or contract (including any agreement providing for acceleration of Company Options or restricted stock of the Company, or any other agreement providing for compensation or benefits) between the Company, any Subsidiary of the Company, or any ERISA Affiliate and any Employee, with the exception of any offer letter on the Company’s standard form that may be terminated at-will and without Liability by the Company and the Company’s standard form invention assignment and confidentiality agreement.

“End Date” has the meaning set forth in Section 8.1(b)(Termination).

“Environmental Laws” means all federal, state, local and foreign Laws relating to pollution, protection of the environment, worker health and safety or exposure of any individual to Hazardous Materials and Laws which prohibit, regulate, or control any Hazardous Material Activity.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Environmental Permits” means any license, permit, registration, listing, approval, qualification, letter, authorization, certificate of authority, qualification, or similar document or authority issued or granted by the EPA pursuant to any Environmental Law.

“EPA” means the U.S. Environmental Protection Agency.

“Equity Plan” means the Company’s 2019 Stock Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Subsidiary of the Company, any other Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

“Escrow Agent” means JPMorgan Chase Bank, N.A. or another institution reasonably acceptable to Purchaser and Seller Representative, and any successor escrow agent appointed pursuant to the Escrow Agreement.

“Escrow Agreement” has the meaning set forth in Section 4.2(b)(vi) (Escrow Agreement).

“Estimated Expense Excess” has the meaning set forth in Section 2.4(a) (Pre-closing Statement).

“Escrow Fund Amount” means the sum of the Adjustment Escrow Fund Amount and the Indemnity Escrow Fund Amount.

“Escrow Funds” means the Adjustment Escrow Fund and the Indemnity Escrow Fund.

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.4(a) (Pre-closing Statement).

“Estimated Closing Working Capital” has the meaning set forth in Section 2.4(a) (Pre-closing Statement).

“Estimated Closing Working Capital Adjustment” means an amount (whether positive or negative) equal to (i) the Estimated Closing Working Capital minus (ii) the Working Capital [***].

“Estimated Expenses” has the meaning set forth in Section 2.4(a) (Pre-closing Statement).

“Estimated [***] Excess” has the meaning set forth in Section 2.4(a) (Pre-Closing Statement).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Estimated Upfront Payment” means an amount, in cash, of [***], plus (i) the Estimated Closing Working Capital Adjustment, minus (ii) the aggregate amount, if any, of the Estimated Closing Indebtedness, minus (iii) the Representative Fund Amount, minus (iv) the Adjustment Escrow Fund Amount, plus (v) the aggregate exercise price that would be payable to the Company if all Company Options were exercised as of the Closing Date, minus (vi) the Estimated [***] Excess, minus (vii) the Estimated Expense Excess, minus [***].

“European Union” means the economic, scientific and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto, provided that, for purposes of this Agreement, the European Union shall also include the United Kingdom.

“European Union Marketing Approval” means, for a particular Product, receipt of both (i) Marketing Approval from the EMA (or, in the case of the United Kingdom, MHRA) and (ii) all pricing and reimbursement approvals reasonably necessary to be able to market and make commercial sales of such Product in at least three (3) Major European Markets.

“Excess Amount” has the meaning set forth in but subject to Section 6.12(i) (Reporting Certain Milestone Payments).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Documents” has the meaning set forth in Section 2.2 (Surrender of Certificates).

“Excluded Affiliate” means any entity (i) that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Roivant Sciences GmbH (as “control” is defined in the definition of “Affiliate” in this Section 1.1 (Certain Definitions)) and (ii) for which shares are available on a publicly traded stock exchange. Excluded Affiliates include, as of the date hereof, [***].

“Excluded Claim” has the meaning set forth in Section 9.2(g) (Resolution of Conflicts; Arbitration).

“Expenses” means all fees and expenses incurred by or on behalf of the Company or any of its Subsidiaries (or for which any of them are responsible) in connection with the Transactions including (i) the aggregate of all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, (ii) [***] of the fees and expenses of the Escrow Agent, (iii) [***] of the fees and expenses, including any premium and underwriting fees, payable in connection with the R&W Insurance Policies, and (iv) [***] of the fees and expenses of the Tail Policy.

“[***]” means the positive amount, if any, by which (i) the difference of (A) the Expenses, minus (B) the [***] Excess is greater than (ii) the lesser of (A) the amount of the Company’s cash as of the Closing and (B) [***].

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“FDA Act” means the U.S. Food, Drug and Cosmetic Act of 1938, as it may be superseded or amended from time to time.

“[***]” means an amount, in cash, of [***] plus (i) the Closing Working Capital Adjustment (as finally determined pursuant to Section 2.4 (Post-Closing Adjustment)), minus (ii) the aggregate amount, if any, of the Closing Indebtedness (as finally determined pursuant to Section 2.4 (Post-Closing Adjustment)) minus (iii) the Representative Fund Amount, minus (iv) the Adjustment Escrow Fund Amount, plus (v) the aggregate exercise price that would be payable to the Company if all Company Options that are outstanding immediately prior to the Closing were exercised at such time, minus (vi) the [***] Excess, minus (vii) the Expense Excess, minus (viii) [***].

“Financial Statements” has the meaning set forth in Section 5.1(g)(i) (Financial Statements).

“Fiscal Year” means the period from April 1 of a calendar year through March 31 of the following calendar year.

“FMLA” means the Family Medical Leave Act of 1993, as amended.

“Fraud” means actual, knowing and intentional fraud by a Party with the intent to deceive with respect to the representations and warranties set forth in this Agreement.

“FTC” means the Federal Trade Commission.

“Fundamental Representations” has the meaning set forth in Section 7.3(a)(i) (Survival).

“GAAP” means generally accepted accounting principles in the United States.

“Global Annual Net Sales” means, with respect to a Product, the total, worldwide Net Sales of such Product sold by the Selling Entities in any Fiscal Year.

“Governmental or Regulatory Authority” means any U.S. or non-U.S. federal, state, local or other governmental, administrative or regulatory (including self-regulatory) authority, body, agency, court, tribunal or similar entity, including any taxing authority, including any work council or similar labor entity or any instrumentality of any of the foregoing, including, without limitation, the FDA, the EMA, the MHRA, the NMPA, the PMDA, the FTC and the EPA, but specifically excluding public universities.

“Hazardous Materials” means any material, emission, or substance that has been designated by any Governmental or Regulatory Authority to be toxic, hazardous, radioactive, a pollutant, a contaminant, a medical waste, a biological waste, or otherwise a danger to health, reproduction or the environment.

“Hazardous Materials Activities” has the meaning set forth in Section 5.1(m) (Environmental Claims).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“IND” means (i) an Investigational New Drug Application filed with the FDA in accordance with 21 C.F.R. §312 for authorization for the investigation of a product, and all supplements or amendments filed pursuant to the requirements of the FDA, and (ii) all equivalents of the foregoing in any jurisdiction outside of the United States.

“IND Effectiveness” shall be deemed to have occurred: (i) subject to subsection (ii) below, in the United States and any other applicable country or regulatory jurisdiction, on the date of expiration of any required waiting period (for the initiation of any clinical trials) following the filing of such IND; provided that, if prior to the expiration of such required waiting period, the applicable Governmental or Regulatory Authority notifies the sponsor of such IND that a clinical study may not begin upon the expiration of such required waiting period, then “IND Effectiveness” shall be deemed to occur as of the date a clinical study may legally begin; and (ii) if required in a particular country or regulatory jurisdiction (including the United States and any such other applicable country or regulatory jurisdiction in the event such approval becomes required therefor following the Closing due to any change in applicable Laws), the date of receipt of any required approval from the applicable Governmental or Regulatory Authority to conduct a clinical study; in each case whichever occurs first.

“Indebtedness” means (i) indebtedness of the Company or its Subsidiary for borrowed money (including principal and accrued and unpaid interest), or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business and payable in accordance with customary practices and not more than ninety (90) days past due), (ii) obligations of the Company or its Subsidiary evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of the Company or its Subsidiary under conditional sale or other title retention agreements relating to property or assets purchased by the Company or its Subsidiary, (iv) indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or other claim on property owned or acquired by the Company or its Subsidiary, whether or not the obligations secured thereby have been assumed, (v) guarantees by the Company or its Subsidiary of indebtedness of others, (vi) capital lease obligations of the Company or its Subsidiary, (vii) obligations of the Company or its Subsidiary in respect of interest rate protection agreements, foreign currency exchange agreements, caps or collar agreements or other interest or exchange rate hedging arrangements either generally or under specific contingencies, (viii) obligations of the Company or its Subsidiary as an account party in respect of letters of credit and banker’s acceptances, (ix) obligations of the Company or its Subsidiary consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (x) any Severance Costs, (xi) any termination, pre-payment, balloon or similar fees or payments (including penalties) on account of outstanding Indebtedness, (xii) any unpaid Taxes that have currently accrued or are otherwise due and payable as of the Closing (including the employer portion of any Taxes required to be paid with respect to any Severance Costs or payments made with respect to the Company Options) and (xiii) any payments in connection with any change in control obligations of the Company or its Subsidiary arising due to, or in connection with, the closing of the Transactions (including any “single-trigger” or “double-trigger” change of control obligations); provided that “Indebtedness” specifically excludes the Convertible Notes.

“Indemnified Parties” means any Purchaser Indemnified Party or Securityholder Indemnified Party.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Indemnifying Party” means the Party from whom indemnification is claimed.

“Indemnity Escrow Expiration Date” has the meaning set forth in Section 7.11 (Indemnity Escrow Fund).

“Indemnity Escrow Fund” has the meaning set forth in Section 2.1(d) (Escrow Fund).

“Indemnity Escrow Fund Amount” means an amount equal to [***].

“Initiate” or “Initiation”, with respect to a human clinical trial, means the administration of the first dose of a Product to the third subject in a human clinical trial that is permitted by the FDA, other applicable Governmental or Regulatory Authority, or applicable Laws.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world, registered or unregistered, by whatever name or term known or designated, tangible or intangible, presently or hereafter existing, whether arising by operation of Law, Contract or otherwise:

(i) works, patented and unpatented inventions (whether patentable or unpatentable and whether or not reduced to practice) and Patents;

(ii) Trademarks;

(iii) internet domain names and uniform resource locators (URLs);

(iv) all works of authorship, mask works and other copyrightable works, all copyrights, mask work rights, moral rights and common-law rights thereto, and all applications, registrations and renewals in connection therewith throughout the world;

(v) all rights of publicity;

(vi) all trade secrets (including ideas, research and development, recipes, knowhow, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals constituting a trade secret under Law), technologies, processes, formulae, algorithms, industrial models, architectures, layouts, look-and-feel, designs, specifications, methodologies, software or software applications (including source code, object code, other executable code, scripts, interfaces, data, databases, websites, firmware and related documentation); and

(vii) Know-How.

“Interested Party” has the meaning set forth in Section 5.1(v) (Affiliate Transactions).

“International Employee Plan” mean each Company Employee Plan that has been adopted or maintained by the Company or any ERISA Affiliate, whether informally or formally, or

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

with respect to which the Company or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

“IP and Regulatory Representations” has the meaning set forth in Section 7.3(a)(ii) (Survival).

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder agreement, in form and substance reasonably acceptable to Purchaser, pursuant to which a holder of Company Capital Stock agrees to be bound by the terms of this Agreement as a Selling Securityholder.

“Know-How” means any and all technical or business information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings, data, discoveries, improvements, modifications, inventions, trade secrets or other information related to the research, manufacture, preparation, development or commercialization of a product or technology, whether or not embodied in any documentation or other tangible materials, or results, patentable or otherwise, including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications, but excluding any Patents.

“Knowledge” means, in the case of the Company, the actual knowledge of any of the individuals identified on Schedule 1.1(a) (such individuals, the “Knowledge Persons”); provided, however, such individuals shall have made reasonable inquiry of those relevant employees, consultants, and representatives of the Company reasonably likely to have knowledge of the matters represented, including such individuals who have management or operational responsibility for the matter in question.

“Law” means any non-U.S. or U.S. federal, state or local law, statute, rule, regulation, administrative ruling, ordinance, Order or process (including any zoning or land use law, building code, Environmental Law, securities, stock exchange, blue sky, civil rights, employment, labor or occupational health and safety law or regulation or any law, order, rule or regulation applicable to federal contractors or of any Governmental or Regulatory Authority), including, without limitation, regulations promulgated by the FDA, the FTC and the EPA.

“Lead Compounds” has the meaning set forth in Section 5.1(s)(v) (Intellectual Property).

“Liability” or “Liabilities” means, with respect to any Person, any liability or obligation of any kind (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise), including but not limited to accounts payable, royalties payable, and other reserves, accrued bonuses and commissions, accrued vacation and any other form of leave, termination payment obligations, employee expense obligations, Taxes, and all other liabilities and obligations of such Person or any of its subsidiaries or Affiliates, regardless of whether such liabilities or obligations are required to be reflected on a balance sheet in accordance with GAAP.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“License Grants” means licenses, sublicenses or other Contracts (whether royalty bearing or non-royalty bearing) under which the Company has expressly granted rights to others in any Company Owned Intellectual Property.

“Lien” means any means any lien, statutory lien, pledge, mortgage, security interest, charge, Claim, encumbrance, restriction on use or transfer, easement, right of way, covenant, restriction, right, option, conditional sale or other title retention agreement of any kind or nature.

“Made Available” means that the Company has posted that material in question, prior to the execution of this Agreement, to the Data Room.

“Major European Market” means the United Kingdom, France, Italy, Spain or Germany.

“Marketing Approval” means all approvals, licenses, registrations or authorizations of the applicable Governmental or Regulatory Authority(ies) in a jurisdiction necessary for the manufacture, use, storage, import, marketing and sale of a Product in such jurisdiction. For jurisdictions where governmental or other similar approval of pricing and/or reimbursement is reasonably necessary to be able to market and make commercial sales of a Product in such jurisdiction, Marketing Approval shall not be deemed to occur until such pricing or reimbursement approval is obtained.

“Marketing Approval Application” means a BLA, NDA, or any equivalent application that is filed with the relevant Governmental or Regulatory Authority in such country or regulatory jurisdiction requesting approval for the marketing or sale of a Product in such country or regulatory jurisdiction, including a marketing authorization application filed with the EMA, MHRA, NMPA or PMDA.

“Material Adverse Effect” means any change, event, development or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, or results of operations or financial condition of the Company and its Subsidiaries; provided, however, that the term “Material Adverse Effect” excludes any change, event, development or effect to the extent relating to or resulting from (i) general business or economic conditions affecting the industry or industries in which the Company and its Subsidiaries operate; (ii) the outbreak or escalation of hostilities involving the U.S., the declaration by the U.S. of a national emergency or war or the occurrence of any other calamity or crisis, including an act of terrorism; (iii) any changes or proposed changes in Law or GAAP after the date hereof, (iv) any “Act of God”, including any hurricane, fire, earthquake or other natural disaster; (v) any failure to meet a forecast of revenue, earnings, cash flow, or other financial data for any period or any change in such a forecast, provided that the underlying cause for the failure to meet such forecast will be taken into account in determining whether there has been a Material Adverse Effect; (vi) the COVID-19 pandemic and actions taken that are legally required to be taken under any Order primarily relating to COVID-19; or (vii) any other action expressly required by this Agreement or the other Related Agreements entered into by the Parties, or the permitted announcement of the transactions contemplated hereby or thereby; provided that, in each of clauses (i)-(iv), such effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other biopharmaceutical or biotechnology companies, in

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

which case only such disproportionate effect will be taken into account in determining whether there has been a Material Adverse Effect.

“Material Contracts” has the meaning set forth in Section 5.1(o) (Material Contracts).

“Merger” has the meaning set forth in Section 6.19 (Merger).

“MHRA” means the United Kingdom’s Medicines and Healthcare products Regulatory Agency or any successor agency thereto.

“Milestone” has the meaning set forth in Section 3.1(a) (Milestone Payments).

“Milestone Payments” has the meaning set forth in Section 3.1(a) (Milestone Payments).

“Milestone Termination Date” means the [***] anniversary of the Closing Date.

“NDA” means (i) a New Drug Application for any product, as appropriate, requesting permission to place a drug on the market in accordance with 21 C.F.R. §314, and all supplements or amendments filed pursuant to the requirements of the FDA, including all documents, data and other information concerning a product which are reasonably necessary for FDA approval to market a product in the United States and (ii) all equivalents of the foregoing in any jurisdiction outside of the United States.

“Net Sales” means the gross amount invoiced, for the sale of a Product by Purchaser, its Affiliates, and any Product Transferees (“Selling Entity”) to a Person other than a Selling Entity after deducting, if not previously deducted, from the amount invoiced or received:

(i) any Taxes levied on or with respect to the sale or disposition of such Product (excluding Taxes imposed on or with respect to net income, however denominated);

(ii) normal, customary, and reasonable trade, quantity and early payment discounts actually granted in connection with such sale of a Product;

(iii) rebates, chargebacks, and credits actually given for any returned or rejected Products;

(iv) rebates and chargeback payments in respect of Products granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and purchasers and reimbursers, or to trade customers to the extent actually given;

(v) retroactive price reductions or billing errors with respect to such sale of a Product that are actually allowed or granted;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(vi) costs of insurance, carriage, and freight of such Products and other transportation charges solely in respect of the distribution of such Products;

(vii) that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended), or imposed on the Selling Entity pursuant to any equivalent or comparable legislation in a country or regulatory jurisdiction outside of the United States, or imposed on the Selling Entity pursuant to any equivalent or comparable legislation in a country or regulatory jurisdiction outside of the United States, that the Selling Entity reasonable allocates to sales of Products in good faith and in accordance with such Selling Entity’s standard and reasonable policies and procedures, consistent with Accounting Standards, consistently applied in a Commercially Reasonable fashion across its products, as applicable;

(viii) amounts reasonably written off in good faith, in accordance with such Selling Entity’s standard and reasonable policies and procedures, consistent with Accounting Standards, consistently applied, by reason of uncollected debt in respect of Products if and when actually written off or allowed, provided that such amounts shall be added back to Net Sales if and when collected; and

(ix) any other charges, costs, expenses or accruals that are customarily deducted in the determination of “net sales” in accordance with the applicable Selling Entity’s Accounting Standards or reasonable pharmaceutical industry practices.

Net Sales (and any deductions) shall be determined and calculated from the books and records of each Selling Entity maintained in accordance with Accounting Standards, as applicable, consistently applied.

For purposes of determining Net Sales, a Product shall be deemed to be sold when invoiced or, if not invoiced, when sales proceeds therefor are received.

Transfer of any Product between two (2) Selling Entities shall not result in any Net Sales, unless such Product is consumed by such receiving Selling Entity or an affiliate thereof in the course of its activities.

Any sale or supply of a Product for the purposes of testing, trials (including performance of clinical trials other than Phase 4 Clinical Trials), or use prior to the grant of Marketing Approval in the country of use, as “treatment IND sales”, “named patient sales” and “compassionate use sales” (or equivalents of any of the foregoing outside the United States), or for charitable purposes shall not result in any Net Sales.

In the case of rebates, discounts and other forms of reimbursements on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with the applicable Selling Entity’s existing allocation method, consistently applied to all relevant products; provided that, any such allocation is fair,

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

reasonable, in good faith and in compliance with Accounting Standards, as applicable, and Laws, including any price reporting laws, rules and regulations.

If a Product is sold as part of a Combination Product, then Net Sales for such product shall be determined by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the fraction, A / (A+B) where A is the weighted average sale price of such Product when sold separately, in each case, in the applicable country during the applicable [***] and B is the weighted average sale price of a product containing solely the other active pharmaceutical ingredient(s) in the Combination Product sold separately in finished form in each case, in the applicable country during the applicable calendar [***].

If the weighted average sale price of a Product can be determined but the weighted average sale price of a product containing solely the other active pharmaceutical ingredient(s) in the Combination Product cannot be determined, in each case, in the applicable country during the applicable [***] then Net Sales for such Product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth for the “Net Sales” definition) by the fraction A / C where A is the weighted average sale price of such Product when sold separately in finished form and C is the weighted average sale price of the Combination Product, in each case, in the applicable country during the applicable [***].

If the weighted average sale price of a product containing solely the other active pharmaceutical ingredient(s) in the Combination Product can be determined but the weighted average sale price of such Product cannot be determined, in each case, in the applicable country during the applicable [***] Net Sales for such Product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the following formula: one (1) minus B / C where B is the weighted average sale price of a product containing solely the other active pharmaceutical ingredient(s) in the Combination Product when sold separately in finished form and C is the weighted average sale price of the Combination Product, in each case, in the applicable country during the applicable [***].

If neither the weighted average sale price of a Product nor the weighted average sale price of other active pharmaceutical ingredient(s) in the Combination Product can be determined, in each case, in the applicable country during the applicable [***], then Net Sales for such Product shall be reasonably determined in good faith by Purchaser in the exercise of its reasonable discretion based on the relative values of each of the active pharmaceutical ingredients in such Combination Product, as supported by reasonable documentary evidence provided to Seller’s Representative for each applicable [***].

“NMPA” means [***]s National Medical Products Administration or any successor entity thereto.

“Objection Deadline” has the meaning set forth in Section 7.6(a) (Resolution of Indemnification Disputes).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Objection Notice” has the meaning set forth in Section 7.6(a) (Resolution of Indemnification Disputes).

“Offer Letter” has the meaning set forth in the Recitals.

“Optionholder” means a holder of Company Options.

“Order” means and includes any writ, law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent enacted, issued, promulgated, enforced or entered into by any Governmental or Regulatory Authority.

“Ordinary Course of Business” means the ordinary course of business consistent with the Company’s past custom and practice.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) operating agreement, limited liability company agreement, or similar document governing a limited liability company; (iii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iv) any amendment to any of the foregoing.

“Parent Company” means any Person that is a direct or indirect beneficial owner of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the voting stock or other ownership interest of Purchaser (or its successor-in-interest).

“Parties” has the meaning set forth in the Preamble.

“Party” has the meaning set forth in the Preamble.

“Patents” means (i) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, including provisional applications, (ii) any renewals, divisionals, continuations (in whole or in part), or requests for continued examination of any of such patents, certificates of invention and patent applications, any and all patents or certificates of invention issuing thereon, and any and all reissuances, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing, and (iii) any foreign counterparts of any of the foregoing.

“Payoff Letter” has the meaning set forth in Section 6.15 (Payoff Letters and Lien Releases).

“[***]” or “[***] Patent” means a Company Patent described in clause (iii) of the definition of Company Patent set forth above.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

[***] means an [***] that:

(a) at the time of the achievement of a Milestone set forth in Section 3.1(a)(iii)(A)–(H) (Milestones for [***] (1) either (A) is Covered by a Valid Claim of a [***] or (B) was previously Covered by a Valid Claim of a [***] and has Regulatory Exclusivity, in each case, (A) and (B), in a country or jurisdiction in which such Milestone is achieved and as of the date the applicable Milestone is achieved; and (2) both (X) is not Covered by a Valid Claim of a Company Patent other than a [***] and (Y) was not previously Covered by a Valid Claim of a Company Patent other than a [***] in each case, (X) and (Y), in such country or jurisdiction; or

(b) at the time of the achievement of a Milestone set forth in Section 3.1(a)(iii)(I)–(L) (Milestones for [***]: (1) either (A) is Covered by a Valid Claim of a [***] in the United States and the Major European Markets or (B) was previously Covered by a Valid Claim of a [***] in the United States and the Major European Markets and has Regulatory Exclusivity in the United States and the Major European Markets, in each case, (A) and (B), on the [***] in which such Milestone is achieved; and (2) both (X) is not Covered by a Valid Claim of a Company Patent other than a [***] in the United States and the Major European Markets and (Y) was not previously Covered by a Valid Claim of a Company Patent other than a [***] in the United States and the Major European Markets.

“[***]” means an [***] that:

(a) at the time of the achievement of a Milestone set forth in Section 3.1(a)(i)(A)–(F) (Milestones for [***]): (1) either (A) is Covered by a Valid Claim of a [***] or (B) was previously Covered by a Valid Claim of a [***] and has Regulatory Exclusivity, in each case, (A) and (B), in a country or jurisdiction in which such Milestone is achieved and as of the date the applicable Milestone is achieved; and (2) both (X) is not Covered by a Valid Claim of a Company Patent other than a [***] and (Y) was not previously Covered by a Valid Claim of a Company Patent other than a [***], in each case, (X) and (Y), in such country or jurisdiction; or

(b) at the time of the achievement of a Milestone set forth in Section 3.1(a)(i)(G)–(J) (Milestones for [***]), (1) either (A) is Covered by a Valid Claim of a [***] in the United States and the Major European Markets or (B) was previously Covered by a Valid Claim of a [***] in the United States and the Major European Markets and has Regulatory Exclusivity in the United States and the Major European Markets, in each case, (A) and (B), on the [***] in which such Milestone is achieved and (2) both (X) is not Covered by a Valid Claim of a Company Patent other than a [***] in the United States and the Major European Markets and (Y) was not previously Covered by a Valid Claim of a Company Patent other than a [***] in the United States and the Major European Markets.

“[***]” means a [***] that:

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(a) at the time of the achievement of a Milestone set forth in Section 3.1(a)(ii)(A)–(F) (Milestones for [***]), (1) either (A) is Covered by a Valid Claim of a [***] or (B) was previously Covered by a Valid Claim of a [***] and has Regulatory Exclusivity, in each case, (A) and (B), in the country or jurisdiction in which such Milestone is achieved and as of the date the applicable Milestone is achieved and (2) both (X) is not Covered by a Valid Claim of a Company Patent other than a [***] and (Y) was not previously Covered by a Valid Claim of a Company Patent other than a [***], in each case, (X) and (Y), in such country or jurisdiction; or

(b) at the time of the achievement of a Milestone set forth in Section 3.1(a)(ii)(G)–(J) (Milestones for [***]), (1) either (A) is Covered by a Valid Claim of a [***] in the United States and the Major European Markets or (B) was previously Covered by a Valid Claim of a [***] in the United States and the Major European Markets and has Regulatory Exclusivity in the United States and the Major European Markets, in each case, (A) and (B), on the [***] in which such Milestone is achieved and (2) both (X) is not Covered by a Valid Claim of a Company Patent other than a [***] in the United States and the Major European Markets and (Y) was not previously Covered by a Valid Claim of a Company Patent other than a [***] in the United States and the Major European Markets.

“Pension Plan” means each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“Percentage Interest” means, with respect to each Selling Securityholder and Optionholder an amount equal to the quotient obtained by dividing (i) the Total Outstanding Shares held by such Selling Securityholder, by (ii) the aggregate Total Outstanding Shares.

“Per Share Estimated Consideration” means an amount in cash equal to the quotient obtained by dividing (i) the Estimated Upfront Payment, by the (ii) Total Outstanding Shares.

“Permits” means any license, permit, registration, listing, approval, qualification, letter, authorization, certificate of authority, qualification, Marketing Approval Application, IND or similar document or authority issued or granted by any Governmental or Regulatory Authority or pursuant to any Law other than Environmental Permits.

“Permitted Liens” means (i) any Liens set forth on Section 5.1(j) of the Disclosure Schedules, (ii) Liens arising by operation of Law for Taxes or other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings (and for which there are adequate accruals, in accordance with GAAP); (iii) Liens arising by operation of Law, which are not, individually or in the aggregate, material to the business operations or financial condition of the assets so encumbered of the Company and its Subsidiaries; (iv) all applicable zoning, building codes, entitlement, conservation restrictions and other land use and Environmental Laws regulating the use or occupancy of any leased real property or the activities conducted thereon; (v) imperfections of title, or matters that would be revealed by a current survey or current title report which are not, individually or in the aggregate, material to the business operations or financial condition of the assets so encumbered of the Company and its Subsidiaries, (vi) security interests granted in connection with the lease of equipment in the Ordinary Course of Business; and (vii) restrictions on transfer imposed by federal and state securities Law.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, government, Governmental or Regulatory Authority, court or arbitrator, or any other entity whatsoever, including any business unit of such Person.

“Personal Information” has the meaning set forth in Section 5.1(aa) (Data Privacy).

“Phase 1 Clinical Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety in healthy individuals or patients as described under 21 CFR §312.21(a) (as hereafter modified or amended) (including an equivalent clinical trial conducted in any country other than the United States).

“Phase 2 Clinical Trial” means a human clinical trial that utilizes the pharmacokinetic and/or pharmacodynamics information obtained from one or more previously conducted human clinical trial(s) and which is designed to provide a preliminary determination of efficacy of a Product in a target patient population over a range of doses or dose regimens, as further described in 21 CFR §312.21(b) (as hereafter modified or amended) (including an equivalent clinical trial conducted in any country other than the United States).

“Phase 3 Clinical Trial” means a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease being studied, as further described in 21 C.F.R. §312.21(c) (as hereafter modified or amended), which is designed and intended to be of a size and statistical power sufficient to serve as the pivotal study to support the filing of a Marketing Approval Application for the indication being studied (including an equivalent clinical trial conducted in any country other than the United States) and is (i) performed after a Phase 2 Clinical Trial or (ii) identified publicly, or registered with a Governmental or Regulatory Authority, by a Selling Entity as a Phase 3 clinical trial.

“Phase 4 Clinical Trial” means a human clinical trial commenced for a particular product in a particular country after receiving Marketing Approval for such product in such country, other than any such post-approval clinical trial that is required by a Regulatory Authority in such country, or agreed with a Regulatory Authority to be conducted, as a condition of receiving or maintain such Marketing Approval.

“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency or any successor entity thereto.

“[***]” means an invention that (i) is owned by [***], or [***] (ii) was conceived and first reduced to practice within [***] following the Closing and described in an invention disclosure submitted to [***]s Office of Technology Transfer no later than [***] following the Closing, and (iii) is an improvement of, or is directly related to, any Product, Additional Molecular [***] or other invention Covered by any Company Patent described in clause (i) or (ii) of the definition of Company Patent above (or the use or manufacture of any of the foregoing) or resulted from access to or use or knowledge of any Company Intellectual Property existing as of the date hereof.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Post-Closing Payments” means, to the extent actually paid or due and payable to any of the Selling Securityholders or Optionholders pursuant to the terms of this Agreement, (i) the Milestone Payments, (ii) the Representative Fund Amount, (iii) the Escrow Funds and (iv) any Adjustment Surplus pursuant to the terms of Section 2.4(e) (Post-Closing Payments).

“Post-Closing Tax Period” means [***].

“Post-Closing Statement” has the meaning set forth in Section 2.4(b) (Post-Closing Statement).

“[***]” has the meaning set forth in Section 4.2(b)(ix) [***].

“Pre-Closing Statement” has the meaning set forth in Section 2.4(a) (Pre-Closing Statement).

“Pre-Closing Tax Period” means [***].

“Pre-Closing/Straddle Tax Returns” has the meaning set forth in Section 6.12(e) (Filing Tax Returns After Closing).

“Proceeding” means any Action, suit, Claim, complaint, investigation, litigation, audit, proceeding or arbitration by or before any Person.

“Product(s)” means, individually an [***], a [***], or an [***] and, collectively, [***].

“Product Transferee” means any Person, including any Excluded Affiliate, who obtains from Purchaser (or its successors or Affiliates) any rights to develop and/or commercialize a Product, whether generally or in one or more particular fields or territories, by assignment, license, sublicense or any other grant or transfer of rights.

“Pro Rata Share” means, with respect to each Selling Securityholder an amount equal to the quotient obtained by dividing (i) the aggregate portion of the Purchase Price paid or payable to such Selling Securityholder by (ii) the aggregate portion of the Purchase Price paid or payable to all Selling Securityholders.

“Purchase” has the meaning set forth in Section 2.1(a)(i) (Company Capital Stock).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Purchase Price” means the sum of (i) the [***] (as adjusted pursuant to Section 2.4 (Post-Closing Adjustment) and (ii) the aggregate amount of all Post-Closing Payments.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnified Parties” has the meaning set forth in Section 7.1 (Indemnification by the Selling Securityholders).

“Qualified Transaction” means a sale, license, transfer, assignment, or other disposition of any material portion of the assets constituting [***] to a Person who is not an Affiliate of Purchaser, whether indirectly or directly, which results in [***] in consideration for such [***] and whether by (i) sale of assets, (ii) a transfer of more than fifty percent (50%) of the voting control of the Company or a Person holding more than fifty percent (50%) of the voting control of the Company, (iii) a merger, reorganization, conversion or other transaction resulting in a change of ownership of more than fifty percent (50%) of the voting control of the Company or a Person holding more than fifty percent (50%) of the voting control of the Company (any transaction described in the foregoing clauses (ii) or (iii), a “Change in Control”). Notwithstanding the foregoing, the following shall not be considered a “Qualified Transaction”: (i) any sale, transfer or issuance of equity or debt securities pursuant to a bona fide equity or debt financing, as applicable, by Purchaser or any Affiliate of the Purchaser (including the Company) that does not constitute a Change in Control or (ii) the granting or permitting of any encumbrance or other security interest to any Person in connection with any such financing.

“R&W Insurance Policies” means Purchaser’s representation and warranty insurance policies obtained in connection with this Agreement in substantially the form attached hereto as Exhibit C.

“R&W Insurance Retention Amount” means the deductible or retention amount applicable to the R&W Insurance Policies at the Closing.

“Registered Intellectual Property” means (i) Patents, (ii) Trademarks, and (iii) copyright registrations, applications therefor, or renewals thereof.

“Regulatory Exclusivity” means marketing or sales exclusivity conferred by a Governmental or Regulatory Authority in a country or jurisdiction on the holder of a Marketing Approval for a pharmaceutical or biologic product in such country or jurisdiction, including regulatory data exclusivity, orphan drug exclusivity, new chemical entity exclusivity and pediatric exclusivity.

“Related Agreements” means any agreement, document or instrument entered into or delivered in connection with this Agreement and the Transactions.

“Released Matters” has the meaning set forth in Section 6.10 (Release).

“Releasees” has the meaning set forth in Section 6.10 (Release).

“Reporting Deadline” means the [***].

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Representatives” has the meaning set forth in Section 6.13 (Termination of Discussions and Non-Solicitation).

“Representative Fund Amount” means [***].

“Resignation Letters” means the written resignation letters from each of the officers and directors of the Company and each of its Subsidiaries, to be effective as of the Closing in a form acceptable to Purchaser.

“Resolution Period” has the meaning set forth in Section 2.4(d) (Dispute Resolution).

“Resolved Claims” has the meaning set forth in Section 7.6(f) (Resolution of Indemnification Disputes).

“Review Period” has the meaning set forth in Section 2.4(c) (Review of Post-Closing Statement).

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Securityholder Indemnified Parties” has the meaning set forth in Section 7.2 (Indemnification by Purchaser).

“Selling Entity” has the meaning set forth in Section 1.1 (definition of “Net Sales”).

“Selling Securityholder” has the meaning set forth in the Preamble.

“Settled Claims” has the meaning set forth in Section 7.6(c) (Resolution of Indemnification Disputes).

“Severance Costs” means all of the Company’s bonus, severance, change-in-control payments or similar payment obligations that become payable due to, or resulting from, the closing of the Transactions (including any “single-trigger” or “double-trigger” change of control obligations).

“Shares” has the meaning set forth in the Preamble.

“Small Molecule” means any compound or molecule with a molecular weight less than two thousand (2,000) atomic mass units, other than a protein, peptide, or other biological molecule.

“Special Engagement” has the meaning set forth in Section 9.17 (Privilege; Counsel).

“Special Percentage Interest” means, with respect to each Selling Securityholder, the percentage set forth opposite such Selling Securityholder’s name on Schedule 1.1(b).

“Spreadsheet” has the meaning set forth in Section 6.9(a) (Spreadsheet).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“[***]” means [***] that (i) has [***] and (ii) at the time of the achievement of (x) the Milestones set forth in Section 3.1(a)(ii)(A)–(F) (Milestones for [***]), either (A) is Covered by a Valid Claim of a Company Patent or (B) was previously Covered by a Valid Claim of a Company Patent and has Regulatory Exclusivity in, in each case, (A) and (B), a country or jurisdiction in which such Milestone is achieved or (y) a Milestone set forth in Section 3.1(a)(ii)(G)–(J) (Milestones for [***]), either (A) is Covered by a Valid Claim of a Company Patent in the United States and the Major European Markets or (B) was previously Covered by a Valid Claim of a Company Patent in the United States and the Major European Markets and has Regulatory Exclusivity in the United States and the Major European Markets, in each case, (A) and (B), on [***].

“[***] Milestone” has the meaning set forth in Section 3.1(a)(ii)(D).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(ii)(A).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(ii)(B).

“[***]” means any pharmaceutical or biologic formulation containing (i) a [***] as an active pharmaceutical ingredient or (ii) a [***] described in clause (i) that is conjugated to a peptide, protein, or antibody, whether, in either case, alone or in combination with one or more other active pharmaceutical ingredients.

“[***]” has the meaning set forth in Section 3.1(d)(iii)(C) (Milestone [***] and Other Terms).

“[***]” means one of (i) signal transducer and activation of transcription 3 protein (“[***]”), or (ii) [***], including all associated Targets of a protein described in the preceding clause (i) or (ii).

“[***] Milestone” has the meaning set forth in Section 3.1(a)(ii)(C).

[***]

[***]

“Stock Certificates” has the meaning set forth in Section 2.2 (Surrender of Certificates).

“Straddle Period” has the meaning set forth in Section 6.12(c) (Straddle Period).

“Subsidiary” has the meaning set forth in Section 5.1(c) (Subsidiaries).

“Tail Policy” has the meaning set forth in Section 6.18 (Director’s and Officers’ Indemnification).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Tangible Personal Property” means all furniture, fixtures, equipment, computer hardware, office equipment and apparatuses, tools, machinery and supplies and other tangible property of every kind owned or leased (wherever located and whether or not carried on the books and records), together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

[***]

“Tax” or “Taxes” means any and all (i) federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges in the nature of a tax imposed under applicable Laws by any Governmental or Regulatory Authority, including all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, escheat, estimated or withholding taxes, and all customs and import duties, together with all interest, penalties and additions thereto imposed with respect to such amounts, in each case whether disputed or not; (ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of being or having been a member of an affiliated, consolidated, combined or unitary group; and (iii) any Liability for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

“Tax Return” means any U.S. federal, state, local, provincial and non-U.S. returns, declarations, claims for refunds, forms, statements, reports, schedules, information returns or similar statements or documents and any amendments thereof (including any related or supporting information or schedule attached thereto) filed or required to be filed with any applicable Governmental or Regulatory Authority in connection with the determination, assessment or collection of any Tax.

“Third Party” means any party other than a Selling Entity.

“Total Outstanding Shares” means (without duplication) (i) the aggregate number of shares of Company Capital Stock issued and outstanding immediately prior to the Closing, on an as converted to Company Common Stock basis, plus (ii) the maximum aggregate number of shares of Company Capital Stock issuable upon full exercise of all Company Options (whether vested or unvested) issued and outstanding immediately prior to the Closing, on an as converted to Company Common Stock basis, plus (iii) the maximum aggregate number of shares of Company Capital Stock issuable upon full exercise, exchange or conversion of any other rights, whether vested or unvested, that are convertible into, exercisable for or exchangeable for, shares of Company Capital Stock issued and outstanding immediately prior to the Closing, on an as converted to Company Common Stock basis.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“Trademarks” means all trademarks, trade names, corporate names, service marks, brand names, logos, trade dress, slogans, and other indicia of product or service source or origin together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated with the foregoing and all common-law rights thereto, as well as all applications, registrations and renewals in connection therewith.

“Transactions” means each of the transactions contemplated pursuant to this Agreement and the Related Agreements (including, without limitation, the Purchase).

“Transfer” has the meaning set forth in Section 6.14(a) (No Transfer).

“Transfer Taxes” means all transfer, sales, use, value added, goods and services, excise, gross proceeds, reporting, recording, filing, documentary, stamp, conveyance and other similar fees, Taxes and charges arising out of or in connection with the Transaction.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

[***]

[***]

[***]

“Unobjected Claim” has the meaning set forth in Section 7.6(b) (Resolution of Indemnification Disputes).

“Upfront Option Cash Out Amount” has the meaning set forth in Section 2.1(b) (Treatment of Company Options).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

“US Marketing Approval” means receipt of Marketing Approval for a Product in the United States.

“Valid Claim” means a claim of (i) an issued and unexpired Patent covering the composition of matter of a [***], or [***] as applicable, that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, explicitly disclaimed, denied or admitted in writing to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise; or [***].

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Working Capital [***]” means an amount equal to [***].

[***]

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale.

(a) Company Capital Stock.

(i) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Selling Securityholders will sell, transfer, convey, assign, deliver and set over to Purchaser, and Purchaser will purchase and accept, all of the right, title, benefit and interest of the Selling Securityholders in, to and under the Shares, free and clear of all Liens (the “Purchase”).

(ii) In consideration for such sale of Shares, Purchaser shall pay (or cause to be paid) to each Selling Securityholder, at the Closing, by wire transfer of immediately available funds, an amount in cash equal to (A) the product obtained by multiplying (1) the Per Share Estimated Consideration by (2) the number of Shares held by such Selling Securityholder as of immediately prior to the Closing minus (B) the amount equal to such Selling Securityholders’ Percentage Interest multiplied by the Indemnity Escrow Fund Amount; provided, that, with respect to [***] the payment described in this Section 2.1(a)(ii) shall be net of the [***] (which for the avoidance of doubt shall not be reallocated to any Selling Securityholder or Optionholder).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iii) At the Closing, each share of Company Common Stock that (A) is outstanding immediately prior to the Closing and (B) is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any similar rights, shall immediately become vested and shall, without any action on the part of Purchaser, the Company or any Selling Securityholder or any other Person, be treated in the same manner as other fully vested shares of Company Common Stock in connection with the Transaction as set forth herein (including Section 2.1(a)(ii) (Company Capital Stock)).

(b) Company Options.

(i) No Company Options shall be assumed by Purchaser, and each such Company Option shall terminate at the Closing.

(ii) Effective as of the Closing, each Company Option outstanding and unexercised as of immediately prior to the Closing, shall, whether vested or unvested as of immediately prior to the Closing, by virtue of the Transaction and without any action on the part of Purchaser, the Company, any Selling Securityholder, any Optionholder or any other Person (other than any notices required to be delivered pursuant to the terms of the Equity Plan or any consents required to be obtained), be automatically converted, without exercise, into the right to receive (A) with respect to each Company Option held by such Optionholder, the product obtained by multiplying (x) the excess, if any, of the Per Share Estimated Consideration over the per share exercise price applicable to the Shares subject to such Company Option by (y) the aggregate number of Shares subject to such Company Option (such amount being hereinafter referred to as the “Upfront Option Cash Out Amount”) plus (B) the portion, if any, of any Post-Closing Payments to which such Company Option is entitled pursuant to the terms of this Agreement.

(iii) Purchaser shall pay (or cause to be paid) the Upfront Option Cash Out Amount, subject to Section 2.5 (Withholding), to the Optionholders within [***] Purchaser shall pay (or cause to be paid), subject to Section 2.5 (Withholding), any Post-Closing Payments payable with respect to such Company Options on the same schedule, and subject to the same terms and conditions, that apply to other Selling Securityholders under this Agreement with respect to their Company Capital Stock.

(iv) Prior to the Closing, and subject to the review and reasonable approval by Purchaser, the Company shall take all actions necessary to effect the transactions anticipated by this Section 2.1(b) (Company Options) under the Equity Plan, all agreements for Company Options, and any other plan or arrangement of the Company (whether written or oral, formal or informal), including delivering all required notices, obtaining all necessary approvals and consents, and delivering evidence reasonably satisfactory to Purchaser that all necessary determinations by the Company’s Board of Directors or applicable committee thereof to cash out vested and unvested Company Options in accordance with this Section 2.1(b) (Company Options) have been made. In addition, prior to the Closing, and subject to review and reasonable approval by Purchaser, the Company shall take all actions necessary to terminate the Equity Plan, effective as of the Closing.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c) Representative Fund Amount. At the Closing, Purchaser shall deposit (or cause to be deposited) the Representative Fund Amount into a segregated account designated by the Seller Representative in a written notice delivered to Purchaser at least [***] prior to the Closing. The Representative Fund Amount is established solely to be used by the Seller Representative to pay any fees, costs or other expenses it may incur in performing its duties or exercising its rights under this Agreement. The Representative Fund Amount shall be held as a trust fund for the benefit of the Selling Securityholders and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Person. The Selling Securityholders shall be treated as the owners of the Representative Fund Amount for all income Tax purposes until such amounts, if any, are distributed to the Selling Securityholders. The Seller Representative shall disburse (or cause to be disbursed) any amounts then remaining in the Representative Fund Amount to the Selling Securityholders and to the Company (or its designee) for disbursement to the Optionholders in accordance with their respective Percentage Interests at any time that it determines in its reasonable discretion that such funds are no longer needed. The Seller Representative is not providing any investment supervision, recommendations or advice and will not be liable for any loss of principal of the Representative Fund Amount other than as a result of its gross negligence or willful misconduct. The Seller Representative is not acting as a withholding agent or in any similar capacity in connection with the Representative Fund Amount and has no Tax reporting or income distribution obligations hereunder.

(d) Escrow Fund. At the Closing, Purchaser shall deposit (or cause to be deposited), with the Escrow Agent (i) an amount equal to the Adjustment Escrow Fund Amount to hold in trust as a separate escrow fund (the “Adjustment Escrow Fund”) and (ii) an amount equal to the Indemnity Escrow Fund Amount to hold in trust as a separate escrow fund (the “Indemnity Escrow Fund”) under the terms of this Agreement and the Escrow Agreement.

(e) Estimated Expenses and Estimated Closing Indebtedness. At the Closing, Purchaser shall pay or cause to be paid all Estimated Expenses that remain unpaid as of the Closing Date in accordance with the Pre-Closing Statement and the instructions provided by the Company prior to the Closing. At the Closing, Purchaser shall pay or cause to be paid all Estimated Closing Indebtedness in accordance with the Payoff Letters and the Pre-Closing Statement.

2.2 Surrender of Certificates. At the Closing, each Selling Securityholder will surrender the certificates representing his, her or its Shares (the “Stock Certificates”) to Purchaser, together with a duly completed and validly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A (the “Assignment Separate from Certificate”) and any other transfer documentation reasonably required by Purchaser (collectively, the “Exchange Documents”). Upon surrender of the Stock Certificates to Purchaser, or such other agent or agents as may be appointed by Purchaser, together with Purchaser’s receipt of all such Exchange Documents, duly completed and validly executed in accordance with the instructions thereto, subject to the terms hereof, each Selling Securityholder shall be entitled to receive from Purchaser, or such other agent or agents as may be appointed by Purchaser, the portion of the consideration to which such Selling Securityholder is entitled to hereunder when due (including the portion of the Estimated Upfront Payment specified in Section 2.1(a) (Company Capital Stock)).

2.3 Lost, Stolen or Destroyed Certificates. In the event any Stock Certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required; provided, however, that Purchaser may, in its discretion and as condition precedent to the issuance thereof, require the Selling Securityholder who is the owner of such lost, stolen or destroyed certificates to provide a customary indemnification agreement in form and substance reasonably acceptable to Purchaser, against any claim that may be made against Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

2.4 Post-Closing Adjustment.

(a) Pre-Closing Statement. [***] the Company shall deliver to Purchaser a statement in form and substance reasonably acceptable to Purchaser (the “Pre-Closing Statement”) setting forth, in reasonable detail, the Company’s good faith estimates of Closing Working Capital (including all components thereof) (the “Estimated Closing Working Capital”), Closing Indebtedness (the “Estimated Closing Indebtedness”), the Expense Excess (the “Estimated Expense Excess”), the [***] (the “[***]”), the [***] Payments and the Expenses (the “Estimated Expenses”) (including all components thereof), in each case, in accordance with the express terms of this Agreement and accompanied by reasonably detailed back-up documentation for such calculation and any additional information reasonably requested by Purchaser. The Company shall give Purchaser a reasonable opportunity to review and comment on the Pre-Closing Statement and shall incorporate into the Pre-Closing Statement any good faith comments of Purchaser with respect thereto.

(b) Post-Closing Statement. As promptly as practicable, but in no event later than [***] Purchaser shall prepare and deliver, or cause to be prepared and delivered, to the Seller Representative a statement (the “Post-Closing Statement”) setting forth in reasonable detail Purchaser’s calculation of Closing Working Capital (including all components thereof), Closing Indebtedness, [***] Expense Excess, [***] and Expenses (including all components thereof), in each case accompanied by reasonably detailed back-up documentation for such calculation, which Post-Closing Statement shall be prepared in good faith in accordance with the express terms of this Agreement. The Parties agree that the purpose of preparing the Post-Closing Statement and determining the amounts of Closing Working Capital, Closing Indebtedness, [***] and Expenses contemplated by this Section 2.4 (Post-Closing Statement) is to measure changes in the amounts of Closing Working Capital, Closing Indebtedness, [***], and Expenses, if any, in accordance with the express terms of this Agreement, and such processes are not intended to permit the introduction of judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of determining any such amounts that are inconsistent with the express terms of this Agreement.

(c) Review of Post-Closing Statement. The Seller Representative shall have [***] following its receipt of the Post-Closing Statement (the “Review Period”) to review the Post-Closing Statement. In connection with the Seller Representative’s review of the Post-Closing Statement, Purchaser shall cause the Company to make reasonably available, during normal business hours upon reasonable advance notice, to the Seller Representative and its advisors such books, records and personnel reasonably requested by the Seller Representative related to the Post-Closing Statement; provided, however, that (i) such access will not unreasonably disrupt the Company or its Subsidiaries’ operations; and (ii) the Company and its Subsidiaries will not be required to disclose any information that would, in the reasonable good faith judgment of the Company based on advice of

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

outside counsel, jeopardize attorney-client privilege, contravene any applicable Law or violate in any material respect any agreement binding on any such entity as of the date that such request is made. [***] the Seller Representative shall deliver to Purchaser a written statement accepting or disputing the Post-Closing Statement. In the event that the Seller Representative shall dispute the Post-Closing Statement, such statement shall include a reasonably detailed itemization of the Seller Representative’s objections and the reasons therefor (such statement, a “Dispute Statement”). Any component of the Post-Closing Statement that is not disputed in a Dispute Statement shall be final and binding on the Parties hereto and not subject to appeal. If the Seller Representative does not deliver a Dispute Statement to Purchaser within the Review Period or delivers a statement accepting the Post-Closing Statement, the Post-Closing Statement shall be final and binding on the Parties hereto and not subject to appeal.

(d) Dispute Resolution. If the Seller Representative delivers a Dispute Statement during the Review Period, Purchaser and the Seller Representative shall promptly attempt in good faith to resolve their differences with respect to the disputed items set forth in the Dispute Statement during the [***] immediately following Purchaser’s receipt of the Dispute Statement, or such longer period as Purchaser and the Seller Representative may mutually agree (the “Resolution Period”). Any such disputed items that are resolved by Purchaser and the Seller Representative during the Resolution Period shall be final and binding on the parties hereto and not subject to appeal. If Purchaser and the Seller Representative do not resolve all such disputed items by the end of the Resolution Period, Purchaser and the Seller Representative shall submit all items remaining in dispute with respect to the Dispute Statement to a nationally or regionally recognized independent accounting firm upon which Purchaser and the Seller Representative shall reasonably agree (the “Accounting Firm”) for review and resolution. The Accounting Firm shall act as an expert and not an arbitrator. The Accounting Firm shall make all calculations in accordance with the express terms of this Agreement, shall determine only those items remaining in dispute between Purchaser and the Seller Representative, and shall not be permitted or authorized to assign a dollar amount to any item in dispute greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. Each of Purchaser and the Seller Representative shall (i) enter into a customary engagement letter with the Accounting Firm at the time such dispute is submitted to the Accounting Firm and otherwise cooperate with the Accounting Firm, (ii) have the opportunity to submit a written statement in support of their respective positions with respect to such disputed items, to provide supporting material to the Accounting Firm in defense of their respective positions with respect to such disputed items and to submit a written statement responding to the other Party’s position with respect to such disputed items and (iii) subject to customary confidentiality and indemnity agreements, provide the Accounting Firm with access to their respective books, records, personnel and representatives and such other information as the Accounting Firm may require in order to render its determination. The Accounting Firm shall be instructed to deliver to Purchaser and the Seller Representative a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Accounting Firm by Purchaser and the Seller Representative) of the disputed items within thirty (30) calendar days of receipt of the disputed items, which determination shall be final and binding on the parties hereto and not subject to appeal, absent manifest error. The fees and expenses of the Accounting Firm shall be borne by Purchaser, on the one hand, and the Seller Representative, on the other hand, based on a percentage equal to (x) the portion of the total amounts disputed not awarded to each such party divided by (y) the total amounts disputed.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(e) Post-Closing Payments.

(i) If the [***] is finally determined to be less than the Estimated Upfront Payment (the amount of such deficit, the “Adjustment Shortfall”), then Purchaser and the Seller Representative shall promptly, and in any event within [***] after such final determination, provide a joint written instruction to the Escrow Agent (A) to deliver an amount in cash equal to the Adjustment Shortfall to Purchaser from the Adjustment Escrow Fund and, to the extent that the Adjustment Shortfall is greater than the amount available in the Adjustment Escrow Fund at such time, from the Indemnity Escrow Fund, and (B) to release to each Selling Securityholder such Selling Securityholder’s Percentage Interest of any amounts remaining in the Adjustment Escrow Fund and to the Company (or its designee) the Optionholders’ Percentage Interests of any amounts remaining in the Adjustment Escrow Fund for payment to the Optionholders (it being understood that any amounts payable in respect of Company Options shall be subject to Section 2.5 (Withholding) and shall be paid in the manner described in Section 2.1(b)(iii) (Company Options)).

(ii) If the [***] is finally determined to be greater than the Estimated Upfront Payment (the “Adjustment Surplus”), then, promptly, and in any event within [***] after such final determination, (a) Purchaser shall pay or cause to be paid to each Selling Securityholder such Selling Securityholder’s Percentage Interest of the Adjustment Surplus and to the Company (or its designee) the Optionholders’ Percentage Interests of any amounts remaining in the Adjustment Escrow Fund for payment to the Optionholders, and (b) the Purchaser and the Seller Representative shall provide a joint written instruction to the Escrow Agent to release (or cause to be released) to each Selling Securityholder such Selling Securityholder’s Percentage Interest of the Adjustment Escrow Fund and to the Company (or its designee) the Optionholders’ Percentage Interests of any amounts remaining in the Adjustment Escrow Fund for payment to the Optionholders (it being understood that any amounts payable in respect of Company Options shall be subject to Section 2.5 (Withholding) and shall be paid in the manner described in Section 2.1(b)(iii) (Company Options).

(f) Any payment made under Section 2.4(e) (Post-Closing Payments), to the maximum extent permitted by applicable Law, shall be treated for all Tax purposes as an adjustment to the Estimated Upfront Payment and the Purchase Price.

(g) If the Expenses (as finally determined pursuant to Section 2.4 (Post-Closing Adjustment)) exceed the Estimated Expenses, Purchaser will promptly pay or cause to be paid to the applicable payees the amount of such excess (but in no event [***] pursuant to Section 2.4 (Post-Closing Adjustment)).

2.5 Withholding. Purchaser and its agents (as applicable) shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as Purchaser reasonably determines that it is required to deduct or withhold therefrom under any applicable Laws. To the extent such amounts are so deducted or withheld and paid to the appropriate Governmental or Regulatory Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

ARTICLE 3

MILESTONES

3.1 Milestone Consideration.

(a) Milestone Payments. Purchaser shall pay (or cause to be paid) to the Selling Securityholders and to the Company for further distribution to the Optionholders, to be allocated in accordance with their Special Percentage Interests, in accordance with and subject to the terms of this Section 3.1(a) (Milestone Payments) and Section 7.4 (Set-Off), each of the following one-time payments (each, a “Milestone Payment”) upon the first achievement of the corresponding milestone event by a Selling Entity after the Closing and prior to the Milestone Termination Date (each, a “Milestone”), if such Milestone is so achieved:

(i) Milestones for [***].

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

[***]

[***]

(ii) Milestones for [***].

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iii) Milestones for [***]. On an [***]:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

[***]

[***]

[***]

(b) Notice and Payment of Milestone Payments. Each Milestone described in Section 3.1(a)(i) (Milestones for [***]) and Section 3.1(a)(ii) (Milestones for [***]) above may be achieved only once and each Milestone Payment shall be due only once upon the first achievement of the corresponding Milestone, if at all. Each Milestone described in Section 3.1(a)(iii) (Milestones for [***]) above may be achieved only once for each [***] and each Milestone Payment may be due only once for each [***] upon the first achievement of the corresponding Milestone, if at all. For the avoidance of doubt, in no event shall Purchaser be obligated to pay to the Selling Securityholders amounts under (i) Section 3.1(a)(i) (Milestones for [***]) exceeding [***] US Dollars [***] , (ii) Section 3.1(a)(ii) (Milestones for [***]) exceeding [***] US Dollars [***] and (iii) Section 3.1(a)(iii) (Milestones for [***]) exceeding [***] US Dollars [***] for each [***] Purchaser (or its designee) shall notify the Seller Representative within [***] after the achievement of any Milestone in Section 3.1(a)(i)(A)–(F)(Milestones for [***]), Section 3.1(a)(ii)(A)–(F) (Milestones for [***]) or Section 3.1(a)(iii)(A)–(H) (Milestones for [***]). Purchaser (or its designee) shall include in each such notice how Purchaser intends to treat, for U.S. federal income Tax purposes, the Excess Amount, if any, of the Milestone Payment corresponding to each Milestone described in such notice. After such a notice, the Seller Representative shall invoice Purchaser for the corresponding Milestone Payment, and Purchaser shall remit payment to the Selling Securityholders within [***] after receipt of such invoice. Purchaser (or its designee) shall notify the Seller Representative within [***] after the end of Purchaser’s [***] in which any Milestone in Section 3.1(a)(i)(G)–(J) (Milestones for [***]) Section 3.1(a)(ii)(G)–(J) (Milestones for [***]) or Section 3.1(a)(iii)(I)–(L) (Milestones for [***]) is achieved. After such a notice, the Seller Representative shall invoice Purchaser for the corresponding Milestone Payment, and Purchaser shall remit payment to the Selling Securityholders within [***] after providing such notice. For the avoidance of doubt, any and all of the Milestone Payments in Section 3.1(a) (Milestone Payments) above shall be subject to Purchaser’s set-off rights pursuant to Section 7.5 (Set-Off) below.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c) Net Sales Reporting. Following the first sale of a Product in any country and thereafter with respect to all sales of Products prior to the Milestone Termination Date, Purchaser shall provide Seller Representative a statement within [***] of the end of each applicable [***] stating (as applicable) the aggregate Net Sales of each Product (and indicating whether each Product is an [***] or an [***] sold during the relevant [***] by any Selling Entity (including descriptions and amounts of the amounts deducted from gross sales to calculate Net Sales).

(d) [***].

(i) Adjustments for Products Containing Compounds Covered by a [***] Company Patent and No Other Company Patents. If the [***] or [***] respectively, achieving a particular Milestone triggering a particular Milestone Payment under Sections 3.1(a)(i) (Milestones for [***]), 3.1(a)(ii) (Milestones for [***]) or 3.1(a)(iii) (Milestones for [***]) respectively, contains no [***], [***], or [***], respectively, other than one or more [***], [***], or [***], respectively, then such Milestone Payment for such Milestone achieved by such [***] or [***] respectively, shall be reduced as follows:

(1) If such [***] or [***] respectively, contains at least one [***] or [***] respectively, that is a [***] conceived and first reduced to practice during [***] the applicable Milestone Payment shall [***];

(2) If the preceding clause (1) of this Section 3.1(d)(i) (Adjustments for Products Containing Compounds Covered by a [***] Company Patent and No Other Company Patents) does not apply to such [***] or [***] respectively, and such [***] or [***] respectively, contains at least one [***] or [***] respectively, that is a [***] conceived and first reduced to practice during [***] such Milestone Payment shall [***];

(3) If neither clause (1) nor (2) of this Section 3.1(d)(i) (Adjustments for Products Containing Compounds Covered by a [***] Company Patent and No Other Company Patents) applies to such [***] or [***] respectively, and such [***] [***] or [***] respectively, contains at least one [***] or [***] respectively, that is a [***] conceived and first reduced to practice during [***] such Milestone Payment shall [***]; and

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(4) If neither clause (1), clause (2), nor clause (3) of this Section 3.1(d)(i) (Adjustments for Products Containing Compounds Covered by a [***] Company Patent and No Other Company Patents) applies to such [***] or [***] respectively, and such [***] [***] or [***] respectively, contains at least one [***] or [***] respectively, that is a [***] conceived and first reduced to practice during [***] such Milestone Payment shall [***].

For the avoidance of doubt, if the [***] or [***] as applicable, that achieves a particular Milestone described in Sections 3.1(a)(i) (Milestones for [***]), 3.1(a)(ii) (Milestones for [***]) or 3.1(a)(iii) (Milestones for [***]), respectively, contains only one or more [***] or [***] as applicable, that is a [***] conceived or first reduced to practice after [***] then notwithstanding any other provision of this Agreement, [***].

(ii) Adjustments for Third Party Intellectual Property. If a Selling Entity, in its reasonable judgment, is required to pay any amounts to a Third Party with respect to a Product to license or acquire any Intellectual Property that is reasonably necessary or commercially appropriate for such Product (including with respect to the manufacture, use and/or sale of such Product, but excluding any amounts paid to [***] under the [***]), then Purchaser shall have the right to [***] of the amounts payable to each such Third Party from the amounts payable to the Selling Securityholders with respect to such Product pursuant to Section 3.1(a) (Milestone Payments), as they may be adjusted pursuant to Section 3.1(d)(i) (Adjustments for Products Containing Compounds Covered by a [***] Company Patent and No Other Company Patents); provided, however, that in no event shall the amounts payable to the Selling Securityholders pursuant to Section 3.1(a) (Milestone Payments) (A) with respect to an [***] be reduced by more than [***] or (B) with respect to a [***] or an [***] be reduced by more than [***] in each case, pursuant to this Section 3.1(d)(ii)(Adjustments for Third Party Intellectual Property).

(iii) Milestone [***] and Other Terms. Notwithstanding anything to the contrary:

(A) the achievement of any the Milestones set forth in Section 3.1(a)(ii)(A)–(F) (Milestones for [***]) or Section 3.1(a)(iii)(A)–(H) (Milestones for [***]) by any Third Party contractually engaged by any Selling Entity to act as its legal agent with respect to, or to otherwise perform on Seller Entity’s behalf, the applicable clinical trial or regulatory filing shall be deemed to have been achieved by such Selling Entity;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(B) if any [***] Milestone is achieved with respect to a particular [***] prior to the achievement of any of the [***] Milestone or the [***] Milestone, in each case, with respect to such [***] then upon such achievement of such [***] Milestone with respect to such [***] the previously unachieved [***] Milestone or the [***] Milestone(s) (as the case may be) shall also be deemed achieved with respect to such [***] and the corresponding Milestone Payment(s) therefor shall be due and payable at the same time as Milestone Payment due with respect to such achieved [***] Milestone;

(C) if the [***] Milestone, [***] Milestone or [***] Milestone is achieved with respect to a [***] prior to the achievement of the [***] Milestone or [***] Milestone, in each case, with respect to such [***] then upon achievement of such [***] Milestone, [***] Milestone or [***] Milestone with respect to such [***] the previously unachieved [***] Milestone or [***] Milestone (as the case may be) shall also be deemed achieved with respect to such [***] and the corresponding Milestone Payment(s) therefor (the [***] Payments”) shall be due and payable as follows: [***] of the amount of the [***] Payments shall be payable at the same time as the Milestone Payment due with respect to such achieved [***] Milestone, [***] Milestone or [***] Milestone (as the case may be), and the remaining fifty percent (50%) of the [***] Payments shall be due [***] thereafter;

(D) if the [***] Milestone, [***] Milestone or [***] Milestone is achieved with respect to a particular [***] prior to the achievement of the [***] Milestone or any of the [***] Milestones, in each case, with respect to such [***] then upon such achievement of the [***] Milestone, [***] Milestone or [***] Milestone with respect to such [***] the previously unachieved [***] Milestone or any of the previously unachieved [***] Milestones (as the case may be) shall also be deemed achieved with respect to such [***] and the corresponding Milestone Payment(s) therefor (in each case, the [***] Milestone Payments”) shall be due and payable as follows: [***] of the amount of the applicable [***] Payments shall be payable at the same time as the Milestone Payment due with respect to such achieved [***] Milestone, [***] Milestone or [***] Milestone (as the case may be) and the remaining [***] of the applicable [***] Payments shall be due [***] thereafter; and

(E) if the [***] Milestone, [***] Milestone or [***] Milestone is achieved with respect to an [***] prior to the achievement of the [***] Milestone or [***] Milestone, in each case, with respect to such [***] then upon achievement of such [***] Milestone, [***] Milestone or [***] Milestone with respect to such [***] the previously unachieved [***] Milestone or [***] Milestone (as the case may be) shall also be deemed achieved with respect

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

to such [***] and the corresponding Milestone Payment(s) therefor (the “[***] Payments”) shall be due and payable as follows: [***] of the amount of the [***] Payments shall be payable at the same time as the Milestone Payment due with respect to such [***] Milestone, [***] Milestone or [***] Milestone (as the case may be), and the remaining [***] of the [***] Payments shall be due [***] thereafter.

(iv) Termination of Milestone Obligations. Purchaser shall not be obligated to pay to the Selling Securityholders or any other Person any amounts pursuant to this Section 3.1 (Milestone Consideration) with respect to any Milestone that is achieved after the Milestone Termination Date or any event occurring, or Net Sales received, following the Milestone Termination Date; provided, that (A) Purchaser shall provide a statement within [***] in which Milestone Termination Date occurs stating (as applicable) the aggregate Net Sales of each Product (and indicating whether each Product is an [***], or an [***] sold during the period between (x) the end of the last Fiscal Year immediately preceding the Milestone Termination Date and (y) the Milestone Termination Date and (B) the Seller Representative may conduct audits in accordance with Section 3.1(f)(i) (Financial Records and Audits) for [***] following the Milestone Termination Date to verify whether any Milestones were achieved but the corresponding Milestone Payment not paid, prior to the Milestone Termination Date.

(e) Currency Exchange. With respect to sales of Products invoiced or received in a currency other than US Dollars, such amount will, for purposes of determining Net Sales hereunder, be converted into the US Dollar equivalent using (a) the conversion rate published in the Wall Street Journal Eastern US Edition conversion rate on the last Business Day of the calendar month during which such revenue was invoiced or received or (b) the then-current reasonable and customary exchange rate methodology for the translation of foreign currency sales into US Dollars used by the Selling Entity invoicing or receiving such amounts with respect to its business generally, consistently applied.

(f) Audits and Reporting.

(i) Financial Records and Audit. Purchaser shall (and shall require that its Affiliates and Product Transferees will) maintain complete and accurate records in sufficient detail to permit the Seller Representative to verify the achievement of the Milestones in Section 3.1(a) (Milestone Payments). Upon at least [***] prior notice, and subject to Section 3.1(d)(iv) (Termination of Milestone Obligations) above, the records required pursuant to this Section 3.1(f)(i) (Financial Records and Audit) shall be open for examination, during regular business hours and at the relevant entity’s principal place of business, for a period of [***] from the end of the [***] to which such records pertain, and not more often than [***], by an independent certified public accountant selected by the Seller Representative and reasonably acceptable to Purchaser, for the sole purpose of verifying for the Seller Representative the accuracy and completeness of any such Milestone Payments made, or required to be made, by Purchaser to the Selling Securityholders pursuant to this Agreement. The independent certified public accountant shall disclose to the Seller Representative only whether the reports or notices with respect to Net Sales and Milestones provided to Seller’s Representative were correct or incorrect (or, if no reports or notices

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

were provided, whether such reports or notices should have been provided and what the contents of such notices or reports should have been) and the specific details concerning any discrepancies. No other information shall be provided to the Seller Representative. No record may be audited more than once. The Selling Securityholders shall bear the full cost of such audit unless such audit reveals an underpayment by Purchaser of more than [***] of the amount actually due for any Fiscal Year being audited, in which case Purchaser shall promptly reimburse the Selling Securityholders for the reasonable costs for such audit. The Selling Securityholders shall cause the Seller Representative to pay to Purchaser any underpayment discovered by such audit within [***] after the accountant’s report, plus interest from the original due date. If the audit reveals an overpayment by Purchaser, then Purchaser may take a credit for such overpayment against any future payments due to the Selling Securityholders.

(ii) Audit Dispute. If Purchaser reasonably disputes in good faith the results of any audit conducted pursuant to Section 3.1(f)(i) (Financial Records and Audit), and provides notice thereof to the Seller’s Representative within thirty (30) calendar days of receipt of the results of such audit, Purchaser and the Seller Representative shall work in good faith to resolve the disagreement. If such Parties are unable to reach a mutually acceptable resolution of any such dispute for which such notice is provided within [***] of the Seller’s Representative’s receipt of such notice (or such longer period as agreed to by such Parties), the dispute shall be submitted for resolution to the Auditor. The decision of the Auditor shall be final and the costs of such procedure as well as the initial audit shall be borne between such Parties in such manner as the Auditor shall determine. If the Auditor determines that there has been an underpayment by Purchaser, Purchaser shall pay to the Selling Securityholders the underpayment within ten (10) Business Days after the Auditor’s decision, plus interest (as set forth in Section 3.1(f)(i) (Financial Records and Audit)) from the original due date. If the Auditor determines that there has been an overpayment by Purchaser, then Purchaser may take a credit for such overpayment against any future payments due to the Selling Securityholders.

(iii) Reporting. Subject to this Section 3.1(f)(iii) (Reporting), on or before [***] Purchaser shall provide the Seller Representative with a summary report of the status of progress toward achievement of the Milestones in Section 3.1(a)(i)(A)–(F) (Milestones for [***]) and Section 3.1(a)(ii)(A)–(F) (Milestones for [***]). Upon receipt of any such report, if requested in writing by the Seller Representative and upon reasonable advance notice, Purchaser shall make available to the Seller Representative those individuals responsible for the development of the Products to report on the status of progress toward achievement of the Milestones and answer reasonable questions posed by the Seller Representative via email or through one (1) meeting (either via telephone, video or in-person). Notwithstanding the foregoing, the obligations under this Section 3.1(f)(iii) (Reporting) shall terminate upon Purchaser (or its successor-in-interest or a Parent Company) first becoming subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act and in any event on the Milestone Terminate Date, subject to Section 3.1(d)(iv) (Termination of Milestone Obligations). Purchaser’s obligation to include any information in such report regarding (i) [***] shall terminate upon receipt of the first Marketing Approval for the first [***] and (ii) [***] shall terminate upon receipt of the first Marketing Approval for the first [***].

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

3.2 Development.

(a) Efforts with Respect to Development and Commercialization of Products. Purchaser (directly or through its Affiliates, Product Transferees and/or other contractors) shall use Commercially Reasonable Efforts to: [***] Purchaser agrees that it will not and will cause its Affiliates and Product Transferees not to, take or omit to take any action that is primarily intended to impede or impair the achievement of a Milestone, unless it is otherwise Commercially Reasonable to do so. Upon the occurrence of a Change of Control, Purchaser shall cause the acquirer to expressly assume Purchaser’s obligations pursuant to this Section 3.2 (Development).

(b) Conditions to Development. Without limiting Purchaser’s obligations under Section 3.2(a) (Efforts with respect to Development and Commercialization of Products), the Company acknowledges that the achievement of any Milestone is uncertain and therefore the payment of any Milestone Payment is therefore uncertain. Notwithstanding the foregoing or any other provision of this Agreement, but without limiting Purchaser’s obligations under Section 3.2(a) (Efforts with respect to Development and Commercialization of Products),: (i) the obligations to use Commercially Reasonable Efforts set forth in Section 3.2(a) (Efforts with Respect to Development and Commercialization of Products) above shall not be deemed to be a representation, warranty or guarantee that any Milestone will be achieved; (ii) Purchaser (and its designees) shall, subject to Section 3.2(a) (Efforts with respect to Development and Commercialization of Products), have sole discretion over all matters relating to the Products after the date hereof, including any research, development, manufacturing, commercialization, clinical trial design, site selection, regulatory, quality standards, legal, Intellectual Property, marketing, licensing and sales decisions relating to Products; (iii) neither Purchaser nor any of its Affiliates or Product Transferees owes any fiduciary duty or other express or implied duty to the Company or any of its shareholders, and Purchaser disclaims (on behalf of itself and its Affiliates and Product Transferees), and the Company hereby irrevocably waives, any obligations with respect to development, seeking Marketing Approval for, and/or commercialization of the Products, or the achievement of any Milestones, whether arising under applicable Laws or otherwise, except for, in each case, the obligations to use Commercially Reasonable Efforts set forth in Section 3.2(a) (Efforts with respect to Development and Commercialization of Products) above; and (iv) in any event, Purchaser’s obligations under Section 3.2(a) (Efforts with Respect to Development and Commercialization of Products) shall terminate upon [***] and Purchaser, its Affiliates and Product Transferees shall have no further obligations under Section 3.2(a) (Efforts with Respect to Development and Commercialization of Products) from and after such date.

ARTICLE 4

CLOSING

4.1 Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place within [***] following satisfaction or waiver (if permissible hereunder) of the conditions set forth in Section 4.2 (Closing Conditions) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver (if permissible hereunder) of those conditions at the Closing) by electronic delivery of duly executed documents. The date upon which the Closing occurs hereunder

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

shall be referred to herein as the “Closing Date”. The Parties agree that the Closing will be effective and deemed to have occurred as of (a) 11:59 p.m. Eastern time on the Closing Date for purposes of calculating Closing Working Capital (without regards to any financing or similar transaction consummated or effected by the Purchaser or any of its Affiliates following the Closing) and allocating Taxes arising in connection with the transactions contemplated by this Agreement and (b) 12:01 a.m. Eastern time on the Closing Date (the “Effective Time”) for all other purposes, including the passage of title and risk of loss.

4.2 Closing Conditions.

(a) Mutual Conditions. The respective obligations of the Parties to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

(i) Regulatory Approvals. All approvals of Governmental or Regulatory Authorities required to be obtained prior to the Closing in connection with the Transactions shall have been obtained without any conditions thereto.

(ii) No Legal Restraints. No Law or Order (whether temporary, preliminary or permanent) shall be in effect which has the effect of making the Transactions hereby illegal or otherwise prohibiting or preventing consummation of the Transactions in accordance with the terms hereof.

(b) Additional Purchaser Conditions. The obligations of Purchaser to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions, any of which may be waived in writing exclusively by Purchaser:

(i) Company and Selling Securityholder’s Representations and Warranties.

(A) Each of the Fundamental Representations shall be true and correct in all respects (other than any de minimis failure to be true and correct) on the date such Fundamental Representation was made and as of the Closing Date as though such Fundamental Representations were made on and as of such date (other than such representations and warranties that are made only as of a specified date, each of which shall be true and correct in all respects (other than any de minimis failure to be true and correct) as of such date).

(B) Other than the Fundamental Representations, the representations and warranties of the Company or the Selling Securityholders that (x) are not qualified by the words “material”, “materiality” (or similar qualification) shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than such representations and warranties that are made only as of a specified date, which shall be true and correct in all material respects as of such date) and (y) are qualified by the words “material”, “materiality” (or similar qualification) shall have been true and correct in all respects on the date they were made and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than any such representations and warranties that are made only as of a specified date, which shall be true and correct in all respects as of such date).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(ii) Company and Selling Securityholders Covenants. The Company and the Selling Securityholders shall have performed and complied in all material respects with each of the covenants and obligations under this Agreement required to be performed and complied with by them on or prior to the Closing.

(iii) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

(iv) Company Capital Stock. The Selling Securityholders shall collectively own one hundred percent (100%) of the issued and outstanding shares of Company Capital Stock as of immediately prior to the Closing.

(v) No Actions. There shall be no Action by a Governmental or Regulatory Authority that is pending or threatened against Purchaser or any of its Affiliates, or against the Company or any of its Affiliates, challenging or seeking to enjoin or prevent any of the transactions contemplated hereby.

(vi) Escrow Agreement. The Seller Representative and the Escrow Agent shall have entered into an Escrow Agreement in substantially the form attached hereto as Exhibit B (the “Escrow Agreement”).

(vii) Company and Selling Securityholders Closing Deliveries. The Purchaser shall have received the following:

(A) the Spreadsheet;

(B) the Pre-Closing Statement;

(C) the consents, waivers and approvals of parties to any Contract set forth on Schedule 4.2(b)(vii)(C);

(D) each of the Payoff Letters;

(E) from each Selling Securityholder, (x) the applicable Exchange Documents and (y) a duly executed and valid IRS Form W-8 or W-9 (as applicable);

(F) the duly executed Resignation Letters;

(G) a certificate reasonably satisfactory to Purchaser signed by a duly authorized officer of the Company complying with the requirements of Code Section 1445 and Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) stating that no interest in the Company has been a “United States real property interest” as defined under Section 897 of the Code at any time during the entire period that the Company has been subject to U.S. income Taxes as a corporation;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(H) a certificate from the Company, validly executed by the Executive Chairman of the Company for and on the Company’s behalf, to the effect that, as of the Closing, the conditions set forth in Sections 4.2(b)(i)-(iv) (Closing Conditions) have been satisfied;

(I) a certificate of good standing from the Secretary of State of the State of Delaware which is dated within [***] with respect to the Company;

(J) evidence reasonably satisfactory to Purchaser that, with respect to any payments and/or benefits that Purchaser determines may constitute “parachute payments” under Section 280G of the Code with respect to any Employees or any other “disqualified individual” (as defined in Code Section 280G and the Treasury Regulations promulgated thereunder), the Selling Securityholders, (i) have approved, pursuant to the method provided for in the regulations promulgated under Section 280G of the Code, any such “parachute payments” or (ii) have voted upon and disapproved of such parachute payments, and, as a consequence, such “parachute payments” shall not be paid or provided for in any manner and Purchaser and its subsidiaries shall not have any Liabilities with respect to such “parachute payments”;

(K) such other duly executed documents, instruments and certificates as may be reasonably required by the Purchaser to be delivered by the Company and / or the Selling Securityholders pursuant to the terms of this Agreement (with respect to the Company’s Subsidiary in [***] including all company chops, UKey, original licenses, permits and government approvals, books, accounting, tax and other corporate records);

(L) the Purchaser shall have received evidence, in form and substance reasonably satisfactory to Purchaser, that the agreements and other arrangements between a Selling Securityholder, on the one hand, and the Company or any Subsidiary, on the other hand, listed on Schedule 4.2(b)(vii)(L) shall have been terminated as of the Closing, in each case without any Liability or further obligation to the Company or any Subsidiary;

(M) the Purchaser shall have received evidence, in form and substance reasonably satisfactory to Purchaser, that (i) each of [***] have waived any provisions with respect to “Strategic Relationships” (as defined in the applicable consulting agreement) in any consulting agreements [***] are a party to with the Company or any Subsidiary and (ii) any consulting agreement [***] is a party to with the Company or any Subsidiary has been terminated as of the Closing;

(N) the Purchaser shall have received copies of option cancellation agreements, in form and substance reasonably satisfactory to Purchaser, duly executed by each holder of Company Options;

(O) [***]; and

(P) the Purchaser shall have received copies of duly executed (i) amendments to each of the [***] and (ii) an amendment to the [***] in each case, in form and substance reasonably satisfactory to Purchaser.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(viii) Offer Letters. Each signatory to an Offer Letter shall not have terminated his employment or consulting arrangement with the Company (or the Subsidiary, as applicable), and such signatory shall not have expressed a formal and definitive intention or, to the Knowledge of the Company, an informal and definitive intention, to terminate his employment with the Company or Purchaser (or one of their respective subsidiaries, as applicable) within [***] following the Closing.

[***]

(c) Additional Company and Selling Securityholder Conditions. The obligations of the Company and the Selling Securityholders to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing exclusively by the Company:

(i) Purchaser Representations and Warranties. The representations and warranties of Purchaser that are not qualified by the words “material” or “materiality” (or similar qualifications) shall have been true and correct in all material respects on the date there were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of Purchaser made only as of a specified date, which shall be true and correct in all material respects as of such date). The representations and warranties of Purchaser that are qualified by the words “material” or “materiality”(or similar qualifications) shall have been true and correct in all respects on the date they were made and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than any such representations and warranties of Purchaser made only as of a specified date, which shall be true and correct in all respects as of such date).

(ii) Purchaser Covenants. Purchaser shall have performed and complied in all material respects with each of the covenants and obligations under this Agreement required to be performed and complied with by it prior to the Closing.

(iii) Escrow Agreement. The Purchaser and the Escrow Agent shall have entered into the Escrow Agreement.

(iv) Waiver under Convertible Notes. Purchaser shall have delivered to the Company a waiver of the conversion and repayment provisions contained in Section 2(c) of the Convertible Notes in connection with this Agreement and the Transactions in a form reasonably satisfactory to the Company.

(v) [***].

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties Regarding the Company. The Company hereby represents and warrants to Purchaser, as of the date of this Agreement and the Closing, the following, subject to the disclosures and exceptions set forth in the Disclosure Schedules delivered to Purchaser on the date hereof and attached hereto (the “Disclosure Schedules”):

(a) Organization and Existence.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties, to conduct the Business as currently conducted in each jurisdiction where the Business is currently conducted, to enter into the Related Agreements and to consummate the Transactions. Section 5.1(a)(i) of the Disclosure Schedules lists every state or foreign jurisdiction in which the Company holds assets or properties (whether owned, leased or licensed), the Business is currently conducted or any Employees are currently employed by the Company. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification or license material to the Company’s business as currently conducted, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have an adverse impact on the Company or the Business in any material respect. The Company has Made Available a true, complete and correct copy of its Organizational Documents, each as amended to date and in full force and effect on the date hereof, to Purchaser, and no other amendments to any such Organizational Documents have been approved.

(ii) Section 5.1(a)(ii) of the Disclosure Schedules lists the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. None of the directors and officers of the Company have indemnification rights from the Company other than as set forth in the Organizational Documents.

(b) Company Capital Structure.

(i) The authorized capital stock of the Company consists of 43,500,000 shares of common stock, par value $0.001 per share, of which 20,000,000 shares are issued and outstanding, and 17,000,000 shares of Company Preferred Stock, of which (i) 15,000,000 are designated “Series Seed Preferred Stock”, 11,870,000 of which are issued and outstanding, and (ii) 2,000,000 are designated “Series Seed-2 Preferred Stock”, of which 1,250,000 of which are issued and outstanding. The Company Capital Stock is held by the Selling Securityholder as set forth in Section 5.1(b)(i) of the Disclosure Schedules, which further sets forth each Selling Securityholder’s domicile, the number of shares held, and the number of the applicable stock certificates representing such shares. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Company’s Organizational Documents, or any agreement to which the Company is a party or by which

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

it is bound. All outstanding shares of Company Capital Stock have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any shareholder of the Company) in material compliance with all applicable Laws, including federal and state securities Laws, and were issued, transferred and repurchased (in the case of shares that were outstanding and repurchased by the Company or any shareholder of the Company) in accordance with any right of first refusal or similar right or limitation, including those in the Organizational Documents. An election under Section 83(b) of the Code was validly and timely made with respect to all outstanding shares of Company Common Stock that were eligible for such an election. The Company has not suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Company Capital Stock, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no events or circumstances that have occurred that would give rise to any anti-dilution or other adjustments to the respective conversion rates of any series of Company Preferred Stock. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. Other than the Company Common Stock, and the Company Preferred Stock listed on Section 5.1(b)(i) of the Disclosure Schedules, the Company has no other capital stock authorized, issued or outstanding. True, correct and complete copies of all agreements and instruments relating to any securities of the Company, including any amendments, modifications or supplements, have been provided to Purchaser.

(ii) Except for the Equity Plan, the Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity-related compensation to any person (whether payable in shares, cash or otherwise). The Company has reserved 1,500,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company under the Equity Plan, of which (i) 400,600 shares of Company Common Stock are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Equity Plan, and (ii) 1,099,400 shares of Company Common Stock remain available for future grant. Section 5.1(b)(ii) of the Disclosure Schedules sets forth for each outstanding Company Option, the name of the holder, the type of entity of such holder, the domicile address of record of such holder, whether such holder is an employee of the Company, the number and class or series of Shares issuable upon the exercise of such Company Option, the date of grant, the exercise price (if any), the vesting schedule, including the extent vested to date and whether such vesting is subject to acceleration as a result of the Transactions or any other events, and whether such Company Option is a nonstatutory option or qualifies as an incentive stock option as defined in Section 422 of the Code. No Company Option has an exercise price that is less than the fair market value of the underlying equity as of the date such option was granted (as determined in accordance with Section 409A). The terms of the Equity Plan and the applicable agreements for each Company Option permit the termination of Company Options as provided in this Agreement without the consent or approval of the holders of such securities, the Selling Securityholders or otherwise. True and complete copies of all agreements and instruments, including all amendments, modifications or supplements, issued under the Equity Plan have been Made Available. All Company Options have been issued in material compliance with all applicable Laws, and, to the Knowledge of the Company, were issued and transferred in accordance with any right of first refusal or similar right or limitation.

(iii) No notice to Optionholders is required to consummate the Transactions or otherwise effect the treatment of the Company Options contemplated under Section 2.1(b) (Company Options) of this Agreement. No Optionholder has the ability to early exercise any Company Options under the Equity Plan or any other Contract relating to such Company Options.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iv) Other than the Company Options, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the equity of the Company (whether payable in equity, cash or otherwise). Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. There are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Capital Stock. As a result of the sale of the Shares to Purchaser, at the Closing, Purchaser will be the sole record and beneficial holder of all issued and outstanding Common Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

(c) Subsidiaries. Section 5.1(c) of the Disclosure Schedules lists each corporation, limited liability company, body corporate, partnership, association, joint venture or other business entity of which the Company owns, directly or indirectly, any shares of capital stock or any interest in, or which the Company controls, directly or indirectly, (each a “Subsidiary”). The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Person. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary has the requisite power to own its assets and properties and to carry on its business as currently conducted. Each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications or licenses necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have an adverse impact on the Company, such Subsidiary, or the Business in any material respect. A true, correct and complete copy of each Subsidiary’s Organizational Documents, each as amended to date and in full force and effect on the date of this Agreement, has been Made Available. All of the outstanding equity interests of each Subsidiary are owned of record by the Company. All outstanding equity interests of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Organizational Documents of such Subsidiary, or any Contract to which such Subsidiary is a party or by which it is bound, and have been issued in material compliance with all applicable Laws. There are no options, warrants, calls, rights, or Contracts of any character, written or oral, to which any the Company or any Subsidiary is a party or by which any of them is bound obligating the Company or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of any Subsidiary or obligating any Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right or Contract. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any of the Subsidiaries. Section 5.1(c) of the Disclosure Schedules lists the directors and officers of each Subsidiary as of the date of this Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(d) Authority and Approval. The Company has all requisite power and authority to enter into this Agreement, the Related Agreements and the other agreements, instruments and documents to be executed and delivered in connection herewith and therewith to which the Company is (or becomes) a party and the consummation of the Transactions. The execution and delivery of this Agreement and the Related Agreements to which the Company is a party and the consummation of the Transactions have been duly authorized by all necessary corporate and stockholder action (including the unanimous approval of the Board of Directors of the Company) and no further corporate or stockholder action is required on the part of the Company to authorize this Agreement or any other Related Agreements to which the Company is a party and the Transactions. This Agreement has been duly executed and delivered by the Company and the Related Agreements will be duly executed and delivered by the Company, and this Agreement constitutes, and the Related Agreements when so executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a Proceeding in equity or at Law).

(e) No Conflict. The execution and delivery by the Company or the Selling Securityholders of this Agreement does not, the execution by the Company of the Related Agreements will not, and the consummation of the Transactions will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to, any payment obligation, or a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit, or result in the creation of any Lien, under (any such event, a “Conflict”) (i) any provision of the Organizational Documents of the Company or any of its Subsidiaries (ii) any of the Company’s or any of its Subsidiaries’ Material Contracts, except where the Conflict would not, individually or in the aggregate, reasonably be expected to have an adverse impact on the Company or the Business in any material respect, or (iii) any Law applicable to or any of its or any Subsidiary’s properties or assets (whether tangible or intangible). Section 5.1(e) of the Disclosure Schedules sets forth all necessary notices, consents, waivers and approvals of parties to any of the Company’s or any Subsidiary’s Material Contracts that are required thereunder in connection with the Transactions, or for any such Material Contract to remain in full force and effect without limitation, modification or alteration after the Closing so as to preserve all rights of, and benefits to, Purchaser under such Material Contracts from and after the Closing.

(f) Governmental Approvals and Filing. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement, the Related Agreements or any other agreement to which the Company is a party or the consummation of the Transactions.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(g) Financial Statements.

(i) Section 5.1(g)(i) of the Disclosure Schedules sets forth true and complete copies of (A) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2018 and the related consolidated statements of operations and cash flows for the year ended December 31, 2018 (the “2018 Financial Statements”), (B) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2019 and the related consolidated statements of operations and cash flows for the year ended December 31, 2019 (the “2019 Financial Statements”) and (C) the unaudited consolidated balance sheet of the Company as of September 30, 2020 and the related consolidated statements of operations and cash flows for the three months ended September 30, 2020 (the “2020 Financial Statements” and together with the 2018 Financial Statements and the 2019 Financial Statements, the “Financial Statements”). The Financial Statements in each case were prepared in accordance with GAAP, consistently applied, and fairly present in all material respects the consolidated financial position of the Business as of the dates thereof and the consolidated results of operations of the Business for the time periods indicated.

(ii) The Company does not have any Liabilities, other than Liabilities (A) set forth or expressly reserved for on the face of the Financial Statements or specifically set forth in any notes thereto, (B) incurred in the Ordinary Course of Business after March 31, 2020, (C) pursuant to Contracts Made Available to Purchaser or any Contracts entered into by the Company subsequent to the date hereof not in violation of this Agreement (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law), (D) under this Agreement and the Related Agreements relating to or in connection with the Transactions, or (E) that are Closing Indebtedness or Expenses as set forth in the Spreadsheet.

(iii) Section 5.1(g)(iii) of the Disclosure Schedules sets forth all Indebtedness of the Company and the Subsidiaries as of the date of this Agreement, including the creditor thereof, the principal amount thereof and any accrued and unpaid interest thereon.

(h) Absence of Changes. Since March 31, 2020 (A) there has not been any Material Adverse Effect, and (B) except as set forth in Section 5.1(h) of the Disclosure Schedules:

(i) the Company and each Subsidiary have carried on the Business in the Ordinary Course of Business;

(ii) the Company and each Subsidiary have not caused or permitted any modifications, amendments or changes to its Organizational Documents;

(iii) the Company and each Subsidiary have not issued, granted, delivered or sold or authorized or proposed the issuance, grant, delivery or sale of, any Company Capital Stock, Company Options or equity-based awards (whether payable in cash, stock or otherwise) or any equity interests of any Subsidiary, or any rights or securities convertible into, exercisable or exchangeable therefor (including subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating any of them to issue or purchase any such equity interest, rights or securities);

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iv) the Company and each Subsidiary have not declared, set aside, or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock or the equity interests of any Subsidiary, or split, combined or reclassified any Company Capital Stock or the capital stock of any Subsidiary, or directly or indirectly repurchased, redeemed or otherwise acquired any shares of Company Capital Stock or the equity interests of any Subsidiary (or options, warrants or other rights convertible into, exercisable or exchangeable for any of the foregoing);

(v) except in connection with the Transactions, the Company and each Subsidiary have not waived any equity repurchase rights, accelerated, amended or changed the period of exercisability of any Company Options or repriced any Company Options or authorized cash payments in exchange for any Company Options;

(vi) the Company and each Subsidiary have not formed, or entered into any commitment to form, a subsidiary, or acquired, or entered into any commitment to acquire, an interest in any corporation, association, joint venture, partnership or other business entity or division thereof;

(vii) the Company and each Subsidiary have not sold, leased, transferred, licensed, sublicensed, or assigned to a third party any of its respective properties, rights or assets;

(viii) other than in the Ordinary Course of Business, the Company and each Subsidiary have not (A) sold, exclusively licensed, sublicensed or assigned to any Person or entered into any Contract to sell, exclusively license or assign to any Person any rights to any Company Owned Intellectual Property or Company Licensed Intellectual Property; (B) bought or licensed any material Intellectual Property of any other Person; or (C) licensed or sold any Products (or any Company Intellectual Property) to any third party(ies);

(ix) the Company and each Subsidiary have not failed to maintain or allowed any rights in any Company Intellectual Property constituting Registered Intellectual Property to lapse or enter into the public domain;

(x) the Company and each Subsidiary have not (A) entered into any Material Contract or (B) agreed to any modification, amendment, termination, or extension of or waiver of any rights under any Material Contract;

(xi) the Company and each Subsidiary have not incurred any Indebtedness, or issued or sold any debt securities;

(xii) the Company and each Subsidiary have not created or permitted the creation of any Lien (other than Permitted Liens) on any of their respective assets;

(xiii) the Company and each Subsidiary have not made any loan to any Person (except for advances to employees for reasonable business travel and expenses in the Ordinary Course of Business);

(xiv) no asset used in or related to the Business with a value in excess of $[***] in the aggregate has been materially damaged or destroyed;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(xv) the Company and each Subsidiary have not (A) granted or promised any severance or termination payment (in cash, equity, or otherwise), or (B) adopted, terminated or amended any new severance plan or Company Employee Plan, entered into any Employee Agreement, paid or agreed to pay any bonus or special remuneration (including in connection with the Transactions) to any Employee, or increased or agreed to increase the salaries, wage rates, or other compensation or benefits of its Employees;

(xvi) the Company and each Subsidiary have not hired, offered to hire or engaged any employees, engaged any independent contractors, consultants or advisors, or terminated any Employee or encouraged any Employee to resign;

(xvii) the Company and each Subsidiary have not (A) adopted or changed accounting methods or practices (including any change in depreciation or amortization policies or rates or any change to practices that would impact the methodology for recognizing revenue) other than as required by GAAP or (B) accelerated the collection of accounts receivable or deferred or delayed the payment of accounts payable;

(xviii) the Company and each Subsidiary have not changed any Tax election, made any Tax election, adopted or changed any Tax accounting method, entered into any closing agreement in respect of Taxes, settled or compromised any Tax claim or assessment, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, made or requested any Tax ruling, entered into any Tax sharing or similar agreement or arrangement, entered into any transactions giving rise to deferred gain or loss, or amended any Tax Return;

(xix) the Company and each Subsidiary have not (A) settled, compromised or initiated any Proceeding or (B) waived any material right under applicable Contracts or Law;

(xx) the Company and each Subsidiary have not allowed or suffered any Permits to lapse, expire, be cancelled, suspended, limited, revoked or materially modified, or not be renewed (if renewal is due prior to the Closing); and

(xxi) the Company and each Subsidiary have not committed to do any of the foregoing.

(i) Taxes.

(i) The Company and each Subsidiary have filed or caused to be filed all income (and other similar) Tax Returns and all other material Tax Returns that are required to be filed with a taxing authority by or with respect to the Company or any Subsidiary. Such Tax Returns are true, correct and complete in all material respects and were filed in accordance with applicable Law in all material respects, and accurately reflect all material Liability for Taxes of the Company and each Subsidiary for the periods covered thereby; provided, however, that regardless of what may be reported on any such Tax Returns, the Selling Securityholders make no representation regarding (A) any carryovers of net operating losses, Tax credits, or charitable contribution or other Tax benefits items that are available to the Company or any Subsidiary or that have been reported by the Company or any Subsidiary for any federal, state, or other Tax purposes, and (B) any limitation on use of the

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Company’s or any Subsidiary’s net operating losses, Tax credits, or charitable contribution or other Tax benefit carryovers that might apply either as of or after the Closing Date under Code Sections 382 or 383 or any other applicable limitations under any Tax Laws.

(ii) All income and other material Taxes and Tax Liabilities of the Company and each Subsidiary that are due and payable on or prior to the Closing (whether or not shown on any Tax Return) have been (or will be) paid on or prior to the Closing. Any such Taxes or Tax Liabilities with respect to the Company and each Subsidiary that are not yet due and payable have been properly accrued on the Financial Statements or, with respect to periods not reflected on the Financial Statements, on the books and records of the Company and each Subsidiary, in each case, in accordance with GAAP.

(iii) As of the date hereof, each of the Company and each Subsidiary is not, and has never been, the subject of an audit or other examination relating to the payment of income (or other similar) Taxes or material amounts of other Taxes by the taxing authorities of any nation, state or locality nor, to the Knowledge of the Company, has the Company or any Subsidiary received within the past three (3) years any written notices from any taxing authority that such an audit or examination is pending.

(iv) As of the date hereof, neither the Company nor any Subsidiary (A) has entered into a written agreement or waiver extending any statute of limitations relating to the payment or collection of income (or other similar) Taxes or material amounts of other Taxes that has not expired and (B) is presently contesting any income (or other similar) Tax Liability or material amounts of other Liabilities for Taxes before any court, tribunal or agency.

(v) All material amounts of Taxes that the Company and each Subsidiary are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

(vi) There are no Liens for any Taxes (other than Permitted Liens) on the assets or properties of the Company or any Subsidiary.

(vii) No written claim has ever been made by a taxing authority, in a jurisdiction where the Company or any Subsidiary does not file Tax Returns or does not pay Taxes, that the Company or any Subsidiary is required to file Tax Returns in or be subject to Tax by that jurisdiction, and, to the Knowledge of the Company, there is no basis for any such claim to be made.

(viii) There is no power of attorney that is currently in effect given by or binding upon the Company or any Subsidiary with respect to Taxes or Tax Returns. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any taxing authority with or in respect of the Company or any Subsidiary.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(ix) The unpaid Taxes of the Company and the Subsidiaries for Pre-Closing Tax Periods do not, as of the Closing, exceed the amount taken into account in Indebtedness.

(x) Since the date of the 2020 Financial Statements, the Company and each Subsidiary have never made, changed or revoked any Tax election inconsistent with past practice, elected or changed any method of accounting for Tax purposes, changed any Tax accounting period, amended any Tax Return, surrendered any right to claim a refund of Taxes, settled or compromised any Action in respect of a material amount of Taxes outside the Ordinary Course of Business, consented to any extension or waiver of the statutory period of limitations applicable to any Action in respect of Taxes, entered into any Contract in respect of Taxes with any taxing authority or other party (other than a commercial agreement entered into in the normal course of business not primarily related to Taxes), or filed any material Tax Return inconsistent with past practice.

(xi) The Company and each Subsidiary will not be required to include any material item of income or gain in, or to exclude any material item of deduction or loss from, taxable income for any Post-Closing Tax Period as a result of any (A) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing, (B) change in method of accounting for a Pre-Closing Tax Period, (C) installment sale or open transaction disposition made prior to the Closing, (D) prepaid amount received or paid prior to the Closing, (E) deferred intercompany gain or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of Law), or (F) election made before the Closing under Section 965(h) of the Code. To the Knowledge of the Company, no taxing authority has proposed in writing any adjustment pursuant to Code Section 481(a) (or any predecessor provision) or any similar provision of state, local or foreign Tax Law or change in accounting method. There is no application pending with any taxing authority requesting permission for any such changes in any accounting methods for Tax purposes.

(xii) Each of the Company and each Subsidiary is not, and has never been, a “United States real property holding corporation” within the meaning of Code Section 897.

(xiii) The Company and each Subsidiary are in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a taxing authority.

(xiv) Each of the Company and each Subsidiary is not, and has never been, a member of an affiliated group of corporations filing a consolidated federal income Tax Return or a similar state or local income Tax Return. The Company and each Subsidiary do not have any Liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any comparable provision of domestic or foreign Tax Law), as a transferee or successor, by Contract (other than a Contract entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes), or otherwise.

(xv) During the [***] period ending on the date of this Agreement, the Company and each Subsidiary have never constituted a “distributing corporation” or a “controlled corporation” in a distribution qualifying or purported to qualify for Tax-free treatment (in whole or in part) under Code Section 355(a), Code Section 361 or analogous provisions of domestic or foreign Tax Law.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(xvi) The Company and each Subsidiary are not parties to, or otherwise bound by or subject to, any (A) Tax sharing, allocation or indemnification or similar agreement, provision or arrangement, or (B) any agreement or arrangement under which the Company or any Subsidiary could be (I) liable for any material Taxes or other claims of any party (other than the Company and its Subsidiaries), or (II) required to make payment to another Person (other than the Company or any Subsidiary) for any Tax Liabilities or with respect to any Tax benefits that are realized or deemed to be realized by the Company or any Subsidiary, including, but not limited to, transaction Tax benefits arising from a prior transaction (in each case of clauses (A) and (B), other than pursuant to commercial agreements entered into in the normal course of business that are not primarily related to Taxes).

(xvii) The Company and each Subsidiary have never been a party to a transaction that is or is substantially similar to a “reportable transaction” as such term is defined in Treasury Regulations Section 1.6011-4(b), any “tax shelter” within the meaning of Code Section 6662, or any other transaction requiring disclosure under analogous provisions of domestic or foreign Tax Law.

(xviii) The Company does not have a permanent establishment (within the meaning of an applicable Tax treaty or otherwise under applicable Law) or otherwise have an office or a fixed place of business outside of the United States. The Company and each Subsidiary have not previously recognized and will not recognize (based on facts and events present at the Closing) a material amount of “subpart F income” as defined in Code Section 952.

(xix) There is no agreement, plan, arrangement or other Contract covering any Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations promulgated thereunder) that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount for which a deduction would be disallowed by reason of Sections 280G or 404 of the Code or that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code. No Employee or any other “disqualified individual” (as defined in Code Section 280G and the Treasury Regulations promulgated thereunder) is entitled to any payment of any Tax “gross-up” or similar “make-whole” payments from the Company or any Subsidiary, including as a result of excise Taxes that could become payable under Section 280G of the Code or Section 4999 of the Code. Section 5.1(i)(xix) of the Disclosure Schedules lists all persons who are “disqualified individuals” (within the meaning of Section 280G of the Code and the Treasury Regulations promulgated thereunder).

(xx) Section 5.1(i)(xx) of the Disclosure Schedules lists each Contract, agreement or arrangement between the Company or any ERISA Affiliate and any Employee that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) subject to Section 409A of the Code (or any state law equivalent) and the Treasury Regulations and guidance thereunder (“Section 409A”). Each such nonqualified deferred compensation plan has been in documentary and operational compliance with Section 409A. No nonqualified deferred compensation plan that was originally exempt from application of Section 409A has been “materially

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. No compensation shall be includable in the gross income of any Employee as of any date on or prior to the Closing as a result of the operation of Section 409A of the Code with respect to any arrangements or agreements in effect prior to the Closing. To the extent required, the Company and each of its Subsidiaries has properly reported and/or withheld and remitted on amounts deferred under any Company nonqualified deferred compensation plan subject to Section 409A of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its ERISA Affiliates is a party, including the provisions of this Agreement, covering any Employee of the Company, which individually or collectively could require the Company or any of its Affiliates to pay a Tax gross-up payment to, or otherwise indemnify or reimburse, any Employee for Tax-related payments under Section 409A. There is no contract, agreement, plan or arrangement to which the Company or any ERISA Affiliate is a party, including the provisions of this Agreement, which, individually or collectively, could give rise to a Purchaser, Company, or Subsidiary Tax under Section 409A of the Code or that would give rise to an Employee Tax and/or Company or Subsidiary reporting obligations under Section 409A of the Code.

(xxi) No Company Option or other stock right (as defined in Treasury Regulations Section 1.409A-1(l)) (A) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted, (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, (C) has been granted after December 31, 2004, with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of applicable Treasury Regulations under Section 409A), or (D) has ever been accounted for other than fully in accordance with GAAP in the Company’s audited financial statements provided to Purchaser.

(j) Title. The Company and each Subsidiary have valid title to, or valid leasehold or license or contractual interests in, all of its material assets, free and clear of all Liens, except for Permitted Liens.

(k) Compliance with Laws.

(i) The Company and each Subsidiary is, and has in the prior (3) three years been, in material compliance with all Laws and Orders applicable to the Company, the Subsidiary, the Business or Employees;

(ii) The [***] do not violate any applicable Law and Order;

(iii) The Company has received no written notification or communication from any Governmental or Regulatory Authority (A) alleging that the Company or a Subsidiary is in violation or noncompliance with any applicable Law or (B) threatening to revoke or suspend any material Permit owned or held by the Company; and

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iv) Except as set forth in Section 5.1(k)(iv) of the Disclosure Schedules, neither the Company nor any Subsidiary uses or engages third parties (including any customs brokers, agents and consultants) to obtain any Permit in any location outside the United States.

(l) Permits. Section 5.1(l) of the Disclosure Schedules contains a complete list, as of the date of this Agreement, of all Permits issued to the Company or any Subsidiary that are used or held for use by the Company or any Subsidiary in connection with the Business. The Company and the Subsidiaries possess, and at all times during the past three (3) years have possessed all Permits necessary and material to the Business. Each such Permit is validly and presently in effect (and the continuing validity and effectiveness of such Permit will not be affected by the consummation of the Closing), and the Company and each of the Subsidiaries is not in default (with or without notice or lapse of time, or both) under any Permit in any material respect. To the Knowledge of the Company, no facts or circumstances exist that, with or without notice or lapse of time, would be reasonably likely to result in such action. There are no Actions pending, nor to the Knowledge of the Company, threatened, that seek the revocation, cancellation, suspension, failure to renew or adverse modification of any such Permit. All required filings with respect to such Permit have been made and all required applications for renewal thereof have been timely filed.

(m) Environmental Claims. The Company and its Subsidiaries (i) have not received any notice or other communication of any alleged Claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining material liability; (ii) have not disposed of, emitted, discharged, handled, stored, transported, labeled, used or released any Hazardous Materials, distributed, sold or otherwise placed on the market Hazardous Materials or any product containing Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials (collectively “Hazardous Materials Activities”) so as to give rise to any material Liability or corrective or remedial obligation under any Environmental Laws; (iii) have not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company or its Subsidiaries in connection with the Business; (iv) have no Knowledge of any fact or circumstance that could involve the Company, any Subsidiary or Purchaser in any environmental litigation or impose upon the Company, any Subsidiary or Purchaser any environmental Liability, (v) hold and are in material compliance with all Environmental Permits required for the Company and its Subsidiaries and the Business and all such permits are valid and in full effect, (vi) are and for the [***] have been in material compliance with all Environmental Laws, and (vii) have Made Available to Purchaser all records in the Company’s possession concerning the Hazardous Materials Activities of the Company in connection with the Business and all environmental audits and environmental assessments of any Business Property in the possession, custody or control of the Company. There are no Hazardous Materials in, on, or under any Business Properties such as could give rise to any Liability or corrective or remedial obligation of the Company or Purchaser under any Environmental Laws.

(n) Employee Benefit Plans.

(i) Schedule. Section 5.1(n)(i) of the Disclosure Schedules contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. No Person, other than an Employee or a current or former stockholder of the Company or any ERISA Affiliate, is or was a member or former member of any Company Employee Plan.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(ii) Documents. The Company and each of its ERISA Affiliates has Made Available (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all communications material to any Employee or Employees relating to any Company Employee Plan within the [***] and (vi) the most recent IRS determination, opinion, notification or advisory letters issued with respect to each Company Employee Plan.

(iii) Employee Plan Compliance. The Company and each of its ERISA Affiliates has, in all material respects, performed all obligations required to be performed by them under, is not in material default or violation of, and the Company and each of its ERISA Affiliates has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA or the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its current terms, without Liability to Purchaser, the Company or any ERISA Affiliate (other than ordinary administration expenses or routine claims for benefits). There are no audits, inquiries or proceedings pending, threatened in writing or, to the Knowledge of the Company, anticipated by the IRS, DOL, or any other Governmental or Regulatory Authority with respect to any Company Employee Plan.

(iv) Bonus Plan Compliance. The Company and its Subsidiaries are in compliance in all respects with all of their bonus, commission and other compensation plans and have paid all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the [***] preceding the Closing, and are not liable for any payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the Laws governing such plans.

(v) No Pension Plan. None of the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) Pension Plan which is a “multiemployer plan,” as defined in Section 3(37) of ERISA, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) “funded welfare plan” within the meaning of Section 419 of the Code.

(vi) No Self-Insured Plan. None of the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

(vii) No Post-Employment Obligations. No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, post-termination or retiree or post-employment life insurance, health or other employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with life insurance, health or other employee welfare benefits, except to the extent required by statute. Section 5.1(n)(vii) of the Disclosure Schedules accurately: (i) identifies each former Employee who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any compensation or benefits (whether from the Company or otherwise) relating to such former Employee’s service with the Company; and (ii) briefly describes such benefits.

(viii) Effect of Transaction. Except as set forth in Section 5.1(n)(viii) of the Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the Transactions (alone or in connection with additional or subsequent events) or any termination of employment or service in connection therewith will (i) result in any payment (including severance, golden parachute, bonus or otherwise), becoming due to any Employee, (ii) result in any forgiveness of indebtedness, (iii) materially increase any benefits otherwise payable by the Company or any Subsidiary (iv) result in the acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code, or (v) increase the cost to the Company or any Subsidiary or impose a loss to any Employee under any Company Employee Plan (including but not limited to as a result of the termination of any Company Employee Plan following the Closing).

(ix) Health Care Compliance. Neither the Company nor any ERISA Affiliate has, prior to the Closing and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act of 1998, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

(x) International Employee Plan. No Company Employee Plan or Employee Agreement has been adopted or maintained by the Company, whether formally or informally, or with respect to which the Company or may have any liability, with respect to Employees who perform services outside the United States.

(o) Material Contracts.

(i) Set forth on Section 5.1(o) of the Disclosure Schedules is a true and accurate list (referencing the applicable subsection of this Section 5.1(o) (Material Contracts)) as of the date hereof of each of the following Contracts to which the Company or one of the Company’s

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Subsidiaries is a party or by which either of them is bound, and that are used in, held for use in, related to, or necessary for, the conduct of the Business (the “Material Contracts”):

(A) all Contracts for the purchase of Product, materials, supplies, services or equipment necessary for or related to the conduct of the Business;

(B) all Contracts relating to joint ventures, collaboration arrangements, co-promotion or like agreements relating to the Business with another Person;

(C) all Contracts containing any royalty, profit sharing or contingent payment rights;

(D) all Contracts containing covenants prohibiting or limiting the right to compete or engage in any aspect of the Business or prohibiting or restricting the Company’s ability to conduct the Business with any Person or in any geographical area or to solicit or hire any individual or group of individuals;

(E) all Contracts granting (i) most favored nation or exclusive rights relating to any Product(s) to any other Person or (ii) any right of first refusal or first negotiation;

(F) all Contracts pursuant to which the Company has obtained or granted rights under any Intellectual Property, including any covenant not to enforce or assert, including any existing license agreement relating to any Product(s) or the Business and each other Contract under which the Company is a licensor or licensee of any Intellectual Property relating to any Product(s) or the Business;

(G) all Contracts relating to the creation of Liens or the guarantee of the payment of Liabilities or performance of obligations of any other Person by the Company;

(H) all mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts or instruments relating to Indebtedness or extension of credit or entered into by the Company or any of its Affiliates in settlement of any Proceeding or other dispute relating to the Business;

(I) all Contracts for the research or development of any compound or product related to the Products or Business, including such Contracts with contract research organizations and such Contracts with investigators or institutions relating to pre-clinical and clinical trials or any material transfer agreements;

(J) all Contracts for the manufacture or supply of any compound or product related to the Products or Business, including any purchase orders, invoices, standard terms and conditions for raw materials, intermediates, work-in-progress items and finished products either constituting or relating to such Contract;

(K) all Contracts for the distribution, promotion, marketing, reselling or other commercialization of any Product, including any purchase orders, invoices, standard terms and conditions for the sale of a component either constituting or relating to such Contract;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(L) all Contracts with any Governmental or Regulatory Authority;

(M) all leases, lease guaranties, subleases, or other Contracts for the leasing, use or occupancy of, or otherwise granting a right in or relating to, any real property;

(N) all Contracts that are with any investment banker, broker, advisor or similar party in connection with this Agreement and the transactions contemplated hereby; and

(O) all Employee Agreements.

(ii) All of the Material Contracts are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, and will continue to be valid, binding and enforceable on identical terms immediately following the consummation of the Transactions, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Company has Made Available to Purchaser a correct and complete copy of each written Material Contract and a written summary setting forth the terms and conditions of each oral Material Contract. Neither the Company nor any of its Subsidiaries is in material breach or default of any of the Material Contracts, and no event has occurred that with notice or lapse of time, or both, would constitute a material default by any of them under any Material Contract. To the Knowledge of the Company, (x) no other party to a Material Contract is in material breach or default of such Material Contract and no event has occurred that with notice or lapse of time, or both, would constitute a material default by such other party under any Material Contract and (y) no event, condition or circumstance exists or has occurred that would reasonably be expected to result in a material violation or breach of any provision of any Material Contract by the Company or any Subsidiary. No party has repudiated or expressed any intention to repudiate any provision of a Material Contract. To the Knowledge of the Company, none of the Material Contracts are subject to any Claims, charges, set offs or defenses. The Company has not given to, or received from, any other Person any written notice or other written communication or, to the Knowledge of the Company, any oral notice or other oral communication regarding any actual, alleged, possible or potential material violation or breach of, or default under, any of its Material Contracts, nor regarding the termination of any of its Material Contracts.

(iii) Prior to the execution of this Agreement, the Company has disclosed to Purchaser a true, accurate and complete copy of all Material Contracts.

(p) Tangible Personal Property.

(i) The material items of Tangible Personal Property have been maintained in accordance with the Company’s normal practice and are in good repair and usable condition for the operation of the Business, ordinary wear and tear and aging excepted.

(ii) Section 5.1(p)(ii) of the Disclosure Schedules lists all inventory of the Business. Such inventory has been maintained in accordance with the Company’s normal practice and is in good and usable condition for the development of the Products.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(q) Legal Proceedings.

(i) There are no Actions pending against, or threatened in writing, or, to the Knowledge of the Company, orally, against, the Business or the Products, or pertaining to the Business or the Products. To the Knowledge of the Company, there is no investigation (internal or external), audit or other Proceeding pending or threatened against the Company, the Subsidiaries, the Business or the Products or any of the officers or directors of the Company or any Subsidiary, in each case, in relation to the Business or the Products by or before any Governmental or Regulatory Authority nor, to the Knowledge of the Company, is there any reasonable basis thereof. To the Knowledge of the Company, there is no Claim of any nature pending or threatened against any Person who has a contractual right or a right pursuant to applicable Law to indemnification from the Company or any Subsidiary. To the Knowledge of the Company, there is not a reasonable likelihood of an adverse determination of any pending Claim related to the Business or the Products. There are no Actions pending against, or, to the Knowledge of the Company, threatened against, the Business or the Products that would reasonably be expected to prevent or delay the ability of the Company to enter into and perform its obligations under this Agreement or the Transactions.

(ii) There is no Order to which the Company or any Subsidiary is subject or that is pending or, to the Knowledge of the Company, threatened that would have an adverse impact on the Company or the Business in any material respect.

(r) Regulatory Compliance.

(i) The Company has not been in material violation of, and is not the subject of any Action with respect to the violation of, any Law or Order of a Governmental or Regulatory Authority, and has not received any FDA Form 483, “warning letters,” or “untitled letters,” or other similar notice of inspectional observations or deficiencies from a Governmental or Regulatory Authority. No Action is pending, or to the Knowledge of the Company, threatened, with respect to any violation of any Law or Order of a Governmental or Regulatory Authority by the Company, and the Company is and has been in compliance in all material respects with all such Laws and Orders. The Company has not received any written notice of any such Action or any Liability or potential responsibility on the part the Company to undertake or to bear all or any portion of the cost of any remedial action as a result of any such Action. The Company has never conducted any internal investigation with respect to any actual, potential or alleged material violation of any Law or Order by any director, officer or employee of the Company in connection with the Business.

(ii) The manufacture of the Products by, or on behalf of, the Company has at all times been conducted in compliance with applicable Laws and Orders, including without limitation, to the extent applicable, current good manufacturing practices.

(iii) All preclinical animal testing relating to the Products, and/or any other products of the Company, conducted by or on behalf of the Company, is being, and has been conducted, in accordance in all material respects with experimental protocols, procedures and controls that are generally accepted in the scientific community, as well as applicable Laws and Orders, including good laboratory practices, as applicable.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(iv) Prior to the date hereof, no human clinical trials have been conducted by or on behalf of the Company, nor have, to the Knowledge of the Company, any human clinical trials involving any Product been conducted by any Person.

(v) To the Knowledge of the Company, there have been no serious adverse events associated with the Products other than those reported with respect to human clinical trials conducted by or on behalf of the Company. The Company is, and at all times has been, in compliance with all adverse event reporting requirements applicable to the Business.

(vi) The Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation by any Governmental or Regulatory Authority in respect of the Company or the Business, including by (i) the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, (ii) the FTC, or (iii) any other Governmental or Regulatory Authority that has jurisdiction over the operations of the Company under any similar policy. To the Knowledge of the Company, neither the Company nor any current or former officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation or been debarred by the FDA under Article 306 of the FDA Act, 21 U.S.C. §335a(a) or (b), or any similar foreign or local Law.

(vii) All Products being manufactured or developed by the Company as of the date hereof that are subject to the jurisdiction of the FDA are being manufactured, labeled, stored and tested in compliance in all material respects with all applicable requirements under the FDA Act, the Public Health Service Act, and their applicable implementing regulations, and all comparable state and foreign Laws in those jurisdictions outside the United States in which any Product has been or is being manufactured by or for the Company.

(viii) Neither the Company nor, to the Knowledge of the Company, any of its officers, key employees, or agents acting for the Company, has committed any act, made any statement or failed to make any statement, relating to any Product or the development or manufacturing thereof that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Additionally, neither the Company, nor to the Knowledge of the Company, any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. Section 335a or any similar state or foreign Law or (B) exclusion under 42 U.S.C. Section 1320a–7 or any similar state or foreign Law.

(ix) The Company has Made Available to Purchaser copies of all material written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA or comparable foreign Governmental or Regulatory Authorities that identify lack of compliance with Laws of the FDA or comparable foreign Governmental or Regulatory Authorities.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(x) To the Knowledge of the Company, there are no proceedings pending with respect to a violation by the Company of the FDA Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other Law promulgated by any other Governmental or Regulatory Authorities.

(xi) The Company has Made Available to Purchaser true, accurate, and complete information, reports, and data concerning all scientific studies conducted by or on behalf of the Company, or pursuant to the [***] Sponsored Research Agreement, provided that, with respect to the [***] Sponsored Research Agreement, such information, reports and data have been provided to the Company or any Knowledge Person, and relating to each [***] each [***] or each [***] To the Knowledge of the Company, there is no study involving any [***] any [***] or any [***] in each case that has not been Made Available to Purchaser. To the Knowledge of the Company, there is no information that would reasonably be expected to indicate the existence of any material side effect or adverse effect resulting from any [***] any [***] or any [***] in each case that has not been previously disclosed in writing to Purchaser.

(xii) [***] has intentionally falsified, in a manner intended to deceive the Purchaser, any report that includes scientific data or experiment results and that is contained in the Data Room.

(s) Intellectual Property.

(i) Section 5.1(s)(i) of the Disclosure Schedules identifies (A) all Company Owned Intellectual Property and Company Licensed Intellectual Property constituting, in either case, Registered Intellectual Property, and (B) all applications for Registered Intellectual Property included within the Company Owned Intellectual Property or Company Licensed Intellectual Property.

(ii) Section 5.1(s)(ii) of the Disclosure Schedules further identifies all License Grants in the Company Intellectual Property.

(iii) The Company owns and possesses all right, title and interest in and to, free and clear of all Liens (other than Permitted Liens), all of the Company Owned Intellectual Property. The Company has a valid and enforceable license or other right to use all of the Company Licensed Intellectual Property pursuant to one or more of the Material Contracts. The Company Intellectual Property includes all of the Intellectual Property necessary and useful for the operation of the Business as currently conducted, and, to the Company’s Knowledge, as currently contemplated to be conducted, by the Company and its Subsidiary and there are no other items of Intellectual Property that are material to the ordinary conduct of the Business as currently conducted, and, to the Company’s Knowledge, as currently contemplated to be conducted, by the Company and its Subsidiary. With respect to any Registered Intellectual Property in either the Company Licensed Intellectual Property or Company Owned Intellectual Property, all previously due fees associated with maintaining any Company Owned Intellectual Property and, to the Knowledge of the Company, any Company Licensed Intellectual Property have been paid in full in a timely manner to the proper Governmental or Regulatory Authority except where the Company or, to the Knowledge of the Company, the

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

applicable licensor of such Company Licensed Intellectual Property, has, in its reasonable business judgment, decided to abandon or cancel such Company Owned Intellectual Property or such Company Licensed Intellectual Property, as the case may be, to the extent described in Section 5.1(s)(iii) of the Disclosure Schedules. All of the Company Intellectual Property shall be owned or available for use without liability by the Purchaser immediately after the Closing on terms and conditions identical to those under which Company owned or used the Company Intellectual Property immediately prior to the Closing. No Company Owned Intellectual Property, and, to the Knowledge of the Company, no Company Licensed Intellectual Property, is subject to any outstanding consent or Order restricting the use thereof. It will not be necessary to use any inventions of any of its employees or consultants made prior to their employment or engagement by the Company. The Company has not used any open source, copy left or community source code in a manner that would require the distribution or disclosure of the source code of proprietary software of the Company that has material value to the Company.

(iv) There is no Claim by any third party pending or, to the Company’s Knowledge, threatened against the Company contesting the validity, enforceability, or ownership of any Company Owned Intellectual Property nor, to the Knowledge of the Company, any Company Licensed Intellectual Property. The validity or enforceability of the Company Owned Intellectual Property and, to the Knowledge of the Company, the Company Licensed Intellectual Property has not been challenged in any jurisdiction, nor have the rights of the Company to use the Company Licensed Intellectual Property been challenged in any jurisdiction. To the Knowledge of the Company, the Registered Intellectual Property within the Company Owned Intellectual Property and the Company Licensed Intellectual Property are valid, subsisting, enforceable and in full force and effect; have not been cancelled, expired or abandoned except where the Company (or the applicable licensor of any Company Licensed Intellectual Property) has, in its reasonable business judgment and in the Ordinary Course of Business, decided to abandon or cancel such Company Owned Intellectual Property or Company Licensed Intellectual Property to the extent described in Section 5.1(s)(iv) of the Disclosure Schedules. No Claim is pending or, to the Company’s Knowledge, threatened challenging the Company’s right to any Company Owned Intellectual Property or right to use any Company Licensed Intellectual Property. No Claim is pending or, to the Company’s Knowledge, threatened, to the effect that any Registered Intellectual Property within the Company Owned Intellectual Property is, or upon consummation of the Transactions will be, invalid or unenforceable. The Company Owned Intellectual Property, and to the Knowledge of the Company, the Company Licensed Intellectual Property, is not subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of the Company Owned Intellectual Property or Company Licensed Intellectual Property, as applicable, or that would impair the validity or enforceability of any Registered Intellectual Property within the Company Owned Intellectual Property or Company Licensed Intellectual Property, as applicable. To the Company’s Knowledge, the inventors listed on any Registered Intellectual Property within the Company Owned Intellectual Property and Company Licensed Intellectual Property are the true and correct inventors, and each inventor has assigned, or has an obligation to assign, their rights in the invention to the Company or the University of Michigan, as appropriate. To the Company’s Knowledge the Company, such inventors and prosecution counsel have not withheld any material prior art references that it or they have knowledge.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(v) To the Company’s Knowledge, the Company has not infringed or misappropriated any Intellectual Property of any third party relating to [***] To the Company’s Knowledge, the manufacture, use, sale and/or importation of [***] and the possession, use, disclosure, copying or distribution of any information, data, or other tangible or intangible asset relating to [***] in the possession of the Company, and the possession or use by the Company of the Company Intellectual Property with respect to [***] has not, and does not, infringe, misappropriate, or violate any Intellectual Property of any other Person. The Company has not received any written notice of any Claim (including by an offer to license any Intellectual Property) and, to the Company’s Knowledge, there is no threatened Claim (whether or not pending or threatened) against the Company asserting that the manufacture, use, sale and/or importation of [***] may infringe upon, misappropriate or otherwise violate the Intellectual Property of any Person.

(vi) To the Company’s Knowledge, none of the Registered Intellectual Property or trade secrets within the Company Intellectual Property is being infringed or is otherwise used or available for use by any Person other than the Company or other than by the License Grants as set forth on Section 5.1(s)(ii) of the Disclosure Schedules. The Company has not given any notice, within the last two (2) years, to any Person asserting infringement or misappropriation by any such Person of any of the Company Intellectual Property. The Company is not aware of any actual, or, to the Company’s Knowledge, threatened or potential, infringement, misappropriation, dilution, conflict or violation of the Company Owned Intellectual Property by any Person.

(vii) To the extent Company has exercised its option rights pursuant to Sections 8.2, 8.3 or 8.4 of the UM Sponsored Research Agreement, as the case may be, Company has exercised such option rights prior to the expiration of the applicable time periods set forth in such Sections 8.2, 8.3 or 8.4, as the case may be, and otherwise in accordance with the terms of the [***] Sponsored Research Agreement.

(viii) Company Intellectual Property includes all Intellectual Property developed, generated or reduced to practice by any persons while working in [***] laboratory at [***] (including [***]) or otherwise at [***] under his supervision as of the Closing that is reasonably necessary or useful to develop, manufacture and/or commercialize [***] and/or [***].

(ix) No Intellectual Property has been developed, conceived, generated or reduced to practice under any of the following agreements: [***].

(x) With respect to the compounds set forth on Section 5.1(s)(x) of the Disclosure Schedules (collectively the “Advanced Research Compounds”), to the Company’s Knowledge, no Advanced Research Compound is Covered or disclosed by, or included in, any issued Patent of any other Person; provided that, for the avoidance of doubt, (i) the Company has yet to file

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

any patent application of its own disclosing or including any Advanced Research Compound and (ii) the Company has not conducted, or engaged any Representative to conduct, any patent clearance or similar freedom to operate searches, knock-out searches or other Intellectual Property searches, with respect to any Advanced Research Compound.

(t) Labor and Employment Matters.

(i) Section 5.1(t)(i) of the Disclosure Schedules lists all Employees and contractors of the Company or any Subsidiary, and sets forth for each such individual the following: (i) name, (ii) location, (iii) title or position (including whether full-time or part-time), (iv) hire or retention date, (v) current annual base compensation rate or contract fee, (vi) commission, bonus, or other incentive-based compensation, (vii) accrued and unused vacation, (viii) classification as exempt or non-exempt, and (ix) a description of the fringe benefits provided to each individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions, bonuses, fees, and other compensation, payable to all Employees for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings, or commitments of the Company with respect to any compensation, commissions, bonuses, or fees.

(ii) No strike, labor dispute, slowdown, or work stoppage against the Company relating to the Employees is pending, or to the Knowledge of the Company, threatened, or reasonably anticipated. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated relating to any labor matters involving any Employee, including charges of unfair labor practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to any Employee. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to the Employees and no collective bargaining agreement is being negotiated by the Company regarding such employees.

(iii) The Company and each Subsidiary is in material compliance with all applicable foreign, federal, state and local Laws respecting employment, employment practices, terms and conditions of employment, worker classification, Tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), compensation, hours of work, social insurance and housing fund contribution required under applicable Law with respect to the Employees. There are no actions, suits, claims or administrative matters by, involving, or relating to any Employee pending, or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental or Regulatory Authority with respect to employment practices regarding any Employee. The services provided by each of the Employees are terminable at the will of the Company and any such termination would result in no severance liability to the Company or any Subsidiary. With respect to the Employees, neither Company nor any Subsidiary has any material liability with respect to any misclassification of: (i) any individual as an independent contractor rather than as an employee, (ii) any employee leased from another employer, or (iii) any employee currently or formerly classified as exempt from overtime wages. The Company and each Subsidiary have withheld all amounts

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

required by applicable Laws or by contract to be withheld from the wages, salaries, and other payments to Employees; and is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company and each Subsidiary have paid in full to all Employees, directors, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due to be paid to or on behalf of such Employees, directors, independent contractors and consultants.

(iv) In the [***] neither the Company nor any Subsidiary has taken any action, and has no plans to undertake any action, that would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act (or as the same or analogous terms are defined under a state or local WARN statute) or incurred any Liability or obligation under the WARN Act (or a state or local WARN statute) that remains unsatisfied.

(u) No Brokers. No broker, finder or similar agent has been employed by or on behalf of the Company, and no Person with which the Company or any Subsidiary has had any dealings or communications of any kind, is entitled to any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the Transactions.

(v) Affiliate Transactions. Except as set forth in Section 5.1(v) of the Disclosure Schedule, neither the Company, nor any of its Affiliates or equity holders, nor any current or former director, officer or employee of the Company or the Subsidiaries (each an “Interested Party”), (i) has or has had any direct or indirect interest (A) in, or is, or was, a director, officer or employee of, any Person that is a client, customer, supplier, lessor, lessee, debtor, creditor or competitor of the Company or (B) in any material property, asset or right that is owned or used by or on behalf of the Company in the conduct of the Business or (ii) is a party to or has any interest in any Contract or transaction with the Company or any of the Subsidiaries, except for agreements related to such party’s employment or engagement with the Company. To the Knowledge of the Company, there are no Contracts with regard to contribution or indemnification between or among any of the Selling Securityholders. All transactions between the Company and any Interested Party that is a client, customer, supplier, lessor lessee, debtor or creditor of the Company or any of its Subsidiaries have been on an arms-length basis on terms no less favorable to the Company or any Subsidiary than would be available from an unaffiliated party.

(w) Suppliers. Section 5.1(w) of the Disclosure Schedules sets forth the top ten (10) suppliers of the Business for each of 2018, 2019 and year to date 2020 and the amounts paid to such suppliers for each of 2018, 2019 and year to date 2020. None of the suppliers listed thereon has cancelled, terminated or otherwise materially and adversely altered its relationship with the Business or notified the Company or any Subsidiary in writing of any intention to cancel, terminate or materially and adversely alter its relationship with the Company and the Subsidiaries with respect to the Business.

(x) Certain Business Activities.

(i) Neither the Company, the Subsidiaries, controlled Affiliates nor, any of their respective officers, directors or employees, or to the Knowledge of the Company, any agents or representatives or any Affiliate of or any Person associated with or acting for or on behalf of the Company, has directly or indirectly, acting for or on behalf the Company:

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(A) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments, including having made or attempted to make any improper contribution or gift, bribe, rebate, payoff, influence payment, kickback, or other improper payment to any Person, private or public, regardless of what form, whether in money, property, or services to (A) obtain favorable treatment for business or Contracts secured, (B) pay for favorable treatment for business or Contracts secured, or (C) obtain special concessions or for special concessions already obtained, in each of clauses (A), (B) and (C) in violation of any requirement of applicable Law;

(B) to the Company’s Knowledge, made or attempted to make any such contribution or gift, bribe, rebate, payoff, influence payment, kickback, or other improper payment in violation of any applicable written policy of the Company;

(C) established or maintained any fund or asset for the purpose of making any such contribution or gift, bribe, rebate, payoff, influence payment, kickback, or other improper payment in violation of any applicable Law or applicable written policy of the Company and which the Company or any of its officers, directors or employees has willfully failed to record in the Business Books and Records; or

(D) consummated any transaction, made any payment, entered into any contract or arrangement or taken any other action in violation of Section 1128B(b) of the U.S. Social Security Act, as amended.

(ii) No officer or director of the Company is a foreign or domestic government official or employee or a candidate for any foreign or domestic political office.

(y) Insurance. Section 5.1(y) of the Disclosure Schedules sets forth a true, correct and complete list, as of the date hereof, of all insurance policies maintained by or at the expense of or for the direct benefit of the Company and the Subsidiaries in connection with the Business. All premiums payable under all such policies have been paid and the Company is otherwise in material compliance with the terms of such policies. Neither the Company nor any Subsidiary has received any written notice regarding any actual or possible (i) cancellation or invalidation of any such insurance policy, (ii) refusal of any coverage or rejection of any material Claim under any such insurance policy or (iii) adjustment in the amount of the premiums payable with respect to any such insurance policy. There is no Claim under or based upon any insurance policy of the Company that covers the Business or any facilities related to the manufacture of the Products.

(z) Books and Records. The Company has Made Available to Purchaser the Business Books and Records.

(aa) Data Privacy. Except as set forth in Section 5.1(aa) of the Disclosure Schedules, with respect to its collection, storage, transfer (including, any transfer across national borders) and/or use of any personally identifiable information received from any natural person, including, any customers, prospective customers, employees and/or other third parties that are natural persons (collectively, “Personal Information”), the Company is and has been in material compliance in all material respects with (i) all applicable United States Laws governing the privacy and security of Personal Information and (ii) the Company’s obligations with respect to the privacy and security of

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Personal Information set forth in any contract to which the Company is a party. The Company is and has been in material compliance in all material respects with all applicable United States Laws requiring the Company to report the unauthorized acquisition of Personal Information to affected natural persons or government officials or agencies.

(bb) DPA. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.

(cc) [***].

5.2 Representations and Warranties Regarding the Selling Securityholders. Each Selling Securityholder hereby represents and warrants to Purchaser (severally and not jointly) as of the date of this Agreement that:

(a) Title. Such Selling Securityholder is the sole record owner of the Company Capital Stock and Company Options designated as being owned by such Selling Securityholder opposite such Selling Securityholder’s name on the Spreadsheet. Such Company Capital Stock and Company Options owned by such Selling Securityholder are not subject to any Liens or to any rights of first refusal of any kind, and such Selling Securityholder has not granted any rights to purchase such Company Capital Stock and Company Options to any other Person. Such Selling Securityholder has the sole right to transfer such Company Capital Stock and Company Options to Purchaser. Such Company Capital Stock and Company Options constitute all of the Company Capital Stock and Company Options owned, beneficially or of record, by such Selling Securityholder, and such Selling Securityholder has no further options, warrants or other rights to acquire or subscribe to Company Common Stock (other than Company Options, if applicable). At the Closing, such Selling Securityholder will transfer valid title to such Company Capital Stock and Company Options to Purchaser, free and clear of all Liens. Neither such Selling Securityholder nor any prior registered, direct or beneficial holder of such Company Capital Stock and Company Options, if any, has

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

previously granted or agreed to grant any ongoing power of attorney in respect of such Company Capital Stock and Company Options or entered into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of stockholders or give consents or approvals of any kind as to such Company Capital Stock and Company Options. There are no outstanding loans from the Company to such Selling Securityholder.

(b) Organization and Existence. Each Selling Securityholder, to the extent it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease, and operate its business and properties and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted.

(c) Authority and Approval. Each Selling Securityholder has the power or capacity to enter into this Agreement and each of the Related Agreements to which it is to be a party and to perform its obligations hereunder and thereunder. This Agreement is, and each of the Related Agreements to which each Selling Securityholder is to be a party when executed and delivered by such Selling Securityholder will be, the valid and binding obligations of such Selling Securityholder, enforceable against such Selling Securityholder in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether considered in a Proceeding at Law or in equity).

(d) No Conflict. The execution and delivery by such Selling Securityholder of this Agreement and each of the Related Agreements to which it is to be a party, and such Selling Securityholder’s compliance with the terms and conditions hereof and thereof, and the consummation by such Selling Securityholder of the Transactions, do not (i) conflict with any of, or require any consent of any Person that has not been obtained under, such Selling Securityholder’s Organizational Documents, if applicable, (ii) violate any provision of, or require any consent, authorization, or approval under, any Law or any Order applicable to such Selling Securityholder, (iii) conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization, or approval under, any material contract to which such Selling Securityholder is a party or by which it is bound or to which any of its assets or property is subject, or (iv) result in the creation of any Lien upon the assets or property of such Selling Securityholder, except in each case as would not reasonably be expected to materially adversely affect the validity or enforceability of this Agreement against such Selling Securityholder or materially adversely affect the ability of such Selling Securityholder to consummate the Transactions.

(e) Consent to the Company’s Entry. Each Selling Securityholder consents to the execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is to be a party, and the consummation by the Company of the Transactions.

(f) Governmental Approvals and Filing. No consent, authorization, approval or action of, filing with, notice to, or exemption from any Governmental or Regulatory Authority on the part of any Selling Securityholder is required in connection with the execution, delivery and performance of this Agreement or any Related Agreements to which such Selling Securityholder is to

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

be a party or the consummation of the Transactions, except where the failure to obtain any such consent, approval or action, to make any such filing, to give any such notice or obtain any such exemption would not be reasonably expected to materially adversely affect the validity or enforceability against such Selling Securityholder of this Agreement or such Related Agreements or materially adversely affect the ability of such Selling Securityholder to consummate the Transactions.

(g) No Brokers. No broker, finder or investment banker is entitled to any brokerage commission, finder’s fee or similar payment in connection with the Transactions based upon arrangements made by or on behalf of any Selling Securityholder.

5.3 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Selling Securityholders and the Company as of the date of this Agreement that:

(a) Organization and Existence. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own, lease, and operate its business and properties and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted.

(b) Authority and Approval. Purchaser has the power to enter into this Agreement and each of the Related Agreements to which it is to be a party and to perform its obligations thereunder. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements to which it is to be a party, and the consummation by Purchaser of the Transactions, have been duly authorized by all required action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, when executed and delivered by Purchaser, the Related Agreements to which Purchaser is to be a party will have been duly executed and delivered by Purchaser. This Agreement is, and each of the Related Agreements to which Purchaser is to be a party when executed and delivered by Purchaser will be, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether considered in a Proceeding at Law or in equity).

(c) No Conflict. The execution and delivery by Purchaser of this Agreement and each of the Related Agreements to which it is to be a party, and Purchaser’s compliance with the terms and conditions hereof and thereof, and the consummation by Purchaser of the Transactions, do not and will not (i) conflict with any of, or require any consent of any Person that has not been obtained under, Purchaser’s Organizational Documents, (ii) violate any provision of, or require any consent, authorization, or approval under, any Law or any Order applicable to Purchaser, (iii) conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization, or approval under, any material contract to which Purchaser is a party or by which it is bound or to which any of its assets or property is subject, or (iv) result in the creation of any Lien upon the assets or property of Purchaser, except in each case as would not reasonably be expected to have a material adverse effect on Purchaser or materially adversely affect the validity or enforceability of this Agreement against Purchaser or materially adversely affect the ability of Purchaser to consummate the Transactions.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(d) Governmental Approvals and Filing. No consent, authorization, approval or action of, filing with, notice to, or exemption from any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or any Related Agreements to which Purchaser is to be a party or the consummation of the Transactions, except where the failure to obtain any such consent, approval or action, to make any such filing, to give any such notice or obtain any such exemption would not be reasonably expected to (i) have a material adverse effect on Purchaser or (ii) materially adversely affect the validity or enforceability against Purchaser of this Agreement or such Related Agreements or materially adversely affect the ability of Purchaser to consummate the Transactions.

(e) No Brokers. No broker, finder or investment banker is entitled to any brokerage commission, finder’s fee or similar payment in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

(f) Sufficiency of Funds. The available cash of Purchaser will be sufficient to pay the [***] and Purchaser’s other payment obligations on the dates due and payable pursuant to this Agreement on the terms contained herein.

(g) Legal Proceedings. There are no Actions or Proceedings pending or, to Purchaser’s knowledge, threatened against Purchaser at law or in equity, or before or by any Governmental or Regulatory Authority, which would adversely and materially affect the ability of Purchaser to perform any of its material obligations under this Agreement.

(h) [***].

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1 Conduct of Company Business. During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement pursuant to Section 8.1 (Termination) and the Closing, except to the extent that Purchaser shall otherwise consent in writing, which consent will not be unreasonably withheld, delayed or conditioned, the Company shall conduct the business of the Company and its Subsidiaries in the Ordinary Course of Business, and use its commercially reasonable efforts to preserve intact the present business organizations of the Company and its Subsidiaries, keep available the services of the present officers and Employees of the Company and its Subsidiaries, preserve the material assets (including intangible assets) and properties of the Company and its Subsidiaries and preserve the relationships of the Company and its Subsidiaries with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them.

6.2 Restrictions on Company Activities. During the period from the date of this Agreement and continuing until the earlier of the valid termination of this Agreement pursuant to Section 8.1 (Termination) and the Closing, except as expressly contemplated by this Agreement (including the [***]) and except as expressly set forth in Section 6.2 (Restriction on Company Activities) of the Disclosure Schedules, the Company shall not (and shall ensure that no Subsidiary shall), without the prior written consent of Purchaser, which will not be unreasonably withheld, delayed or conditioned, take any action that would be required to be disclosed on Section 5.1(h)(ii) through (xxi) of the Disclosure Schedules had such action been taken prior to the date of this Agreement.

6.3 Reserved.

6.4 280G Approvals. The Company shall submit to the Selling Securityholders for approval (in a form and manner satisfactory to Purchaser), by such number of Selling Securityholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments” within the meaning of Section 280G of the Code and the Treasury Regulations promulgated thereunder (which determination shall be made by the Company and shall be subject to review and approval by Purchaser), such that such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code. Prior to the Closing the Company shall deliver to Purchaser evidence satisfactory to Purchaser that (i) a stockholder vote was solicited in conformance with Section 280G and the Treasury Regulations promulgated thereunder and the requisite stockholder approval was obtained with respect to any payments and/or benefits that were subject to the stockholder vote (the “280G Approval”), or (ii) the 280G Approval was not obtained and, as a consequence, that such “parachute payments” will not be made or provided, pursuant to the waivers of those payments and/or benefits which were executed by the affected individuals prior to seeking the stockholder vote.

6.5 Further Assurances and Cooperation.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(a) Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the execution of this Agreement: (i) each of the Parties hereto shall use its respective reasonable best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions as promptly as practicable, including by using commercially reasonable efforts to take all action necessary to satisfy all of the conditions to the obligations of the other Party or Parties hereto to effect the Transactions as set forth in Section 4.2 (Closing Conditions); (ii) at a Party’s reasonable request, the other Party will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and assumption, and provide such materials and information and take such other actions as the other Party may reasonably deem necessary or desirable in order to more effectively consummate the Transactions, transfer, convey and assign to Purchaser all of the Shares, and/or to put Purchaser in actual possession and operating control of the Company and its Subsidiaries; and (iii) as soon as practicable following the Closing or from time to time following any written request (including by e-mail) by Purchaser or its Representatives, each Selling Securityholder shall deliver to Purchaser all Business Books and Records and any other tangible embodiments of Know-How included in the Company Intellectual Property in such Selling Securityholder’s possession or control and that is necessary or useful for, or reasonably requested by, Purchaser to conduct the Business after the Closing Date.

(b) Cooperation. If, in order to properly prepare any documents or reports required to be filed with any Governmental or Regulatory Authority or as otherwise necessary or reasonably useful to operate the Business, it is necessary that either Purchaser or the Seller Representative be furnished with additional information, documents or records relating to the Business (including Business Books and Records), and such information, documents or records are in the possession or control of the other Party, such other Party will use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient’s reasonable request and at recipient’s cost and expense; provided, further, that the Parties agree that any Party receiving such materials shall be subject to the same obligations of confidentiality described in Section 6.6 (Confidentiality).

6.6 Confidentiality. During the [***] provided, however, that, with respect to any Confidential Information disclosed to any Selling Securityholder or the Seller Representative after the Closing Date, the restrictions contained in this Section 6.6 (Confidentiality) with respect to such Confidential Information shall survive for three (3) years following the date of such disclosure, each Selling Securityholder will not, directly or indirectly, disclose to any third party or use any materials and information relating to the business, assets, or affairs (including any information or materials relating to this Agreement and the Transactions) of the Company and its Subsidiaries or that are otherwise proprietary and non-public information of the Company and its Subsidiaries (the “Confidential Information”), except to the extent (a) such Confidential Information has become generally available to the public (other than through disclosure in breach of this Agreement or breach of any other duty of confidentiality to the Company and its Subsidiaries), (b) required in order to carry out such Selling Securityholder’s duties as part of his or her employment by the Company, (c) required to be disclosed pursuant to applicable Law; provided that such Selling Securityholder, to the extent permitted by applicable Law, promptly notifies Purchaser in advance of disclosing such required information and provides reasonable assistance (at Purchaser’s expense) in obtaining an appropriate protective order or waiver of compliance; or (d) reasonably necessary to comply with Purchaser’s obligations under Section 3.1(f) (Audits and Reporting). For purposes hereof, Confidential Information does not include any information that

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(x) was or becomes available to any Selling Securityholder on a non-confidential basis from a source other than the Company or its Subsidiaries so long as such source was not actually known by such Person to be bound by any agreement to keep such information confidential, or otherwise prohibited from transmitting the information to such Person by a contractual, legal or fiduciary obligation, or (y) is independently developed (outside of any role that such Person may have as an employee of or service provider to Purchaser or the Company or its Subsidiaries) by such Person without reference to or use of the Confidential Information.

6.7 Publication. Each Selling Securityholder agrees to submit copies of any abstract or manuscript proposed for written or oral presentation or publication regarding any Product or inventions claimed in the Patents included in the Company Intellectual Property to Purchaser at least thirty (30) days in advance of the submission or presentation. If Purchaser does not, within thirty (30) days after receipt of the manuscript, object in writing, such Selling Securityholder may proceed with the presentation or publication. However, if Purchaser notifies such Selling Securityholder in writing within such period that it has a reasonable belief that such presentation or publication would reveal Purchaser’s own Confidential Information or a patentable invention for which patent applications have not been filed, it will provide a written request to such Selling Securityholder specifically identifying the information giving rise to the belief. Such Selling Securityholder will, as applicable, either remove such Confidential Information or not publish or present the information so identified by Purchaser until such time as a patent application has been filed or the expiration of [***] after the date of submission of the manuscript or abstract to Purchaser, whichever occurs first. For the avoidance of doubt, this Section 6.7 (Publication) shall not be deemed to modify or limit any obligations under any UM License or the UM SRA.

6.8 Publicity. The Selling Securityholders shall not (nor will they permit any of their officers, directors, employees, agents, representatives or Affiliates to), directly or indirectly issue any statement or communication to any third party (other than to its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the Transactions without the consent of Purchaser.

6.9 Spreadsheet.

(a) At least three (3) Business Days prior to the Closing, the Company shall deliver to Purchaser prior to the Closing a spreadsheet (as may be updated from time to time pursuant to Section 6.9(b) (Spreadsheet), the “Spreadsheet”), which shall include, with respect to each Selling Securityholder and Optionholder: (i) the name, physical address, and email address of such holder; (ii) whether such holder is a current or former employee of the Company; (iii) the number, class and series of all shares of Company Capital Stock or Company Options held by such holder and the respective certificate numbers of all certificates evidencing all such shares; (iv) with respect to any shares of Company Capital Stock issued on or after January 1, 2011 and any other securities that, in each case, are “covered securities” (within the meaning of Treasury Regulations Section 1.6045-1(a)(15)) with respect to the Company, the acquisition date and adjusted U.S. income Tax basis of such shares; (v) the exercise price of each Company Option held by such holder, (vi) any Taxes that are required to be withheld under applicable Law from the consideration that such holder is entitled to receive pursuant to Section 2.1(a) (Company Capital Stock) or Section 2.1(b) (Company Options); (vii) the aggregate Estimated Upfront Payment or Upfront Option Cash Out Amount that such holder

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

is entitled to receive pursuant to Section 2.1(a) (Company Capital Stock) and Section 2.1(b) (Company Options) (on a certificate-by-certificate basis and in the aggregate), net of the amount of cash to be deposited, on behalf of such holder, into the Escrow Funds pursuant to Section 2.1(d) (Escrow Fund) and the Representative Fund Amount pursuant to Section 2.1(c) (Representative Fund Amount); (viii) the amount of cash to be deposited, on behalf of such holder, into the Escrow Funds pursuant to Section 2.1(d) (Escrow Fund) and the Representative Fund pursuant to Section 2.1(c) (Representative Fund Amount), (ix) such holder’s Percentage Interest; (x) Closing Indebtedness, (xi) Expenses, (xii) such holder’s Special Percentage Interest and (xiii) such holder’s wire transfer information.

(b) [***] prior to the payment due date (as set forth in this Agreement) of any Milestone Payment, the Seller Representative shall update the Spreadsheet to include the following information with respect to each Selling Securityholder and Optionholder and deliver such updated Spreadsheet to the Purchaser: (i) the aggregate Milestone Payment that such holder is entitled to receive pursuant to Section 3.1 (Milestone Consideration) (on a certificate-by-certificate basis and in the aggregate) on such Milestone Payment date and (ii), if applicable, the following updated information for each holder: (A) the name, physical address, and email address of such holder; (B) any Taxes that are required to be withheld under applicable Law from the Milestone Payment that such holder is entitled to receive on such Milestone Payment date; and (C) such holder’s wire transfer information.

6.10 Release. Effective at the Closing, each Selling Securityholder, on his or her own behalf and on behalf of his or her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company and its Subsidiaries, and each of their past, present and future officers, agents, directors, employees, investors, stockholders, administrators, affiliates, parents, predecessor and successor corporations and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that such Selling Securityholder may possess against any of the Releasees arising from any omissions, acts, facts, or damages relating to any matter involving the Company or its Subsidiaries, by or on behalf of the Company or such Subsidiary, or their respective officers, directors, employees, stockholders, investors, administrators, agents or representatives, occurring prior to the Closing (the “Released Matters”). Such Selling Securityholder agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to (a) any obligations incurred under this Agreement or any Related Agreement, (b) any claims that cannot be released as a matter of law or (c) any rights of any such Releasee to compensation, benefits or reimbursement from the Company or any Subsidiary thereof in connection with services performed prior to the Closing. Such Selling Securityholder, having consulted with counsel, hereby agrees and acknowledges that he or she has read Section 1542 of the Civil Code of the State of California, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR. Such Selling Securityholder, having had the opportunity to consult with counsel, hereby agrees and acknowledges that such Section 1542 gives him or her the right not to release existing claims of which he is not now aware, unless he or she voluntarily chooses to waive this right. Having been so apprised, such Selling Securityholder

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

nevertheless hereby voluntarily waives his or her rights described in such Section 1542, and elects to assume all risks for all Released Matters that now exist in his or her favor, known or unknown. Such Selling Securityholder represents that he or she has no lawsuits, claims, or actions pending in his or her name, or on behalf of any other Person, against the Company or any of the other Releasees. Such Selling Securityholder also represents that he or she does not presently intend to bring any claims on his or her own behalf or on behalf of any other Person against the Company or any of the other Releasees.

6.11 Resignation of Officers and Directors. The Selling Securityholders shall cause each officer and director of the Company and each of its Subsidiaries to execute a Resignation Letter effective as of the Closing.

6.12 Tax Matters.

(a) Cooperation. Each of Purchaser, the Company, the Selling Securityholders, and the Seller Representative agrees to retain and furnish or cause to be furnished to one another, upon request, as promptly as practicable, such information and assistance relating to the Company as is reasonably necessary for the filing of all Tax Returns of or with respect to the Company, the making of any election related to Taxes of or with respect to the Company, the preparation for any audit by any taxing authority, and the prosecution or defense of any Action relating to any Tax Return of or with respect to the Company provided, however, that nothing in this Section 6.12(a) (Cooperation) shall require Purchaser to provide the Selling Securityholders or the Seller Representative with any consolidated, combined, unitary or other Tax Return of Purchaser (or any portion thereof). Purchaser, the Company, and the Seller Representative, on behalf of the Selling Securityholders, shall cooperate with each other in the conduct of any audit or other Action related to Taxes of or with respect to the Company for a Pre-Closing Tax Period or Straddle Period, and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 6.12(a) (Cooperation). In the event any taxing authority informs the Seller Representative or any Selling Securityholders, on the one hand, or Purchaser or the Company, on the other hand, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other party may incur Liability hereunder, the party so informed shall promptly notify the other party of such matter; provided, however, that failure to promptly notify shall not reduce the other party’s indemnity, compensation or reimbursement obligations hereunder except to the extent such party’s ability to defend against such matter is actually and materially prejudiced thereby; and provided, further, that resolution of such audit, claim, assessment or other dispute shall be governed by Section 7.7 (Third Party Claim Procedures).

(b) Transfer Taxes. Any Transfer Taxes shall be borne [***]. Except as otherwise required by applicable Laws, the Seller Representative shall, at its own expense, prepare and timely file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and provide Purchaser with a complete and correct copy thereof.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c) Straddle Period. Purchaser shall be a “C corporation” (as defined in Code Section 1361(a)(2)) for purposes of the Code. Purchaser shall cause the Company and each Subsidiary eligible to do so to (i) join Purchaser’s “consolidated group” (within the meaning of Treasury Regulation Sections 1.1502-1(h)) effective as of the beginning of the date following the Closing Date and (ii) to the extent permitted by applicable Law, treat the Closing Date as the last date of a Tax period of the Company and any eligible Subsidiary (the “Agreed Tax Treatment”). Each Party hereto shall file all Tax Returns consistently with the Agreed Tax Treatment and shall not take any position inconsistent therewith. Notwithstanding the foregoing, if the Company or any Subsidiary is liable for Taxes for a taxable period ending after and including the Closing Date (a “Straddle Period”), then for purposes of determining the Taxes for which the Selling Securityholders are liable under Section 7.1(f) (Indemnification by the Selling Securityholders), such Taxes shall be allocated to the portion of such period ending on the Closing Date as follows: (i) with respect to franchise, property or ad valorem Taxes assessed on a periodic basis and not computed by reference to specific transactions, receipts, payments or payroll, the amount allocable to the portion of the period ending on the Closing Date shall equal the amount of such property Taxes for such entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the portion of such Straddle Period ending on the Closing Date and the denominator of which is the number of days in the Straddle Period; and (ii) with respect to all other Taxes, the amount allocable to the portion of the period ending on the Closing Date shall be determined based on an actual closing of the books used to calculate such Taxes as if such taxable period ended as of the close of business on the Closing Date. In the case of clause (ii) of the preceding sentence, exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the Closing Date was the last day of the Straddle Period) shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period thereafter in proportion to the number of days in each such portion.

(d) Filing Tax Returns Prior to Closing. The Company shall timely prepare and file (or cause to be timely prepared and filed) all unfiled Tax Returns required to be filed by the Company with a due date (taking into account requests for extensions to file such Tax Returns) on or before the Closing and shall timely pay (or cause to be timely paid) all Taxes shown due thereon. The Company shall notify Purchaser no later than [***] prior to the anticipated filing date of any income Tax Return and all other material Tax Returns required to be filed pursuant to this Section 6.12(d) (Filing Tax Returns Prior to Closing) (and in any event, no later than [***] prior to the due date of such Tax Return) and obtain Purchaser’s consent to such Tax Returns (which consent shall not be unreasonably withheld, conditioned or delayed) prior to filing them. The Seller Representative shall, as soon as possible after the date hereof and no later than the Reporting Deadline, report to the competent [***] Tax authority by submitting a copy of this Agreement and other relevant documentation required under [***] (the [***]) in the name of the Selling Securityholders (and jointly with Purchaser, if practically feasible) in accordance with the applicable Laws, and provide to Purchaser a copy of any submitted version of the [***] and the acknowledgement receipts in respect of such submission issued by the competent [***] tax authority (“[***]”). Purchaser shall have the right to review and provide input to the application documents and correspondences with the competent [***] Tax authority in connection with the [***] Filing Documents, including but not limited to the purchase price allocation for [***] purposes. The Seller Representative shall obtain Purchaser’s consent (not to be unreasonably withheld) prior to filing such [***]. In addition, the Seller Representative shall keep Purchaser updated on the preparation and submission of the [***] from time to time, and Purchaser shall have the right to designate a representative to participate in communications with the competent [***] Tax authority in connection with the [***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

[***]. If the Seller Representative fails to complete the [***] by following the abovementioned provisions on or before the Reporting Deadline, Purchaser shall have the right to, after consulting with the Seller Representative, report to the competent [***] Tax authority as required by Law.

(e) Filing Tax Returns After Closing. After the Closing, Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries in respect of Pre-Closing Tax Periods and Straddle Periods (determined consistently with Section 6.12(c) (Straddle Period)) that are required to be filed after the Closing Date (“Pre-Closing/Straddle Tax Returns”). Purchaser shall deliver or cause to be delivered drafts of all such Pre-Closing/Straddle Tax Returns to the Seller Representative for its review and comment (on behalf of the Selling Securityholders) at least twenty (20) days prior to the due date of such Pre-Closing/Straddle Tax Return (including extensions), and Purchaser shall not file such Tax Returns without the prior written consent of the Seller Representative, such consent not to be unreasonably withheld, conditioned or delayed. The Seller Representative and Purchaser shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that the Seller Representative and Purchaser are unable to resolve any dispute with respect to any such Tax Return at least ten (10) days prior to the due date for filing, such dispute shall be resolved by the Accounting Firm, which resolution shall be binding on the Parties. In the event the Accounting Firm has not resolved the dispute by the due date, such Tax Return shall be timely filed taking into account all resolved items and, with respect to any unresolved items, filed as prepared by Purchaser (so as to prevent the late filing of such Tax Return) and amended to reflect the Accounting Firm’s ultimate resolution of such item. Additionally, subject to the limitations in ARTICLE 7, the Seller Representative, on behalf of the Selling Securityholders, shall, no later than five (5) days prior to the due date of such Pre-Closing/Straddle Tax Returns, pay to Purchaser or the Company or its Subsidiary such amounts shown as due on such Tax Returns, or with respect to the Straddle Period Tax Returns, the portion of such amounts due that are attributable to the period ending on, and including, the Closing Date (as determined consistently with Section 6.12(c) (Straddle Period)), in each case, except to the extent such amounts were included as a liability in Closing Indebtedness or Closing Working Capital and applied to reduce the Purchase Price.

(f) Exclusive Authority to File Tax Returns. Except as provided in Section 6.12(d) (Filing Tax Returns Prior to Closing), Section 6.12(e) (Filing Tax Returns After Closing), or Section 6.12(h) (Amended Tax Returns; Refunds), Purchaser shall have the exclusive authority and obligation to prepare and file, or cause to be prepared and filed, all Tax Returns of the Company after the Closing; provided, however, that all such Tax Returns filings under Purchaser’s authority shall be made and comply with all of the provisions and requirements of this Section 6.12 (Tax Matters).

(g) Effect on Indemnity Rights of Purchaser. Nothing in this Section 6.12 (Tax Matters) shall be deemed to limit or otherwise affect the rights of Purchaser under Article 7 (Indemnification) hereof.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(h) Amended Tax Returns; Refunds.

(i) Any amended Tax Return or refund claim relating to a Pre-Closing Tax Period or a Straddle Period of the Company or any Subsidiary that is prepared and filed after the Closing Date may be filed by Purchaser only after giving the Seller Representative a reasonable opportunity to review and consent to such amended Tax Return or refund claim, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that if such amended Tax Return or refund claim could reasonably be expected to increase the Tax liability of a Selling Securityholder (including any indemnification obligation with respect to Taxes pursuant to Section 7.1(f) (Indemnification by the Selling Securityholders)), it will be reasonable for the Seller Representative to withhold consent from any such amendment or claim proposed by or on behalf of Purchaser, to the extent that the Tax Return filings of the Company or any Subsidiary, in the absence of filing such amended Tax Return or refund claim, would be in accordance with applicable Law.

(ii) Except to the extent reflected as an asset in Closing Working Capital, any refund of Taxes of the Company or its Subsidiaries for any Pre-Closing Tax Period or for any Straddle Period (including overpayments of Taxes for such Tax Periods that the recipient chooses to offset against a Post-Closing Tax Period liability), to the extent allocable to the portion of such Tax Period ending on the Closing Date pursuant to Section 6.12(c) (Straddle Period), that is actually received within [***] after the Closing Date will be for the benefit of the Selling Securityholders, but only to the extent that such refund is not attributable to, and does not result from, a carryback or other use of any item of loss, deduction, credit or other similar item arising in a Post-Closing Tax Period or, in the case of a refund for a Straddle Period, the use of any such item arising in the portion of such Straddle Period that begins after the Closing Date; provided, however, that the amount of such refund to which the Selling Securityholders are entitled pursuant to this Section 6.12(h) (Amended Tax Returns; Refunds) shall be reduced by any reasonable third-party, direct out-of-pocket costs and expenses incurred by Purchaser, the Company or its Subsidiaries in obtaining such refund. Any refunds of the Company or its Subsidiaries for any Straddle Period, to the extent allocable to the portion of such Straddle Period beginning after the Closing Date pursuant to Section 6.12(c) (Straddle Period), or for any taxable period beginning and ending after the Closing Date, will be for the benefit of Purchaser.

(iii) Purchaser will promptly pay over to the Seller Representative the amount of all refunds received by Purchaser or its Affiliates (including the Company and its Subsidiaries after the Closing) to which the Selling Securityholders are entitled under this Section 6.12(h) (Amended Tax Returns; Refunds) (including all interest actually received with respect thereto); provided, however, that if a taxing authority subsequently disallows the refund that gave rise to such payment, the Selling Securityholders will promptly repay such amount to Purchaser.

(i) Reporting Certain Milestone Payments. Provided that Purchaser’s intended income Tax treatment of the Excess Amount described in a notice delivered to the Seller Representative pursuant to Section 3.1(b) (Notice and Payment of Milestone Payments) is based on Purchaser’s reasonable interpretation of the applicable Tax Law at the time such notice is delivered, [***] shall, for such Tax purposes, (i) report in accordance with Purchaser’s income Tax treatment any payments [***] receives pursuant to a Milestone in Section 3.1(a)(iii) (Milestones for [***]) in excess of the amount equal to the product of (A) [***] Percentage Interest and (B) the aggregate payments made to all Selling Securityholders pursuant to such Milestone (the “Excess Amount”), and (ii) pay timely all Taxes on such amounts in accordance with Purchaser’s income Tax treatment of the Excess Amount, in each case, unless (A) otherwise required pursuant to a final “determination” (within the meaning of Code Section 1313(a)) or

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

comparable resolution under provisions of applicable state or local Tax Laws, or (B) [***] or the Seller Representative furnishes an opinion from a nationally recognized law or accounting firm reasonably acceptable to Purchaser that provides for an alternative Tax treatment of the Excess Amount at a “more likely than not” level of comfort or higher, which opinion shall be submitted along with the invoice for the Milestone Payment associated with such Excess Amount. If [***] or the Seller Representative furnishes an opinion in accordance with the preceding sentence, [***] and Purchaser shall treat the Excess Amount for Tax purposes in accordance with such opinion, except as otherwise required by a final “determination” (within the meaning of Code Section 1313(a)) or comparable resolution under provisions of applicable state or local Tax Laws.

6.13 Termination of Discussions and Non-Solicitation.

(a) From and after the execution and delivery of this Agreement until the earlier to occur of the Closing and the valid termination of this Agreement pursuant to the provisions of Section 8.1 (Termination), the Company, and each of its Subsidiaries shall not, shall cause each of their respective Affiliates, directors, officers, employees, agents, advisors (including financial and legal advisors, accountants and consultants) and other representatives (collectively, “Representatives”) not to, and shall not authorize, instruct or direct any of their respective equity holders to, (i) solicit, respond to, initiate or take any action to facilitate or knowingly encourage any inquiry or the submission of any indication of interest, proposal or offer from any person or entity (other than Purchaser or its Representatives) with respect to any license from, sale or disposition by, granting of option rights by, partnership with, investment in, or similar transaction involving control of the Company or the Business, any of its equity interests or any of its material assets, in each case directly or indirectly, other than in the Ordinary Course of Business (an “Alternative Transaction”), (ii) (A) enter into, pursue or participate in any discussions, arrangements or negotiations with, (B) furnish any information with a view to any Alternative Transaction to, (C) afford access to the business, properties, assets, books or records of the Company or any Subsidiary in a manner intended to facilitate an Alternative Transaction to, or (D) assist, participate in, facilitate or encourage any effort by, any Person (other than Purchaser or its Representatives) that is seeking to make, or has made, any proposal or offer with respect to any Alternative Transaction; or (iii) enter into or approve any agreement, arrangement or understanding with any Person (other than Purchaser or its Representatives) with respect to any Alternative Transaction or that could be reasonably expected to adversely affect the ability of Purchaser to consummate the Transactions.

(b) From and after the execution and delivery of this Agreement until the earlier to occur of the Closing and the valid termination of this Agreement pursuant to the provisions of Section 8.1 (Termination), the Company and each of its Subsidiaries shall, shall cause each of their respective Representatives to, and shall instruct and direct their respective equity holders to (i) immediately discontinue any ongoing discussions or negotiations relating to any Alternative Transaction and (ii) promptly notify Purchaser of the receipt by any of them (or any of their respective Representatives) of any oral or written inquiry that may be in furtherance of an Alternative Transaction or any oral or written offer, indication of interest, or proposal relating to an Alternative Transaction.

6.14 No Transfer.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(a) From and after the execution and delivery of this Agreement until the earlier to occur of the Closing and the valid termination of this Agreement pursuant to the provisions of Section 8.1 (Termination), no Selling Securityholder shall (other than in connection with the Closing of the Transactions), directly or indirectly, (i) grant any proxy, power-of attorney, or enter into any voting trust or other agreement or arrangement with respect to the voting of any the Shares held by such Selling Securityholder, (ii) sell, assign, transfer, pledge, encumber or otherwise dispose of (including, without limitation, by merger, consolidation, sale, liquidation, dissolution, dividend, distribution or otherwise by operation of law), or enter into any Contract with respect to the direct or indirect sale, assignment, transfer, pledge, encumbrance or other disposition of (including, without limitation, by merger, consolidation, sale, liquidation, dissolution, dividend, distribution or otherwise by operation of Law), any Shares other than, no later than ten (10) Business Days prior to Closing, to Affiliates or family members for estate purposes (provided, as a condition to such transfer, such transferee executes and delivers a joinder, in form and substance reasonably satisfactory to Purchaser), to this Agreement as a Selling Securityholder, or (iii) knowingly, directly or indirectly, take or cause the taking of any other action that is intended to restrict, limit or interfere with the performance of such Selling Securityholder’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing or any action required by applicable Law (each, a “Transfer”).

(b) Any action taken in violation of Section 6.14(b) (No Transfer) shall be null and void ab initio. If any involuntary Transfer of any of the Shares shall occur (including, but not limited to, a sale by any Selling Securityholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the earlier to occur of the Closing and the valid termination of this Agreement pursuant to the provisions of Section 8.1 (Termination).

6.15 Payoff Letters and Lien Releases. No later than three (3) Business Days prior to the Closing Date, the Company shall use commercially reasonable efforts to obtain from each holder of the items of Indebtedness listed on Schedule 6.15, and deliver to Purchaser, an executed payoff letter, in form and substance reasonably acceptable to Purchaser, setting forth: (i) the amounts required to pay off in full on the Closing Date such Indebtedness (including the outstanding principal, accrued and unpaid interest and prepayment and other penalties) and wire transfer information for such payment; (ii) upon payment of such amounts, a release of the Company and its Subsidiaries with respect to such Indebtedness; and (iii) authorization from the creditor thereof for the Company to file all agreements, instruments, certificates and other documents that are necessary or appropriate to effect the release of all Liens that such creditor may hold on any of the assets of the Company (each, a “Payoff Letter”).

6.16 Access to Information. At all times prior to the Closing, the Company shall afford Purchaser and its Representatives access, during normal business hours upon reasonable notice, to (a) all of the assets, properties, Business Books and Records and Contracts of the Company and its Subsidiaries, including all such tangible records or representations of any Company Intellectual Property, provided, however, that (i) such access will not unreasonably disrupt the Company of the its Subsidiaries’ operations; (ii) the Company and its Subsidiaries will not be required to disclose any information that would jeopardize attorney-client privilege, contravene any applicable Law or violate

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

any agreement binding on any such entity as of the date of this Agreement (so long as the Company has reasonably cooperated with Purchaser to permit such access of or to disclose such information on a basis that does not: (A) waive such privilege, (B) contravene any applicable Law or (C) violate any agreement binding on any such entity with respect thereto); and (iii) such access will not include the sampling of the indoor or outdoor air and vapor, soil, surface water or groundwater without the Company’s prior written consent, (b) all other information concerning the business, assets, properties and personnel (subject to restrictions imposed by applicable Law) of the Company and its Subsidiaries as Purchaser may reasonably request, and (c) all employees of the Company and its Subsidiaries as identified by Purchaser. The Company agrees to provide to Purchaser and its accountants, counsel and other Representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation conducted pursuant to this Section 6.16 (Access to Information) or otherwise shall affect or be deemed to qualify, limit, modify, amend or supplement any representation or warranty contained herein or in the Disclosure Schedules, the conditions to the obligations of the parties to consummate the Transactions in accordance with the terms and provisions of this Agreement, or the rights of Purchaser or any Indemnified Party under or arising out of a breach of this Agreement.

6.17 Notification of Certain Matters. The Company and the Selling Securityholders shall give prompt notice to Purchaser of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or a Selling Securityholder contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 6.17 (Notification of Certain Matters) shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or (ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by any Person pursuant to this Section 6.17 (Notification of Certain Matters) or otherwise, however, shall affect or be deemed to qualify, limit, modify, amend or supplement any representation or warranty contained herein or in the Disclosure Schedules, the conditions to the obligations of the parties to consummate the Transactions in accordance with the terms and provisions of this Agreement, or the rights of Purchaser or any other Indemnified Party under or arising out of a breach of this Agreement.

6.18 Directors’ and Officers’ Indemnification.

(a) For a period of not less than [***] from the Closing Date, Purchaser will use its commercially reasonable efforts to cause the Company and its Subsidiaries to exculpate, indemnify, advance expenses to and hold harmless all of its past and present managers, directors and officers for any acts or omissions occurring at or prior to the Closing. In the event that any claim for indemnification or advancement of expenses is asserted or made within such [***] period, all rights to indemnification and advancement of expenses will continue until such claim is disposed of or all orders, injunctions, judgments, decrees or rulings of any Governmental or Regulatory Authority in connection with such claim are fully satisfied. This Section 6.18 (Directors’ and Officers’ Indemnification) will survive the Closing and is expressly intended to be for the benefit of, and enforceable by, each of the former or present managers, directors and officers of the Company and its Subsidiaries and their respective heirs and legal representatives. In the event that the Company, any of its Subsidiaries or any of their respective successors or assigns (a) consolidates with or merges into

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers or conveys all or a majority of its properties and assets to any Person, then, in each such case, proper provision will be made so that the successors and assigns of the Company or the its Subsidiaries will expressly assume and succeed to the obligations set forth in this Section 6.18 (Directors’ and Officers’ Indemnification).

(b) Prior to the Effective Time, the Company shall purchase a fully prepaid “tail” or “runoff” insurance policy, which (i) has an effective term of six years from the Effective Time; (ii) covers the current and former managers, directors and officers of the Company and the Subsidiaries of the Company during the [***] period immediately following the Effective Time with respect matters and (iii) contains coverage terms comparable to those applicable to the current managers, directors and officers of the Company and the Subsidiaries of the Company (the “Tail Policy”).

6.19 Merger. If the Closing has not occurred within [***] days of the date hereof, at the Purchaser’s election, the Company, each Selling Securityholder, and the Purchaser shall take all actions reasonably necessary to amend and restate this Agreement and restructure the Transactions to provide that a subsidiary of the Purchaser will merge with and into the Company, with the Company as the surviving corporation (the “Merger”), on terms that are substantially similar to the terms of this Agreement. The Company and each Selling Securityholder agree that such actions shall include (a) the approval by the holders of Company Capital Stock of the Merger; (b) the delivery of any notices or information statements to the holders of Company Capital Stock and (c) any actions required under applicable Law (including the Delaware General Corporation Law) or the Organizational Documents to consummate the Merger.

[***]

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification by the Selling Securityholders. Subject to the terms and conditions of this Agreement, the Selling Securityholders, on a several and not joint basis in accordance with their Pro Rata Shares, will indemnify and hold harmless Purchaser, its Affiliates and their respective officers, directors, managers, employees, agents, successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) against and in respect of any Damages suffered or incurred by any Indemnified Party based upon, arising out of or otherwise in respect of any of the following:

(a) any breach or inaccuracy of any representation or warranty of (i) the Company contained in Section 5.1 (Representations and Warranties regarding the Company) (other than the representations and warranties contained in Section 5.1(bb) (DPA)) or (ii) the Selling Securityholders contained in Section 5.2 (Representations and Warranties regarding the Selling Securityholders), which will be indemnified solely by the Selling Securityholder responsible for such breach or inaccuracy;

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(b) any breach of or failure to perform any covenant, agreement or obligation in this Agreement by (i) the Company or (ii) any Selling Securityholder, which will be indemnified solely by the Selling Securityholder responsible for such breach or failure to perform;

(c) Fraud committed by or on behalf of the Company;

(d) any inaccuracy in any information set forth in the Spreadsheet;

(e) regardless of any disclosure of any matter set forth in the Disclosure Schedules, any Closing Indebtedness of the Company or any of its Subsidiaries, any [***] , any [***] and any [***] to the extent not included in the calculation of the [***] (as adjusted pursuant to Section 2.4 (Post-Closing Adjustment));

(f) regardless of any disclosure of any matter set forth in the Disclosure Schedules, but without duplication of amounts included in the calculation of the [***] (as adjusted pursuant to Section 2.4 (Post-Closing Adjustment) and amounts payable pursuant to Section 6.12(e) (Filing Tax Returns After Closing), any Damages attributable to: (i) Taxes imposed on, asserted against or attributable to the properties, income, or operations, or ownership of the Company or any of its Subsidiaries or Taxes for which the Company, or any of its Subsidiaries, or the Selling Securityholders are otherwise liable, in each case for any Pre-Closing Tax Period (determined consistently with Section 6.12(c) (Straddle Period)) including Taxes for which the Company or any of its Subsidiaries would have been liable with respect to such period but for the fact that, in lieu of such Liability, Tax benefits of Purchaser, the Company or their Affiliates with respect to periods or portions thereof following the Closing were reduced; (ii) Taxes of any Person for which the Company or any of its Subsidiaries is liable by reason of a transaction, event or status occurring or existing on or prior to the Closing, including as a result of such other Person failing to discharge its primary Liability for Taxes; (iii) Taxes resulting from the Transactions, including any withholding Taxes or, to the extent of any liability therefor under Section 6.12(b) (Transfer Taxes), Transfer Taxes; (iv) Damages arising from the breach of a Tax related covenant of the Selling Securityholders or the Company (in case of the Company, prior to the Closing) in this Agreement; (v) any and all Taxes imposed on Purchaser, the Company, or any of its Subsidiaries as a result of the payments to [***] pursuant to Section 3.1(a)(iii) (Milestones for [***]) in excess of the amount equal to the product of (A) [***] Percentage Interest and (B) the aggregate payments made to all Selling Securityholders and Optionholders pursuant to Section 3.1(a)(iii) (Milestones for [***]) being treated as compensation for Tax purposes or otherwise subject to withholding Taxes, including employee withholding Taxes and the employer portion of any payroll Taxes; provided, however, that Purchaser shall not, and shall cause its Affiliates (including the Company and its Subsidiaries after the Closing) not to, make any Tax filings or reporting of such payments to [***] as being compensation for services performed by an employee (although, for the avoidance of doubt, but subject to Section 6.12(i)(Reporting Certain Milestone Payments), Purchaser may report such payments as ordinary income on Form 1099-MISC or a similar form), unless otherwise required pursuant to a final “determination” (within the meaning of Code Section 1313(a)) or comparable provisions of applicable state or local Tax Laws, or pursuant to Section 6.12(i) (Reporting Certain Milestone Payments); and (vi) any and all Taxes imposed on any of the Transactions by the [***] or any subdivision or taxing authority thereof in accordance with or pursuant to Bulletin 6 as may be amended or supplemented from time to time and including any similar or replacement law, notice, circular or bulletin, including amendments made by The State Administration of Taxation’s Circular on Certain Matters in Relation to the Withholding Income Tax of a Non-resident Enterprise (State Administration of Taxation Circular [2017] No. 37);

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(g) regardless of the disclosure of any matter set forth in the Disclosure Schedules, any and all claims (i) by any securityholder of the Company or any of its Subsidiaries relating to or arising out of the transactions contemplated hereby, including the allocation of any portion of the Purchase Price or (ii) by any Person asserting, alleging or seeking to assert any right with respect to equity interests of the Company (including any rights convertible into, or exchangeable for, equity interests thereof) any similar equity interests or rights with respect to any Subsidiary of the Company (together, “Company and Subsidiary Securities”), including any claim asserted, based upon or related to (1) the ownership or rights to ownership of any Company and Subsidiary Securities, (2) any rights of a securityholder of the Company or any of its Subsidiaries, including any rights to securities, preemptive rights, rights to notice or to vote securities, (3) any rights under the Organizational Documents or organizational documents of any of the Company’s Subsidiaries and (4) any claim that any Person’s equity securities were wrongfully repurchased by the Company or any of its Subsidiaries; and

(h) any Action, including without limitation any Actions by or on behalf of any of the Company’s or any Subsidiary’s equityholders, any [***] Investor, and any Governmental or Regulatory Authority, relating to or arising from the [***] or the [***].

7.2 Indemnification by Purchaser.

Subject to the terms and conditions of this Agreement, Purchaser will indemnify and hold harmless the Selling Securityholders and their respective Affiliates, officers, directors, managers, employees, agents, successors and permitted assigns (collectively, the “Securityholder Indemnified Parties”) against and in respect of any Damages suffered or incurred by any Securityholder Indemnified Party based upon, arising out of or otherwise in respect of any of the following:

(a) any breach or inaccuracy of any representation or warranty of Purchaser contained in Section 5.3 (Representations and Warranties of Purchaser); or

(b) any breach of or failure to perform any covenant, agreement or obligation of Purchaser in this Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

7.3 Survival.

(a) All representations and warranties contained in this Agreement will survive the Closing for a period ending upon the [***] of the date hereof, at which time they shall terminate, are void, and of no further force or effect; provided, the foregoing shall not apply to:

(i) the representations and warranties contained in Section 5.1(a) (Organization and Existence), the second to last sentence of Section 5.1(b)(i) (Company Capital Structure), the last sentence of Section 5.1(b)(iv) (Company Capital Structure), Sections 5.1(d) (Authority and Approval), 5.1(i) (Taxes), 5.1(o) (Material Contracts), solely with respect to the [***] and [***] 5.1(u) (No Brokers), 5.2(a) (Title), 5.2(b) (Organization and Existence), 5.2(c) (Authority and Approval), 5.2(g) (No Brokers), 5.3(a) (Organization and Existence), 5.3(b)(Authority and Approval) and 5.3(e)(No Brokers) (collectively, the “Fundamental Representations”), which Fundamental Representations (other than those in Section 5.1(i) (Taxes)) will survive the Closing [***] anniversary of the Closing Date;

(ii) the representations and warranties contained in Section 5.1(r) (Regulatory Compliance) and Section 5.1(s) (Intellectual Property) (collectively the “IP and Regulatory Representations”) will survive the Closing until [***];

(iii) the representations and warranties contained in Section 5.1(i) (Taxes), which will survive the Closing until [***];

(iv) Claims based on Fraud, which shall survive indefinitely; and

(v) the representations and warranties contained in Section 5.1(bb) (DPA)), which shall [***].

(b) No indemnification will be payable for any Claim pursuant to Sections 7.1(a) (Indemnification by the Selling Securityholders) or Section 7.2(a) (Indemnification by Purchaser) with respect to any inaccuracy or breach of any representation or warranty after termination of the applicable survival period specified in this Section 7.2 (Survival), except with respect to Claims made prior to such termination pursuant to Section 7.7 (Third Party Claim Procedures) but not then resolved (such representation or warranty surviving with respect to such Claim until resolution of such Claim). The covenants in this Agreement shall survive in accordance with their respective terms.

7.4 Limitations. The rights to indemnification under Section 7.1 (Indemnification by the Selling Securityholders) are subject to the following limitations:

(a) Cap. Subject to Section 7.4(c) (Exclusions from Sections 7.4(a) (Cap)), the aggregate amount which all of the Purchaser Indemnified Parties will be entitled to receive for all Claims under Section 7.1(a) (Indemnification by the Selling Securityholders) for any misrepresentation or breach of the representations and warranties set forth in Section 5.1 (Representations and Warranties regarding the Company) is limited to the [***] (the “Cap”).

(b) Deductible. Subject to Section 7.4(c) (Exclusions from Sections 7.4(a) (Cap) and 7.4(b) (Deductible)), the Selling Securityholders will have no obligation to indemnify any Purchaser Indemnified Parties for any Claims under Section 7.1(a) (Indemnification by the Selling Securityholders) until the aggregate amount of all Damages incurred by the Purchaser Indemnified Parties for which a Claim is brought under Section 7.1(a) (Indemnification by the Selling Securityholders), exceeds $[***] (the “Deductible”), and to the extent such Damages exceed the Deductible such Purchaser Indemnified Party shall be entitled to recover all such Damages in excess of the Deductible, subject to the Cap.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(c) Exclusions from Sections 7.4(a) (Cap) and 7.4(b) (Deductible). The limitations (i) under Sections 7.4(a) (Cap) and Section 7.4(b) (Deductible) will not apply with respect to any Claims for Fraud or indemnification arising under (A) Sections 7.1(b) through Section 7.1(h) (Indemnification by the Selling Securityholders), or (B) Section 7.1(a) (Indemnification by the Selling Securityholders) with respect to any misrepresentation or breach by the Company of any Fundamental Representations or (ii) under Section 7.4(a) (Cap)), the IP and Regulatory Representations will not apply with respect to any Claims for breaches of the IP and Regulatory Representations; [***].

(d) Other Limitations. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the parties expressly intend and agree as follows:

(i) For purposes of this ARTICLE 7 only, both for determining whether or not a representation and warranty has been breached and for determining the amount of any Damages incurred by an Indemnified Party, any qualification as to “material”, “materially” or “Material Adverse Effect” (or any other similar qualifications) contained in any of the representations, warranties or covenants contained herein shall not be given effect. The amount of any Damages shall be reduced by any amount actually recovered by an Indemnified Party with respect thereto under any insurance coverage (net any costs and expenses, including the present value of any insurance premium increases) and from other third parties, including [***]. Each Indemnified Party will use, and will cause its Affiliates to use, commercially reasonable efforts to make recoveries under applicable insurance policies in favor of the Purchaser and its subsidiaries (including the Company).

(ii) The indemnification provisions provided for in this ARTICLE 7 (Indemnification) will be the exclusive remedy for monetary damages in respect of any breach of any representation, warranty, covenant, or agreement contained in this Agreement other than Claims against any Person for such Person’s Fraud.

(iii) Purchaser and the Selling Securityholders agree to use, and will cause their respective Affiliates to use, good faith commercially reasonable efforts to mitigate Damages to the extent required by applicable Law; provided, however, that no Party will be required to use such efforts if they would be detrimental in any material respect to such Party.

(iv) The amount of any Damages payable pursuant to Section 7.1 (Indemnification by the Selling Securityholders) will be reduced to the extent such Damages are reflected as a current liability in the final determination of Closing Working Capital.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(v) The Parties agree that where the same set of facts qualifies under more than one provision entitling the Purchaser Indemnified Parties or the Securityholder Indemnified Parties to a claim or remedy under this Agreement, such Party shall not be entitled to recover Damages in respect of such claim or remedy more than once.

(vi) Notwithstanding anything else to the contrary in this ARTICLE 7 or otherwise in this Agreement, (A) in no event will any Tax arising from any elections by or with respect to the Company or any Subsidiary under Code Sections 336(e) or 338 with respect to any transactions contemplated by this Agreement be considered or treated as a Tax attributable to any period on or before the Closing Date for any purposes of this Agreement, and (B) the Indemnified Parties shall not be entitled to any indemnification, and none of the Selling Securityholders will have any liability or obligation with respect to any indemnification, for or with respect to any Taxes or other costs that might arise or accrue to the Company, any Subsidiary, or any other Person by reason of, or in connection with, any election by or on behalf of the Company pursuant to Code Sections 336(e) or 338 with respect to any transactions contemplated by this Agreement.

(vii) Notwithstanding anything to the contrary in this Agreement, in the event of a closing of a Qualified Transaction, (A) [***] and (B) [***].

7.5 Set-Off. Subject to the limitations of Section 7.4 (Limitations), Purchaser shall have the right to withhold [***] with respect to any (i) then-pending or (ii) resolved and unpaid indemnification Claims (including any Claims whose recoveries were previously limited due to the application of Section 7.4 (Limitations) based on a previous and lower Purchase Price) made by any of the Purchaser Indemnified Parties hereunder (i.e., Purchaser may withhold an aggregate amount from any Milestone Payments up to, but not in excess of, the amount of its claimed or determined Damages, as applicable, under any such indemnification Claims). With respect to any such pending indemnification Claim, to the extent that any such indemnification Claim is finally resolved and the amount that is finally determined to be owed to any Purchaser Indemnified Party with respect to such indemnity Claim is less than the amount of the Milestone Payment so withheld by Purchaser, then Purchaser shall promptly thereafter pay to the Selling Securityholders the amount, or portion thereof, of the applicable Milestone Payment that was withheld in excess of such amount that was finally determined to be owed to such Purchaser Indemnified Party with respect to such indemnity Claim.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

7.6 Resolution of Indemnification Disputes. If an Indemnifying Party disputes or contests the basis or amount of any Claim set forth in a Claim Notice delivered by an Indemnified Party in accordance with the provisions of ARTICLE 7 (Indemnification), the dispute will be resolved as set forth below, and not in accordance with Section 9.2 (Resolution of Conflicts; Arbitration):

(a) An Indemnifying Party may object to a Claim for indemnification set forth in a Claim Notice by delivering to the Indemnified Party seeking indemnification a written statement of objection to the Claim made in the Claim Notice (an “Objection Notice”); provided, however, that, to be effective, such Objection Notice must (i) be delivered to the Indemnified Party prior to the [***] following the receipt of the applicable Claim Notice (such deadline, the “Objection Deadline” for such Claim Notice and the Claims for indemnification contained therein) and (ii) set forth in reasonable detail the nature of the objections to the Claims in respect of which the objection is made.

(b) To the extent the Indemnifying Party does not object in writing (as provided in Section 6.5(b) (Further Assurances and Cooperation)) to the Claims contained in such Claim Notice prior to the Objection Deadline for such Claim Notice, such failure to so object shall be an irrevocable acknowledgment by the Indemnifying Party that the Indemnified Party is entitled to the full amount of the Claims for Damages set forth in such Claim Notice (and such entitlement shall be conclusively and irrefutably established) with respect to the applicable parties against the Indemnifying Party (any such Claim, an “Unobjected Claim”). Within [***] of a Claim becoming an Unobjected Claim, the Indemnifying Party shall make the applicable payment to such Indemnified Party, subject to Section 7.4 (Limitations) and Section 9.2 (Resolution of Conflicts; Arbitration).

(c) In case an Indemnifying Party timely delivers an Objection Notice in accordance with Section 7.6 (Resolution of Indemnification Disputes), the Indemnifying Party and the Indemnified Parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims. If the Indemnifying Party and the Indemnified Parties reach an agreement, a memorandum setting forth such agreement shall be prepared and signed by all applicable parties (any Claims covered by such an agreement, “Settled Claims”). Any amounts required to be paid as a result of a Settled Claim shall be paid by the Indemnifying Party to the Indemnified Parties pursuant to the Settled Claim within [***] of the applicable Claim becoming a Settled Claim, subject to Section 9.2 (Resolution of Conflicts; Arbitration).

(d) If no such agreement can be reached after good faith negotiation prior to [***] after delivery of an Objection Notice, then upon the expiration of such [***] either the Indemnifying Party or the Indemnified Parties may demand arbitration of the matter unless the amount of the Damages that is at issue is the subject of a pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted pursuant to Section 9.2 (Resolution of Conflicts; Arbitration).

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(e) Arbitration under Section 9.2 (Resolution of Conflicts; Arbitration) shall apply to any dispute among the Indemnifying Party and the Indemnified Parties under this Article 7.6 (Resolution of Indemnification Disputes).

(f) The decision of the arbitrator as to the validity and amount of any Claim in such Claim Notice shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Claims determined by arbitration as provided in this Section 7.6(f)(Resolution of Indemnification Disputes) are referred to as “Resolved Claims.” Within [***] of a decision of the arbitrator(s) requiring payment by an Indemnifying Party to an Indemnified Party, such Indemnifying Party shall make the payment to such Indemnified Party, subject to Sections 7.4 (Limitations) and 9.2 (Resolution of Conflicts; Arbitration).

7.7 Third Party Claim Procedures.

(a) If a Claim is proposed to be made by an Indemnified Party against the Indemnifying Party, the Indemnified Party will give a Claim Notice to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this ARTICLE 7 (Indemnification). The failure of any Indemnified Party to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent, and only to the extent, that the Indemnifying Party demonstrates actual damage caused by such failure.

(b) If any Person commences any action or Proceeding with respect to any matter as to which any of the Indemnified Parties intends to seek indemnification under Section 7.1 (Indemnification by the Selling Securityholders), the Indemnified Party will promptly notify the Indemnifying Party of the existence of such Claim or the commencement of such action or Proceeding (and in any event within [***] after the service of any summons or citation). The failure of any Indemnified Party to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent, and only to the extent, that the Indemnifying Party demonstrates actual damage caused by such failure. Notwithstanding the foregoing, a Claim Notice that relates to a representation or warranty that is subject to the survival period set forth in Section 7.3 (Survival) must be made within such survival period, whether or not the Indemnifying Party is prejudiced by any failure to give a Claim Notice relating thereto. A Claim Notice must describe in reasonable detail the nature of the Claim, including an estimate of the amount of Damages that have been or may be suffered or incurred by the Indemnified Party attributable to such Claim (to the extent reasonably ascertainable at such time), the basis of the Indemnified Party’s request for indemnification under this Agreement and all information in the Indemnified Party’s possession relating to such Claim.

(c) The Indemnifying Party shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of any such Claim. If there is a third party Claim that, if adversely determined, would give rise to a right of recovery for Damages hereunder, then any amounts incurred by the Indemnified Parties in defense of such third party Claim, regardless of the outcome of such Claim, shall be deemed Damages hereunder. The Indemnified Parties shall have the right in their sole discretion to conduct the defense of, and to settle, any such Claim, and the Indemnifying Party shall not be entitled to participate in any negotiation of settlement, adjustment or compromise with

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

respect to any such Claim; provided, however, that except with the consent of the Seller Representative (such consent not to be unreasonably withheld or delayed), no settlement of any such Claim with third party claimants shall be determinative of the amount of Damages relating to such matter; provided further, however, the consent of the Indemnifying Party with respect to any settlement of any such Claim shall be deemed to have been given unless the Seller Representative shall have objected within twenty (20) days after a written request for such consent by the Indemnified Party. In the event that the Seller Representative has consented to any such settlement, adjustment or compromise, the Indemnifying Party, shall have no power or authority to object under any provision of this ARTICLE 7 (Indemnification) to the amount of such settlement, adjustment or compromise constituting a payable Claim.

7.8 Remedies. Any indemnification owed by the Selling Securityholders to the Purchaser Indemnified Parties pursuant to Section 7.1 (Indemnification by the Selling Securityholders) shall be satisfied as follows: [***].

7.9 Tax Treatment of Indemnification Payments. For all purposes hereunder, any indemnification payments made pursuant to ARTICLE 7 (Indemnification) will be treated as an adjustment to the Purchase Price for all applicable Tax purposes.

7.10 Seller Representative.

(a) By virtue of the execution and delivery of this Agreement, each of the Selling Securityholders (and, prior to the Closing, the Company) shall be deemed to have agreed to appoint [***] as its representative, agent and attorney-in-fact, as the Seller Representative for and on behalf of the Selling Securityholders and Optionholders (and, prior to the Closing, the Company) for purposes of acting in the name and stead of such Selling Securityholder and Optionholders in connection with this Agreement and the Related Agreements, including (i) giving and receiving notices and communications and acting on the Selling Securityholders’ behalf hereunder for all purposes in connection with this Agreement and the Related Agreements, (ii) employing legal counsel on behalf of the Selling Securityholders, (iii) paying any legal, accounting, investment banking, or other fees and expenses incurred by the Seller Representative on the Selling Securityholders’ behalf in consummating the Transactions, (iv) authorizing payment to any

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Indemnified Party, (v) objecting to such payments, (vi) prosecuting, defending, negotiating, or settling claims arising under this Agreement, (vii) demanding arbitration and complying with orders of courts and awards of arbitrators with respect to such claims, and (viii) making, executing, acknowledging and delivering all such contracts, orders, receipts, notices, requests, instructions, certificates, letters, and other writings, and in general doing all things and taking all actions, which the Seller Representative, in its sole discretion, may consider necessary or proper in the best interests of the Selling Securityholders and Optionholders in connection with or to carry out the terms of this Agreement, as fully as if such Selling Securityholders and Optionholders were personally present and acting. Such agency may be changed by the Selling Securityholders and Optionholders from time to time upon not less than [***] prior written notice to Purchaser; provided, however, that the Seller Representative may not be removed unless Selling Securityholders and Optionholders entitled to two-thirds of the Purchase Price agree to such removal and to the identity of the substituted agent. No bond shall be required of the Seller Representative. Notices or communications to or from the Seller Representative shall constitute notice to or from the Selling Securityholders and Optionholders (and, prior to the Closing, the Company).

(b) The Seller Representative shall not be liable for any act done or omitted hereunder as the Seller Representative except in the case of willful misconduct, fraud or gross negligence by the Seller Representative. The Seller Representative will not be deemed to be a trustee or other fiduciary on behalf of any Selling Securityholder, Optionholders or any other Person, nor will the Seller Representative have any liability in the nature of a trustee or other fiduciary. The Seller Representative makes no representation or warranty as to, nor will the Seller Representative be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in or in connection with this Agreement or any other Related Agreements; (ii) the performance or observance of any of the covenants or agreements of Selling Securityholders and Optionholders under this Agreement, or any other Related Agreements; or (iii) the genuineness, legality, validity, binding effect, enforceability, value, sufficiency, effectiveness or genuineness of this Agreement, any other Related Agreements, or any other instrument or writing furnished in connection herewith or therewith. The Seller Representative will not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile or similar writing) believed by it to be genuine and to be signed or sent by the proper party or parties.

(c) The Seller Representative may perform its duties through sub-agents and attorneys-in-fact and will have no liability for any acts or omissions of any such sub-agent or attorney if selected by it with reasonable care. The Seller Representative may consult with legal counsel, independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(d) The Selling Securityholders shall indemnify the Seller Representative and hold the Seller Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Seller Representative and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. A decision, act, consent or instruction of the Seller Representative, including an amendment, extension or waiver of this Agreement, shall constitute a decision of the Selling Securityholders and Optionholders (and,

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

prior to the Closing, the Company) and shall be final, binding and conclusive upon the Selling Securityholders (and, prior to the Closing, the Company); and the Purchaser may rely upon any such decision, act, consent or instruction of the Seller Representative as being the decision, act, consent or instruction of the Selling Securityholders (and, prior to the Closing, the Company). The Purchaser is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Seller Representative.

(e) Each Selling Securityholder and Optionholder shall pay or reimburse, based on his, her or its respective Pro Rata Share, the Seller Representative, upon presentation of an invoice, for all reasonable costs and expenses of the Seller Representative (including fees and expenses of counsel to the Seller Representative) in connection with: (i) the performance and enforcement of this Agreement, any other Related Agreements and any other document delivered pursuant hereto and/or the protection or preservation of the rights of each Selling Securityholder, Optionholder and/or the Seller Representative against Purchaser, or any of their respective assets, and (ii) any amendment, modification or waiver of any of the terms of this Agreement, any other Related Agreements or any other document delivered pursuant hereto (whether or not any such amendment, modification or waiver is signed or becomes effective). Such amounts will first be paid out of the Representative Fund Amount.

(f) Each Selling Securityholder and Optionholder acknowledges that he, she or it has, independently and without reliance upon the Seller Representative or any other Selling Securityholder or Optionholder, and based on such documents and information as it has deemed appropriate, made its own legal analysis and decision to enter into this Agreement. Each Selling Securityholder and Optionholder also acknowledges that he, she or it, independently and without reliance upon the Seller Representative or any other Selling Securityholder or Optionholder, and based on such documents and information as he, she or it deems appropriate at the time, will continue to make his, her or its own decisions in taking or not taking any action under this Agreement.

(g) The Seller Representative may resign at any time by giving notice thereof to the Selling Securityholders. Upon any such resignation, a majority of the Selling Securityholders and Optionholders (based on their respective Percentage Interests) shall appoint a successor Seller Representative. If no successor Seller Representative has been appointed by Selling Securityholders and Optionholders, and has accepted such appointment, within [***] after the retiring Seller Representative gives notice of resignation, then the retiring Seller Representative, on behalf of Selling Securityholders and Optionholders, may appoint a successor Seller Representative, which may be any Selling Securityholder. Upon the acceptance of its appointment as the Seller Representative hereunder by a successor Seller Representative, such successor Seller Representative will thereupon succeed to and become vested with all the rights and duties of the retiring Seller Representative, and the retiring Seller Representative will be discharged from its duties and obligations hereunder. After the retiring Seller Representative’s resignation hereunder as the Seller Representative, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was the Seller Representative.

(h) This Section 7.10 (Seller Representative) sets forth all of the duties of the Seller Representative with respect to any and all matters pertinent hereto. No implied duties or obligations will be read into this Agreement or the Escrow Agreement against the Seller Representative. The obligations of the Seller Representative hereunder and under the Escrow Agreement are only those expressly set forth herein and therein.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

7.11 Indemnity Escrow Fund. Within [***] following the date that is [***] following the Closing, (the “Indemnity Escrow Expiration Date”), Purchaser and the Seller Representative shall provide a joint written instruction to the Escrow Agent to release to the Seller Representative the excess, if any, of (a) the amount remaining in the Indemnity Escrow Fund, less (b) the aggregate amount sufficient to satisfy any pending Claims specified in all Claim Notices tendered pursuant to and in accordance with this Agreement prior to or as of the Indemnity Escrow Expiration Date relating to Damages that a Purchaser Indemnified Party may be entitled to under Section 7.1 (Indemnification by the Selling Securityholders), to be further distributed to the Selling Securityholders in proportion with each Selling Securityholder’s Pro Rata Share. Upon the resolution of all pending claims for which a portion of the Indemnity Escrow Fund was withheld, subject to the completion of any distributions from the Indemnity Escrow Fund relating thereto, Purchaser and the Seller Representative shall provide a joint written instruction to the Escrow Agent to release to the Seller Representative any amount remaining in the Indemnity Escrow Fund to be further distributed to the Selling Securityholders in proportion with each Selling Securityholder’s Pro Rata Share.

ARTICLE 8

TERMINATION OF AGREEMENT

8.1 Termination. Except as provided in Section 8.2 (Effect of Termination), this Agreement may be terminated and the Transactions abandoned at any time prior to the Closing only:

(a) by mutual written agreement of the Company, on behalf of all of the Selling Securityholders, and Purchaser;

(b) by the Company, on behalf of the Selling Securityholders, or the Purchaser if the Closing Date shall not have occurred by the date that is [***] after the date of this Agreement (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) (Termination) shall not be available to (i) any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the End Date or (ii) the Company, on behalf of the Selling Securityholders if the Purchaser has elected to restructure the Transactions as Merger pursuant to Section 6.19 (Merger);

(c) by Purchaser or the Company if any Law shall be in effect which has the effect of making the Purchase or the Transactions illegal or otherwise prohibits or prevents consummation of the Purchase or the Transactions;

(d) by Purchaser or the Company, upon written notice to the other if any permanent order, ruling, consent, decree, judgment or injunction of a Governmental or Regulatory Authority preventing the Closing shall become final and non-appealable; provided that this right to terminate this Agreement shall not be available to any Party whose failure to fulfill any obligation under this

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Agreement has been a proximate cause of the entry of such order, ruling, consent, decree, judgment or injunction or its becoming final and non-appealable;

(e) by Purchaser if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Sections 4.2(b)(i) (Company and Selling Securityholder’s Representations and Warranties) and 4.2(b)(ii) (Company and Selling Securityholders Covenants) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Section 4.2 (Closing Conditions) for the benefit of Purchaser are incapable of being satisfied on or before the End Date; or

(f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of Purchaser contained in this Agreement such that the conditions set forth in Sections 4.2(c)(i) (Purchaser Representations and Warranties) and 4.2(c)(ii) (Purchaser Covenants) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within ten (10) calendar days after written notice thereof to Purchaser; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Section 4.2 (Closing Conditions) for the benefit of the Company are incapable of being satisfied on or before the End Date;

provided that, the exercise of any termination right pursuant to this Section 8.1 (Termination) shall require the delivery of a written notice of termination by the Party exercising its right to terminate this Agreement to the other Parties hereof. Such written notice shall specify the provision hereof pursuant to which such termination is made to the other Party.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 (Termination), this Agreement or in any certificate or other instruments delivered pursuant to this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties, or their respective Representatives, if applicable; provided, however, that each Party and each Person shall remain liable for any Fraud or willful and material breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Section 6.6 (Confidentiality), and ARTICLE 9 (Miscellaneous) and this Section 8.2 (Effect of Termination) shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE 8 (Termination of Agreement).

ARTICLE 9

MISCELLANEOUS

9.1 Governing Law and Jurisdiction. This Agreement, and all Claims, causes of action (whether in contract, tort or statute or otherwise) or other matter that may result from, arise out of, be in connection with or relating to this Agreement or any Related Agreement or the actions of the Parties

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

hereto in the negotiation, administration, performance and enforcement hereof or any Related Agreement (the “Relevant Matters”) shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, including its statutes of limitations.

9.2 Resolution of Conflicts; Arbitration.

(a) The Parties shall negotiate in good faith and use reasonable efforts to settle any Relevant Matter. Subject to Section 9.2(h) (Resolution of Conflicts; Arbitration), in the event the Parties cannot resolve such dispute, controversy or claim within a period of [***] then the matter shall be referred to designated senior executives of the Parties for resolution by the sending of a notice of dispute(s) for executive resolution. The designated senior executives shall endeavor to meet in person within [***] following transmittal of such notice of dispute. The initial designated senior executives shall be [***] on behalf of Purchaser and [***] on behalf of the Seller Representative (or his or her duly appointed successor). Each Party shall be entitled to name substitute senior executives upon written notice to the other Party. The foregoing duties may be delegated to the extent the person delegated with such duties is duly authorized to enter into the foregoing resolution without seeking any additional approval within Purchaser or the Seller Representative, as applicable.

(b) Except as expressly set forth in Section 9.2(h) (Resolution of Conflicts; Arbitration), if the Parties do not fully settle any dispute, controversy or claim referred to the senior executives of the Parties within [***] of it being referred to them, and a Party wishes to pursue the matter, then such dispute, controversy or claim (that is not an Excluded Claim (defined in Section 9.2(g) (Resolution of Conflicts; Arbitration))) shall be finally resolved by binding arbitration administered by the [***] pursuant to the [***].

(c) The arbitration shall be conducted by one (1) neutral arbitrator, whom shall have significant legal or business experience in the pharmaceutical industry, and whom shall not be a current or former employee or director, or a current significant shareholder, of either Party or any of their respective Affiliates. If the Parties are unable or fail to agree upon one (1) neutral arbitrator within [***] after initiation of arbitration, the arbitrator shall be appointed by the [***]. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

(d) Either Party may apply to the arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration.

(e) The existence, content and results of any arbitration hereunder shall be deemed the Confidential Information of both Parties.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(f) The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(g) As used in this Section 9.2 (Resolution of Conflicts; Arbitration), the term “Excluded Claim” means a dispute, controversy or claim that concerns (i) the construction, scope, validity, enforceability, inventorship or infringement, misappropriation or other violation of any Intellectual Property; or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

(h) Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement, misappropriation or other violation of any Intellectual Property, and no such claim shall be subject to arbitration pursuant to Sections 9.2(b) and 9.2(c) (Resolution of Conflicts; Arbitration). Any action brought by either Party pursuant to this Section 9.2(h) (Resolution of Conflicts; Arbitration) shall be brought exclusively in a competent court in New York, New York, and each Party expressly and irrevocably consents and submits to the jurisdiction of such courts having appropriate jurisdiction in connection with any such legal proceeding.

(i) Notwithstanding anything in this Section 9.2 (Resolution of Conflicts; Arbitration) to the contrary, each Party agrees that any dispute relating to the matters set forth in Section 2.4 (Post-Closing Adjustment) and Section 3.1 (Milestone Payments) shall be resolved pursuant to the applicable procedures set forth in Sections 2.4 (Post-Closing Adjustments) and 3.1(f) (Audits and Reporting), respectively.

9.3 Notices. All notices and other communications hereunder will be in writing and will be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the [***] when sent by overnight courier or on the [***] after being sent when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a Party as will be specified by like notice):

(1)	If to the Company, to:

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

and an additional copy (which will not constitute notice to the Company) to:

[***]

(2)	If to the Seller Representative, to:

[***]

and an additional copy (which will not constitute notice to the Seller Representative) to:

[***]

(3)	If to Purchaser to:

Pharmavant 5, Inc.

151 West 42nd St, 15th Floor

New York, NY 10036

[***]

and an additional copy (which will not constitute notice to the Company) to:

Wilson Sonsini Goodrich & Rosati, P.C.

One Market Street, Spear Tower, Suite 3300

San Francisco, California 94105

[***]

9.4 Amendments.

(a) Subject to Section 7.10 (Seller Representative), this Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the Party against whom the waiver is to be effective. Neither the failure nor any delay by any Party in exercising any right,

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law (i) no Claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the Claim or right unless in writing signed by the other Party, (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

(b) A failure or omission of any Party to insist, in any instance, upon strict performance by another Party of any term or provision of this Agreement or to exercise any of its rights hereunder will not be deemed a modification of any term or provision hereof or a waiver or relinquishment of the future performance of any such term or provision by such Party, nor will such failure or omission constitute a waiver of the right of such Party to insist upon future performance by another Party of any such term or provision or any other term or provision of this Agreement.

9.5 Entire Agreement. This Agreement, together with the Disclosure Schedules, the Related Agreements, all Exhibits and Schedules hereto and the documents, agreements, certificates and instruments referred to herein and therein, constitutes the entire agreement between the Parties hereto and with respect to the subject matter hereof and supersedes all prior representations, warranties, agreements, and understandings, oral or written, with respect to such matters and other than any written agreement of the Parties that expressly provides that it is not superseded by this Agreement.

9.6 Headings; Interpretation. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, the singular includes the plural, and the plural includes the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed to require to be taken on the next occurring Business Day. Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental or Regulatory Authority means and includes any successor statute or regulation, or successor Governmental or Regulatory Authority, as the case may be. Any reference to “U.S.” shall mean and refer to the United States.

9.7 No Assignment; Licensing; Binding Effect. This Agreement is not assignable by any Party without the prior written consent of the other Party; provided, however, for the avoidance of doubt, Purchaser may, without the Selling Securityholders’ consent, (a) at any time, sell, assign, contribute or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate, (b) subject to the requirements of Section 3.2(a) (Efforts with Respect to Development and Commercialization of Products), assign all or any part of its rights or obligations hereunder to any Person (whether or not an Affiliate of Purchaser) in connection with a merger or consolidation of Purchaser or the sale of all or substantially all of Purchaser’s business or assets and (c) grant or permit any Lien or assignment to any Person (whether or not an Affiliate of Purchaser) in

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

connection with a financing for Purchaser (or an Affiliate of Purchaser to which any rights under this Agreement have been assigned or sublicensed) from time to time, in each case of clauses (a), (b) or (c) above, without Purchaser being relieved of any of its obligations hereunder. Purchaser may grant licenses of a Product to Purchaser’s Affiliates or any Third Parties without the prior consent of the Selling Securityholders. This Agreement will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.8 Invalidity. In the event that any provision of this Agreement is declared to be void or unenforceable, the remainder of this Agreement will not be affected thereby and will remain in full force and effect to the extent feasible in the absence of the void and unenforceable declaration. The Parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly as possible the goals and purposes of the provision so held to be void or unenforceable.

9.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

9.10 Incorporation by Reference. The Disclosure Schedules, the Schedules and Exhibits and the documents referenced herein and therein constitute integral parts of this Agreement and are hereby incorporated by reference herein.

9.11 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

9.12 Specific Performance. The Parties agree that irreparable damages would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and each of the Parties will be entitled to specific performance of the terms hereof or injunctive relief, in addition to any other remedy at law or in equity that may be available under applicable Law. Except as otherwise provided herein, any and all remedies expressly conferred herein upon a Party hereto shall be deemed to be cumulative with and not exclusive of any other remedy conferred hereby, or by law or in equity upon such Party hereto, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

9.13 No Third Party Beneficiaries. Except for ARTICLE 7 (Indemnification) as provided therein, the terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties hereto to confer third party beneficiary rights upon any other Person.

9.14 Electronic/Facsimile Signature. Any facsimile or electronic signature attached hereto will be deemed to be an original and will have the same force and effect as an original signature.

9.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER.

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

9.16 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party hereto will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Related Agreements and the Transactions. Notwithstanding the foregoing, the Selling Securityholders agree to pay [***] in accordance with Section 6.12(b) (Transfer Taxes).

9.17 Privilege; Counsel. [***] has been engaged by the Company and the Selling Securityholders to represent them in connection with the transactions contemplated hereby (the “Special Engagement”), and in connection therewith, the parties hereto other than Purchaser confirm that [***] has not acted as counsel for any individual Selling Securityholder or any other Person in connection with the transactions contemplated by this Agreement. Purchaser (on its behalf and on behalf of its Affiliates) hereby agrees that: (a) in all matters relating to the Special Engagement, for all purposes, only the Selling Securityholders and the Company will be considered clients of [***], (b) all work-product and other material produced by [***] in the course of or in connection with the Special Engagement will be deemed to be attorney-client work-product (if and to the extent meeting the standards for constituting work-product under applicable Law) belonging solely to the Selling Securityholders, and not to the Company, any of its Affiliates or any other Person; (c) none of Purchaser or any of its Affiliates has, will have or will otherwise be entitled to have any right, title or authority in or to, nor any interest in, or privilege or right to access any such communications, work-product, files or other materials of [***] relating to the Special Engagement, whether or not the Closing has occurred, except as may be expressly granted by the Selling Securityholders to Purchaser or any of its Affiliates, and (d) in the event that a dispute arises after the Closing between Purchaser and/or any of its Affiliates, on the one hand, and the Selling Securityholders and/or any of their Affiliates, on the other hand, [***] may represent the Selling Securityholders in such dispute even though the interests of the Selling Securityholders may be directly adverse to Purchaser, the Company or any of their Affiliates, and Purchaser hereby waives any conflict in connection therewith. Purchaser (on its behalf and on behalf of its Affiliates) further agrees that, notwithstanding anything in this Agreement to the contrary, as to all communications prior to or on the Closing Date among [***], the Selling Securityholders, and the Company (including any of their respective Representatives) that relate in any way to this Agreement, the other Related Agreements or the transactions contemplated hereby or thereby, or the negotiation of the same, the attorney-client privilege and the expectation of client confidence belongs to the Selling Securityholders and shall be controlled by the Selling Securityholders and shall not pass to or be claimed by Purchaser, the Company or any of their Affiliates after the Closing. Notwithstanding the foregoing, in the event that a dispute arises after the Closing between Purchaser, the Company or any of their Affiliates and a third Person other than a Party to this Agreement, the Company may assert the attorney-client privilege to prevent disclosure of confidential communications by [***] to such third Person; provided, however, that the Company may not waive such privilege without the prior written consent of the Seller Representative (such consent not to be unreasonably withheld, conditioned or delayed).

[Signature Page to Follow]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this Agreement to be duly executed and delivered as of the day and year first herein above written.

COMPANY:

Oncopia Therapeutics, Inc.

By:	[***]
Print Name:	[***]
Title:	[***]

[Signature Page to Stock Purchase Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this Agreement to be duly executed and delivered as of the day and year first herein above written.

PURCHASER:

Pharmavant 5, Inc.

By:	[***]
Print Name:	[***]
Title:	[***]

[Signature Page to Stock Purchase Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SELLING SECURITYHOLDERS:

[***]
[***]

[***]

[Signature Page to Stock Purchase Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because Roivant Sciences Ltd. (the “Company”) has determined that the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SELLING SECURITYHOLDERS:

[***]

[***]
[***]

[Signature Page to Stock Purchase Agreement]